As filed with the Securities and Exchange Commission on March 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FEMTO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

British Columbia	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7000 Akko Road Kiryat Motzkin Israel	Puglisi & Associates 850 Library Ave., Suite 204 Newark, Delaware 19711 Telephone: (302) 738-6680
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Louis A. Brilleman, Esq. 1140 Avenue of the Americas, 9th Floor New York, NY 10036 Tel: (212) 537-5852	Kari Richardson, Esq. Owen Bird Law Corporation 2900 – 733 Seymour St., P.O.B 1, Vancouver, B.C. V6B 0S6 Canada Tel: (604) 688-0401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH 12, 2025

FEMTO TECHNOLOGIES INC.

233,352,911 Common Shares

This prospectus relates to the offer and sale from time to time, on a resale basis, by the selling shareholders identified herein or their permitted transferees, of up to an aggregate of 233,352,911 shares of our common shares stock, no par value (as known under British Columbia corporation law as Subordinate Voting Shares, herein, the “Common Shares,” or the “Subordinate Voting Shares”), consisting of: (i) 2,065,120 Common Shares (ii) 2,011,616 Common Shares issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”), a maximum of 27,960,512 Common Shares issuable upon exercise of Series A Warrants (the Series A Warrants”), and (iii) a maximum of 201,315,663 Common Shares issuable upon exercise of Series B Warrants (the “Series B Warrants,” together with the Pre-Funded Warrants and the Series A Warrants, the “Warrants”). We refer to the Common Shares including the Common Shares underlying the Warrants being registered herein as the “Registered Securities.”

We are not offering any Common Shares for sale by us under this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of the Common Shares. However, upon cash exercise of the Warrants, we will receive the exercise price.

The securities registered for resale by the selling shareholders in the registration statement of which this prospectus forms a part represent almost 80 times the total number of Common Shares outstanding on the date hereof, assuming (i) the exercise of all Pre-Funded Warrants, the Series A Warrants and the Series B Warrants and (ii) adjustment and/or reset of the exercise price of the Series A Warrants and Series B Warrants to the floor price of $0.76, as provided in the Series A Warrants and the Series B Warrants. Given the substantial number of Common Shares being registered for potential resale by selling shareholders pursuant to this prospectus, whether as a result of substantial sales of our Common Shares by the selling shareholders or the perception in the market that holders of a large number of shares intend to sell their shares, the market price of shares of our Common Shares could decline significantly and the volatility of the market price of our Common Shares could increase significantly. Sales of a substantial number of Common shares in the public market could occur at any time. Sales of our Common Shares by the selling shareholders, or the perception that such sales may occur, may also cause the market price of our Common Shares to drop significantly even if our business is doing well. See “Risk Factors.”

Following the effectiveness of the registration statement of which this prospectus forms a part, the selling shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of the Registered Securities on any stock exchange, market, or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. For more information, see “Plan of Distribution.”

Our Common Shares are listed for trading on the Nasdaq Capital Market under the symbol “FMTO.” On March 11, 2025, the last reported sale price of our Common Shares on the Nasdaq Capital Market was $3.17 per Common Share.

We are both an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (or the JOBS Act), and a “foreign private issuer,” as defined under the U.S. federal securities law and are subject to reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company and Foreign Private Issuer” for additional information.

These securities are not qualified for sale in Canada and may not be offered and sold in Canada, directly or indirectly, on behalf of the Company.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission (or the SEC) nor the Canadian Securities Exchange, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2025.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We are offering to sell our securities, and seeking offers to buy our securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For purposes of Canadian law only, the purchase of the securities offered hereunder will be deemed to constitute a representation and warranty that the purchaser is purchasing the securities with investment intent and not with a view to distribution in Canada.

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In this prospectus, “we,” “us,” “our,” the “Company” and “Femto” refer to Femto Tecnologies Inc.

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information.

Our reporting currency and functional currency is the Canadian Dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “CAD” or “CAD$” are to Canadian Dollars. Our financial statements are denominated in CAD and presented in CAD. Amounts denominated in United States Dollars are stated as “$”, “USD” or “US$”.

The following table sets forth the average rate of exchange for the United States dollar, expressed in Canadian dollars in for the periods indicated, based on the noon rate of exchange as reported by the Bank of Canada for conversion of United States dollars into Canadian dollars.

On December 31, 2024, the exchange rate was US$1.00 = CAD$1.4389.

Canada Dollar per U.S. Dollar Noon Buying Rate

Year Ended	Average
December 31, 2024	1.3698
December 31, 2023	1.3497
December 31, 2022	1.3013
December 31, 2021	1.2535
December 31, 2020	1.3269

Most recent six months	Average
February 28, 2025	1.4301
January 31, 2025	1.4390
December 31, 2024	1.4240
November 30, 2024	1.3975
October 31, 2024	1.3755
September 30, 2024	1.3546

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our Subordinate Voting Shares, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus. Unless the context otherwise requires, references in this prospectus to the “company,” “Femto,” “we,” “us,” “our” and other similar designations refer to Femto Technologies Inc.

Business Overview

The Company through its subsidiaries (i) develops the Sensera (formerly EZ-G) device, a unique, patent-pending device that, combined with proprietary software, regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organs, and (ii) develops, markets and sells a proprietary client relationship management, or CRM, software known as “Benefit CRM”.

All of the Company’s business operations are currently located in Israel. All of its revenues are generated in that country.

Sensera Business

On September 22, 2022, the Company completed its acquisition of Israeli based Zigi Carmel Initiatives & Investments Ltd. through Zigi Carmel we own the Sensera device, a unique, patent-pending device that, combined with proprietary AI software, regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organs. According to research conducted across the globe, treatment with low-concentration CBD oils can relieve candida, dryness, scars, and many other female health issues (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC7924206). Numerous studies have shown CBD interacts with the endocannabinoid system, a master regulatory system with receptors all around the body. By activating these receptors, CBD may have health benefits that may help having sex more approachable and pleasurable by reducing stress, enhancing one’s mood, promoting body comfort, and treating vaginal issues.

CRM Software Business

BYND—Beyond Solutions Ltd. (Israel), our wholly owned subsidiary (“BYND Israel”), has developed the Benefit CRM Software. The Benefit CRM Software enables small and medium-sized businesses to optimize their day-to-day activities such as sales management, personnel management, marketing, call center activities and asset management. The Benefit CRM Software streamlines the business operations of BYND Israel’s clients, enabling them to devote most of their efforts and attention to business development aimed at ensuring the future of their respective organizations. Currently, BYND Israel is the Company’s only revenue generating business.

Medical Cannabis Business

BYND Israel’s original goal was to leverage the construction and operation of the Cannabis Farm to assist in the development of its New Cannabis CRM Platform, a new CRM software platform designed to serve the unique needs of the medical cannabis sector.

The Company’s board of directors took the decision to suspend activities related to construction of the cannabis growing facility. This decision was taken in light of management’s observation of significant negative changes in the medical cannabis market around the world, and particularly in Israel, that have taken place since the time the Company was established, in addition to the lack of funds for the required budget for the construction of the facility, and in light of the ongoing war involving the State of Israel and the proximity of the area designated for cultivation to the border with Gaza. The Company’s board of directors reconsidered the suspension in July 2024 and decided to extend the suspension at least until April 2025.

Our Strategy

Our objective is to become a strong player in the technology field of the female wellness world, the Company intends to focus on sales of the Sensera device and work to further pursue business opportunities in the world of FemTech.

To this end, the Company intends to focus in the coming years on the development of additional products for the female wellness world, both at the level of technology and at the level of materials, some of which we expect will be CBD-based.

Following this new strategy the Company has changed its name to Femto Technologies, Inc.

Femto, a pioneer in women’s care technology innovation, is committed to advancing women’s wellness and lifestyle, leveraging its proprietary “Smart Release Technology,” or SRT, and core ability to innovate data-driven products to spearhead the development of smart products in the sectors of intimacy, sports, hair, and cosmetics.

The Company’s flagship intimacy product, equipped with SRT technology, an app, and machine learning personalized abilities, is now ready.

Recent Developments

February 2025 Private Placement

On February 28, 2025, the Company completed the transactions contemplated under a securities purchase agreement (the “Purchase Agreement”) with institutional investors for the purchase and sale of approximately $17 million of Common Shares and pre-funded and investor warrants at a price of $4.17 per Common Unit.

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The offering (the “Private Placement”) consisted of the sale of Common Units (or Pre-Funded Units), each consisting of (i) one Common Share or Pre-Funded Warrant, (ii) one Series A Warrant to purchase one Common Share per warrant (the “Series A Warrants”) and (iii) one Series B Warrant to purchase one Common Share per warrant (the “Series B Warrants”). The offering price per Common Unit was $4.17 (or $4.16999 for each Pre-Funded Unit, which is equal to the offering price per Common Unit sold in the offering minus an exercise price of $0.00001 per Pre-Funded Warrant). The Pre-Funded Warrants are immediately exercisable. The initial exercise price of each Series A Warrant is $5.21 per Common Share. The Series A Warrants are exercisable immediately and expire 60 months after the Release Date (as defined in the Purchase Agreement) and may be exercised on a cashless basis if there is not then an effective registration covering the resale of the Common Shares underlying the Series A Warrants. The number of securities issuable under the Series A Warrant is subject to adjustment as described in the Series A Warrant. The initial exercise price of each Series B Warrant is $12.51 per Common Share. They also include an alternative cashless exercise option, allowing the holder to exercise the Series B Warrant at any time and receive three Common Shares for each Common Share then underlying the Series B Warrant without additional consideration. The Series B Warrants are exercisable immediately and expire 30 months after the Release Date. The number of securities issuable under the Series B Warrant is subject to adjustment as described in the Series B Warrant. See “Description of Share Capital—Description of Warrants” for a more detailed description of the terms of the Warrants.

The registration statement of which this prospectus forms a part, is being filed pursuant to the terms of a registration rights agreement to permit the resale without restriction of the Common Shares issued or to be issued upon exercise of the Warrants sold in the Private Placement.

On February 26, 2025, the Company also entered into a placement agent agreement (the “Placement Agreement”) with Aegis Capital Corp. (“Aegis”), pursuant to which the Company engaged Aegis to act as its sole placement agent in connection with the offering. Pursuant to the terms of the Placement Agreement, Aegis agreed to use its best efforts to arrange for the sale of the securities in the offering. As compensation to the placement agent, the Company paid the placement agent placement commission equal to 15.0% of the aggregate gross proceeds from the offering. Aegis will also receive a fee of 10.0% of the proceeds from the cash exercise of any warrants currently outstanding or issued in the Placement, payable on exercise. In addition, the Company agreed to reimburse Aegis for certain out-of-pocket expenses, including reasonable legal fees and disbursements for its counsel.

Exchange Agreement

Also, on February 26, 2025, the Company entered into an exchange agreement (the “Exchange Agreement”) with certain holders of tranches of warrants to purchase Common Shares previously issued by the Company in March 2024 and December 2023 (collectively, the “Old Warrants”). Under the Exchange Agreement, such holders agreed to exchange with the Company some of the outstanding Old Warrants for 2,503,726 new warrants (the “Exchange Warrants”) to purchase Common Shares, substantially similar to the Series B Warrants issued in the Private Placement. If the exercise price of the Exchange Warrants are adjusted to the floor of $0.76, up to 123,142,329 Common Shares would be issuance upon the exercise of the Exchange Warrants. As a result of the Exchange Agreement, Old Warrants that were exchanged were cancelled as of that date.

Issuance of Enhanced Voting Preference Shares

On September 20, 2024, the Company issued 75,000 Enhanced Voting Preference Shares (4,412 Enhanced Voting Preference Shares post reverse split) (the “Preference Shares”) to its Chief Executive Officer. The Preference Shares carry 50 votes per share but are without dividend rights. The Preference Shares expire automatically and revert back to the Company upon the earlier to occur of (i) the third anniversary of the date of issuance of the Preference Shares, or (ii) the Chief Executive Officer ceasing to hold office.

The creation and issuance of the Preference Shares had been approved by the Company’s shareholders at a duly called meeting on August 1, 2024.

Reverse Stock Split

On August 26, 2024, the Company effected a 1-for-17 reverse stock split of its outstanding Common Shares.

Corporate Name Change

Effective July 22, 2024, the Company changed its name to Femto Technologies Inc.

Release Agreement

On May 27, 2024, pursuant to an Agreement Dated May 27, 2024, the Company issued 450,000 Subordinate Voting Shares (26,471 Subordinate Voting Shares post reverse split) (valued at US$400,500) as a guarantee to the co-owner of a farm following the Company’s decision to suspend the construction of a cannabis farm on that property. Under the Agreement, the shares are to be held in escrow by the Company until the earlier of (a) the third anniversary of the Settlement Agreement, or (b) the date on which the Company’s board of directors resolves not to construct the cannabis farm. The number of shares to be released is subject to adjustment in the event that the market price of the Company’s Subordinate Voting Share is lower than US$15.13 per share on the date of release.

Reverse Stock Split

On March 22, 2024, the Company effected a 1-for-190 reverse stock split of its outstanding Common Shares.

March 2024 Public Offering

On March 14, 2024, the Company closed a firm commitment underwritten U.S. public offering with gross proceeds to the Company of approximately US$7,000,000, before deducting underwriting discounts and other estimated expenses payable by the Company. The base offering consisted of (a) 16,166,667 Common Shares (or 85,088 common shares post reverse split), (b) 100,500,000 pre-funded warrants (or 528,947 post reverse split), (c) 16,166,667 (or 85,088 post reverse split) A warrants to purchase one common share (the “March 2024 A Warrants”) at US$0.09 per common share (US$17.1 on a post-split basis), and (d) 32,333,334 (or 170,176 post reverse split) B warrants to purchase one common share (the “March 2024 B Warrants”) at US$0.102 per common share (US$19.38 on a post-split basis). All pre-funded warrants were exercised. To date, 3,593,170 March 2024 A Warrants (on a post-split basis) have been exercised on a cashless basis. 15,000 March 2024 B Warrants have been exercised at an exercise price of $US1.3643 per common share. As a result, as of the date hereof, March 2024 A Warrants to purchase all but 5,084 Common Shares and March 2024 B Warrants to purchase all but 10,828 Common Shares were either exercised or exchanged under the terms of the Exchange Agreement.

Voluntary Delisting in Canada

As of the close of trading on March 14, 2024, the Subordinate Voting Shares were voluntarily delisted from the Canadian Securities Exchange (“CSE”). The delisting from the CSE will not affect the Company’s listing on the NASDAQ Capital Market (the “NASDAQ”).

December 2023 Financing

On December 21, 2023, the Company completed the sale to an institutional investor of 2,884,616 units. Each unit consisted of one Common Share and one five-year Warrant to purchase one Common Share at an exercise price of $0.52. The public offering price per Common Unit was $0.52. Aggregate gross proceeds to the Company were approximately $1.5 million.

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Corporate Information

We were organized pursuant to the Amalgamation Transaction, on March 29, 2021 under the laws of British Columbia pursuant to the Business Corporations Act (British Columbia) under the name “BYND Cannasoft Enterprises Inc.”. On July 22, 2024, the Company’s name has been changed to Femto Technologies Inc.

The head office of the Company is located at 2264E 11th Avenue, Vancouver, BC V5N1Z6. The Company’s registered office is located at 733 Seymour Street, Suite 2900, Vancouver, BC V6B 0S6.

Organizational Chart

Summary of Risks Associated with our Business

Our business is subject to a number of risks of which you should be aware before a decision to invest in our Subordinate Voting Shares. You should carefully consider all the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the sections titled “Risk Factors” before deciding whether to invest in our Subordinate Voting Shares. Among these important risks are, but not limited to, the following:

Risks Related to the Current War between Israel and Hamas

●	Our executive offices and research and development facilities as well as most of our officers, directors and employees, are located in Israel. Following the October 7, 2023, Hamas terrorist attack, Israel has been at war with Hamas. A prolonged war could result in disruptions in our operations.

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As a result of the continuing war status that broke out in the Gaza Strip and the difficult security situation in northern Israel, the timetables of the Company’s various projects have been significantly delayed, due to reserve recruitment of employees, consultants and key employees of service providers, various shutdowns in the Israeli economy, a significant delay in shipments from Israel abroad and from abroad to Israel, the cessation of activity of various government institutions for many months. We also decided to suspend the construction of the planned medical cannabis farm due, in part, to the proximity of the area designated for cultivation to the Gaza Strip. The Company does not know how long the delays will continue and whether it will be possible to return to full regular activity. The Company cautiously assesses that if there is no further deterioration in the security situation, it will be possible to return to full operations and launch the product in the second quarter of 2025. Therefore, there will be a significant delay in generating cash flow and income from the Company’s operations in 2025.

Risks Related to Trading in the Subordinate Voting Shares

●	We issued to our Chief Executive Officer Enhanced Voting Preference Shares (the “Preference Shares”) that allow him to vote the Preference Shares on a fifty for one basis, representing approximately 34% of the Company’s voting interests at the time of issuance. We are also in the process of amending the terms of the Preference Shares to include anti-dilution provision that will maintain the 34% voting control for the life of the Preference Shares. Therefore, he has the ability to exercise substantial control over all corporate actions requiring shareholder approval, irrespective of how our other shareholders may vote.

●	During our recent Private Placement, the Company issued 4,076,736 Units, each consisting of one Common Share, one Series A Warrant to purchase one Common Share and one Series B Warrants to purchase one Common Share. The Warrants include anti-dilution provisions, cashless exercise rights, alternative cashless exercise options and exercise price adjustments based on the market price of the Common Shares and as a result of certain corporate actions. As a result, issued and outstanding Common Shares are subject to significant dilution.

●	There are risks associated with the potential dilution of our Subordinate Voting Shares.

●	The market price of our Subordinate Voting Shares may be volatile, which could result in substantial losses for investors

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us or our business, our trading price and volume could decline.

Risks Related to our Sensera Device Business

●	We have never generated any revenue from product sales and this part of our business may never be profitable.

●	Our Sensera Device may contain errors or defects, which could result in damage to our reputation, lost revenues, diverted development resources and increased service costs, warranty claims and litigation.

●	The complex nature of the Sensera Device increases the likelihood that our products will contain defects.

●	Our Sensera Device contains potentially controlled substances, the use of which may generate public controversy.

Risks Related to the Company’s CRM Software Businesses

●	BYND Israel is dependent on a single client for the majority of its current revenues and any changes to that relationship could have a significant impact on current revenues.

●	Defects or disruptions affecting the New CRM Platform services could diminish demand for these services and subject BYND Israel to substantial liability.

●	Interruptions or delays in service from BYND Israel’s third-party data center hosting facilities could impair the delivery of its services and harm its business.

●	We may in the future be sued by third parties for alleged infringement of their proprietary rights.

●	The market for our technology delivery model and enterprise cloud computing application services is immature and volatile, and if it develops more slowly than we expect, our business could be harmed.

●	Our efforts to expand our Benefits CRM Software business to our New CRM Platform, which is cloud-based may not succeed and may reduce our revenue growth rate.

●	Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

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Risks Related to our Proposed Cannabis Business

The following are some of the risks that are applicable only if we decide to construct a Cannabis Farm:

●	The transfer of the cultivation farm license from Dalia Bzizinsky to BYBY is dependent on the MCU’s approval which in turn is contingent on the approval of the Ministry of Agriculture to allow a change in land designation.

●	Our cannabis business will be dependent on receiving the final license to engage with medical cannabis business and obtaining certain licenses and certain GSP and GAP certifications (the “Good Practice Certifications”), which may prevent us from being able to carry on or expand our operations if these are not obtained or maintained.

●	We must raise additional capital before we can begin construction of the Cannabis Farm and Indoor Cannabis Growing Facility.

●	We face risks inherent in an agricultural business, and an inability to grow crops successfully will interrupt our business activities.

●	We are subject to environmental, health and safety regulations and risks, which may subject us to liability under environmental laws.

●	Unfavorable publicity or unfavorable consumer perception of us or cannabis generally may constrain our sales and revenue.

●	If any of the products that we produce or intend to produce are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall.

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The following risks are applicable to the proposed contactless business license:

●	The contactless business license expired on February 5, 2024 and its extension is contingent on the MCU’s approval.

●	We must rely on medical cannabis growers to produce the merchandise we want to sell and broker.

●	We face risks inherent in an agricultural business, and an inability to grow crops successfully by our suppliers will interrupt our business activities.

●	We will be relying on the quality of the product that our suppliers will produce.

●	We rely on key components of our production and distribution process, such as energy and third-party producers and distributors, and a disruption in the availability of those key components, or in increase in their cost, could adversely impact our business.

●	Manufacturing difficulties, disruptions or delays could limit supply of our products and limit our product sales. Producing cannabis products is difficult, complex and highly regulated.

●	We are subject to environmental, health and safety regulations and risks, which may subject us to liability under environmental laws.

●	Unfavorable publicity or unfavorable consumer perception of us or cannabis generally may constrain our sales and revenue.

●	We may not be able to obtain insurance coverage for all of the risks we face, exposing us to potential uninsured liabilities.

●	The contactless business is regulated, and we will be operating under the regulation, any changes in regulation might affect our business.

●	The current war situation in Israel might impact the ability of the medical cannabis growers we work with to produce the products we need.

●	Cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change.

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Risks Related to Our Subsidiaries’ Status as Israeli Companies

●	All of our material operations are located in Israel and, therefore, our business and operations may be adversely affected by political, economic and military conditions in Israel.

●	Strikes and work stoppages in Israel and the obligations of our personnel to perform military service may prevent us from continuing our research, development, growing and marketing activities.

●	Service of process upon and enforcing a Canadian or U.S. judgment against us and our current executive officers and directors, or asserting Canadian or U.S. securities law claims in Israel, may be difficult.

Risks Related to Management and Personnel

●	We rely on our management and need additional key personnel to grow our business, and the loss of key employees or inability to hire key personnel could harm our business.

●	Our senior management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business and will increase our expenses.

●	We may become subject to liability arising from any fraudulent or illegal activity by our employees, contractors and consultants.

Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

Emerging Growth Company

As a company with less than US $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. In particular, as an emerging growth company, we:

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	will not be required to conduct an evaluation of our internal control over financial reporting;

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (1) the last day of the fiscal year in which we have total annual gross revenues of US$1.235 billion or more; (2) the date on which we have issued more than US$1.0 billion in nonconvertible debt during the previous three years; or (3) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. We may choose to take advantage of some but not all of these reduced burdens, and therefore the information that we provide holders of our Subordinate Voting Shares may be different than the information you might receive from other public companies in which you hold equity. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult. In addition, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

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Foreign Private Issuer

We are reporting under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

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THE OFFERING

Common Shares currently issued and outstanding	2,926,526 Common Shares*

Common Shares offered by Selling Shareholders**	233,352,911, consisting of Common Shares issued or issuable upon exercise of the Warrants, as follows:

● 2,065,120 Common Shares;

● 2,011,616 Common Shares issuable upon exercise of Pre-Funded Warrants;

● a maximum of 27,960,512 Common Shares issuable upon exercise of Series A Warrants (assuming exercise of the maximum number of Common Shares underlying the Series A Warrants); and

● A maximum of 201,315,663 Common Shares issuable upon exercise of Series B Warrants (assuming exercise of the maximum number of Common Shares underlying the Series B Warrants).

Common Shares outstanding after the Offering	236,279,437, assuming exercise of all Warrants

Jurisdiction	The securities are being offered for sale in the United States only. The securities will not be qualified for sale in Canada.

Use of proceeds	We will not receive any proceeds from the sale of shares of our Common Shares by the selling shareholders. However, we will receive the exercise price of any of the Warrants. Any such proceeds will be used for working capital and general corporate purposes.

Nasdaq Capital Market symbol:	“FMTO”

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 10 of this prospectus for a discussion of factors to consider carefully before deciding to invest in the Common Shares.

●	The number of Common Shares does not include:
2,011,616 Common Shares issuable upon exercise of Pre-Funded Warrants;
4,076,736 Common Shares issuable upon exercise of Series A Warrants;
12,230,208 Common Shares issuable upon exercise of Series B Warrants
46 Common Shares issuable upon exercise of outstanding stock options;
123,142,329 Common Shares issuable upon exercise of the Exchange Warrants (assuming exercise of the maximum number of Common Shares underlying the Exchange Warrants);
5,084 Common Shares issuable upon exercise of the March 2024 A Warrants
10,828 Common Shares issuable upon exercise of the March 2024 B Warrants; and
7,710 Common Shares issuable upon exercise of RSUs
See “Description of Share Capital” for additional information.

**	Throughout this prospectus, when we refer to the Common Shares being registered on behalf of the selling shareholder for resale, we are referring to the Common Shares issuable to the selling shareholders in connection with the Private Placement, upon exercise of the Warrants. When we refer to the selling shareholders in this prospectus, we are referring to the selling shareholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified, if required, in a post-effective amendment to the registration statement of which this prospectus is a part.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following information represents selected financial information for our company for the years ended December 31, 2023, December 31, 2022, and December 31, 2021, from our audited consolidated financial statements. The summarized financial information presented below is derived from and should be read in conjunction with our consolidated financial statements, including the notes to those consolidated financial statements which are included elsewhere in this prospectus beginning on page F-1 of this prospectus.

The financial information is presented on the basis of International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Consolidated Statements of Loss and Comprehensive Loss

	Year ended December 31, 2023		Year ended December 31, 2022		Year ended December 31, 2021
Total Revenues	C$	1,076,861	C$	1,123,072	C$	1,217,459

Net loss	C$	(18,495,121)	C$	(1,664,684)	C$	(4,878,738)
Basic and diluted loss per share	C$	(91.20)	C$	(9.88)	C$	(41.42)
Weighted average shares		204,054		167,716		117,540

Consolidated Statements of Financial Position

	FYE 2023		FYE 2022
Total assets	C$	36,801,368	C$	49,903,208
Net Assets	C$	34,826,225	C$	49,270,699
Share capital	C$	59,367,042	C$	54,806,522
Deficit accumulated	C$	(25,312,169)	C$	(6,817,048)

Consolidated Statements of Loss and Comprehensive Loss

	Nine months ended September 30, 2024		Nine months ended September 30, 2023
Total Revenues	C$	816,533	C$	873,740

Net loss	C$	(35,958,412)	C$	(3,327,542)
Basic and diluted loss per share	C$	(88.58)	C$	(280.17)
Weighted average shares		405,891		11,877

Consolidated Statements of Financial Position

	September 30, 2024
Total assets	C$	33,997,632
Net Assets	C$	2,929,852
Share capital	C$	63,478,612
Deficit accumulated	C$	(60,628,662)

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RISK FACTORS

Investing in our Subordinate Voting Shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below, in addition to the other information set forth in this prospectus, including the consolidated financial statements and the related notes included elsewhere in this prospectus, before purchasing our Subordinate Voting Shares. If any of the following risks actually occurs, our business, financial condition, cash flows and results of operations could be negatively impacted. In that case, the trading price of our Subordinate Voting Shares would likely decline and you might lose all or part of your investment.

Risks Related to the Israel-Hamas War

Our operations are conducted in Israel. Conditions in Israel, including the recent attack by Hamas and other terrorist organizations and Israel’s war against them, may affect our operations.

Our headquarters and operations are located in the State of Israel. In addition, our key employees and officers, including our chief executive officer, are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business.

Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners, or a significant downturn in the economic or financial condition of Israel, could affect adversely our operations. Ongoing and revived hostilities or other Israeli political or economic factors could harm our operations, product development and results of operations.

On October 7, 2023, an unprecedented attack was launched against Israel by terrorists from the Hamas terrorist organization that infiltrated Israel’s southern border from the Gaza Strip and in other areas within the state of Israel attacking civilians and military targets while simultaneously launching massive rocket attacks on the Israeli population. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. In response, the Security Cabinet of the State of Israel declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. To date, the State of Israel continues to be at war with Hamas.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation, and we have not experienced disruptions in our operations or facilities. However, at this time, it is not possible to predict the intensity or duration of the war, nor can we predict how this war will ultimately affect Israel’s economy in general and we continue to monitor the situation closely and examine the potential disruptions that could adversely affect our operations.

In connection with the Israeli security cabinet’s declaration of war against Hamas and possible hostilities with other organizations, several hundred thousand Israeli military reservists were drafted to perform immediate military service. While none of our employees in Israel have been called to active military duty, we rely on service providers located in Israel and have entered into certain agreements with Israeli counterparties. Employees of such service providers or contractual counterparties may be called for service in the current or future wars or other armed conflicts with Hamas and such persons may be absent from their positions for a period of time.

Following the attack by Hamas on Israel’s southern border, Hezbollah, a terrorist organization in Lebanon has also launched missile, rocket, and shooting attacks against Israeli military sites, troops, and Israeli towns in northern Israel. In response to these attacks, the Israeli army has carried out a number of targeted strikes on sites belonging to Hezbollah in southern Lebanon. It is possible that other terrorist organizations, including Palestinian military organizations in the West Bank, as well as other hostile countries, such as Iran, will join the hostilities. Such hostilities may include terror and missile attacks. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. Our insurance policies do not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies, whether as a result of hostilities in the region or otherwise. In addition, there have been increased efforts by activists to cause companies, research institutions and consumers to boycott Israeli goods and cooperation with Israeli-related entities based on Israeli government policies. Such actions, particularly if they become more widespread, may adversely impact our ability to cooperate with third parties. Any hostilities involving Israel, any interruption or curtailment of trade or scientific cooperation between Israel and its present partners, or a significant downturn in the economic or financial condition of Israel could adversely affect our business, financial condition and results of operations. We may also be targeted by cyber terrorists specifically because we may be perceived as an Israeli-related company.

Due to the continuing war status that broke out in the Gaza Strip and the difficult security situation in northern Israel, the timetables of the Company’s various projects have been significantly delayed, due to reserve recruitment of employees, consultants and key employees of service providers, various shutdowns in the Israeli economy, a significant delay in shipments from Israel abroad and from abroad to Israel, the cessation of activity of various government institutions for many months. It was also decided to suspend the construction of the planned medical cannabis farm due, in part, to the proximity of the area designated for cultivation to the Gaza Strip.

The Company does not know how long the delays will continue and whether it will be possible to return to full regular activity, and therefore, there has been a delay in the timetables for the development and production of the Sensera Device.

The Company anticipates that if there is no further deterioration in the security situation, it will be possible to return to full operations and launch the product in the second quarter of 2025. In light of all of the above, there will be a significant delay in generating cash flow and income from the Company’s operations in 2025.

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Risks Related to our Sensera Device Business

We have never generated any revenue from Sensera Device sales and may never be profitable.

We have never generated any revenue from the Sensera Device sales. Our ability to generate revenue and achieve profitability depends on our ability, alone or with strategic collaboration partners, to successfully complete the development of, and obtain the regulatory and marketing approvals necessary to commercialize, the Sensera Device. We do not anticipate generating revenue from product sales for at least the next three months.

The Sensera device may contain errors or defects, which could result in damage to our reputation, lost revenues, diverted development resources and increased service costs, warranty claims and litigation.

The Sensera Device is complex and must meet stringent requirements. We expect to warrant that our products will be free of defect. We must develop our products, including the software associated with these products, quickly to stay ahead of potentially competing products. Products as sophisticated as ours could contain undetected errors or defects, especially when first introduced or when new models or versions are released. In general, our products may not be free from errors or defects after commercial shipments have begun, which could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs and warranty claims which could harm our business, results of operations and financial condition.

The complex nature of the Sensera Device increases the likelihood that our products will contain defects.

The Sensera Device is complex and may contain defects when first introduced into the market and as new versions are released. Delivery of products with manufacturing defects or reliability or quality problems could significantly delay or hinder market acceptance of our products, which in turn could damage our reputation and adversely affect our ability to retain our existing customers and to attract new customers. Correcting these production problems may require us to expend significant amounts of capital and other resources. We cannot give you any guarantee that our products will be free from errors or defects after we start commercial production. If there are product errors or defects, this will result in additional development costs, loss of or delays in market acceptance of the Sensera Device, diversion of technical and other resources from our other development efforts, increased product repair or replacement costs, or the loss of credibility with our current and prospective customers, which may have a negative impact upon our financial performance or status as a going concern.

Risks Related to the Company’s CRM Software Businesses

BYND Israel is dependent on a single client for the majority of our current revenues and any changes to that relationship could have a significant impact on current revenues.

For the year ended December 31, 2023, over 82% of BYND Israel’s revenue was derived from one major customer, Harel Insurance Company Ltd. Any changes to that relationship could have a significant impact on BYND Israel’s current revenues.

Defects or disruptions affecting the New CRM Platform services could diminish demand for these services and subject BYND Israel to substantial liability.

The New CRM Platform may contain errors or defects that end users identify after they begin using these platforms and that could result in unanticipated downtime for our subscribers, and harm BYND Israel’s reputation and its business. In addition, users may use the platforms in unanticipated ways that may cause a disruption in service for other customers attempting to access their data. Since customers may use these platforms for important aspects of their business, any errors, defects, disruptions in service or other performance problems with the platforms could hurt BYND Israel’s reputation and may damage its customers’ businesses. If that occurs, customers could elect not to renew, or delay or withhold payment for using the platforms In addition BYND Israel could lose future sales and existing customers may make warranty claims against BYND Israel, which could result in an increase in provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Interruptions or delays in service from BYND Israel’s third-party data center hosting facilities could impair the delivery of its services and harm its business.

Both the New CRM Platform will utilize third-party data center hosting facilities. Any damage to, or failure of, these third-party systems generally could result in service interruptions. Such interruptions may result in reduced or lost revenues or having to issue credits or pay penalties, may cause users of the platforms to terminate subscriptions, may adversely affect renewal rates and may impact our ability to attract new users. BYND Israel’s business reputation may also be harmed if users or potential customers perceive that the platforms are unreliable.

Although BYND Israel intends to have robust disaster recovery arrangements in place, including the use of third parties to host back-ups of its software and customer data, BYND Israel will not control the operation of any of these facilities, and they are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events. Such facilities may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. Despite precautions taken at these facilities, the occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in service. Even with the disaster recovery arrangements, BYND Israel’s services could be interrupted.

If security measures are breached and unauthorized access is obtained to a customer’s data or to BYND Israel’s data, its services may be perceived as not being secure, customers may curtail or stop using the services and BYND Israel may incur significant legal and financial exposure and liabilities.

BYND Israel’s platforms will involve the storage and transmission of customers’ proprietary information, and any security breaches could expose us to a risk of loss of this information, litigation and possible liability. These security measures may be breached as a result of third-party action, employee error, malfeasance or otherwise, during transfer of data and result in someone obtaining unauthorized access to our data or our customers’ data. Additionally, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to our data or our users’ data. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, BYND Israel may be unable to anticipate these techniques or to implement adequate preventative measures. Any security breach could result in a loss of confidence in the security of the services, damage to reputation, lead to legal liability and negatively impact future sales.

If BYND Israel experiences significant fluctuations in its rate of anticipated growth and fails to balance expenses with our revenue forecasts, its results could be harmed.

The unpredictability of new markets that we enter and unpredictability of future general economic and financial market conditions, we may not be able to accurately forecast our rate of growth. We plan our expense levels and investment on estimates of future revenue and future anticipated rate of growth. We may not be able to adjust our spending quickly enough if the addition of new users or the renewal rate for existing users falls short of our expectations. We cannot accurately predict subscription renewal or upgrade rates and the impact these rates may have on our future revenue and operating results.

As a result, we expect that our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis. We believe that period-to-period comparisons of our revenues, operating results and cash flows may not be meaningful and should not be relied upon as an indication of future performance.

Our future success also depends in part on our ability to sell additional features and services, more subscriptions or enhanced editions of our service to our current customers. The rate at which our customers purchase new or enhanced services depends on a number of factors, including general economic conditions. If our efforts to upsell to our customers are not successful, our business may suffer.

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We may in the future be sued by third parties for alleged infringement of their proprietary rights.

The software industry is characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We may receive communications from third parties claiming that we have infringed on the intellectual property rights of others. We may be sued by third parties for alleged infringement of their proprietary rights. Our technologies may not be able to withstand any third-party claims or rights against their use. The outcome of any litigation is inherently uncertain. Any intellectual property claims, with or without merit, could be time-consuming and expensive to resolve, could divert management attention from executing our business plan and could require us to change our technology, change our business practices and/or pay monetary damages or enter into short or long-term royalty or licensing agreements which may not be available in the future at the same terms or at all.

We will rely on third-party computer hardware and software that may be difficult to replace or which could cause errors or failures of our service.

Our New CRM Platform relies on computer hardware purchased or leased and software licensed from third parties in order to offer our services. This hardware and software may not continue to be available at reasonable prices or on commercially reasonable terms, or at all. Any loss of the right to use any of this hardware or software could significantly increase our expenses and otherwise result in delays in the provisioning of our services until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. Any errors or defects in third-party hardware or software could result in errors or a failure of our services which could harm our business.

The market for our technology delivery model and enterprise cloud computing application services is immature and volatile, and if it develops more slowly than we expect, our business could be harmed.

The market for enterprise cloud computing application services is not as mature as the market for packaged enterprise software, and it is uncertain whether these platforms will achieve and sustain high levels of demand and market acceptance. Our success will depend to a substantial extent on the willingness of enterprises, large and small, to increase their use of enterprise cloud computing application services in general, and for CRM in particular. Many enterprises have invested substantial personnel and financial resources to integrate traditional enterprise software into their businesses, and therefore may be reluctant or unwilling to migrate to an enterprise cloud computing application service. Furthermore, some enterprises may be reluctant or unwilling to use enterprise cloud computing application services because they have concerns regarding the risks associated with security capabilities, among other things, of the technology delivery model associated with these services. If enterprises do not perceive the benefits of enterprise cloud computing application services, then the market for these services may not develop at all, or it may develop more slowly than we expect, either of which would significantly adversely affect our operating results.

The markets in which we currently participate are intensely competitive, and if we do not compete effectively, our operating results could be harmed.

The markets for our Benefits CRM Software and New CRM Platform is highly competitive, rapidly evolving and fragmented, and subject to changing technology, shifting customer needs and frequent introductions of new products and services. We compete primarily with vendors of packaged CRM software, whose software is installed by the customer directly, and companies offering on-demand CRM applications. We also face, or expect to face, competition from enterprise software vendors and online service providers who may develop toolsets and products that allow customers to build new applications that run on the customers’ current infrastructure or as hosted services.

Supporting our existing and growing customer base could strain our personnel resources and infrastructure, and if we are unable to scale our operations and increase productivity, we may not be able to successfully implement our business plan.

We anticipate that additional investments in research and development spending will be required to scale our operations and increase productivity, to address the needs of our customers, to further develop and enhance our service, and to expand into new geographic areas.

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Our success will depend in part upon the ability of our senior management to manage our projected growth effectively. To do so, we must continue to increase the productivity of our existing employees and to hire, train and manage new employees as needed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. The additional investments we are making will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully scale our operations and increase revenue, we will be unable to execute our business plan.

If we are not able to develop enhancements and new features for our existing Benefits CRM Software, or acceptable new services that keep pace with technological developments, our business will be harmed.

If we are unable to develop enhancements to and new features for our existing services or acceptable new services that keep pace with rapid technological developments, our business will be harmed. The success of enhancements, new features and services depends on several factors, including the timely completion, introduction and market acceptance of the feature or edition. Failure in this regard may significantly impair our revenue growth. In addition, because our cloud-based services will be designed to operate on a variety of network hardware and software platforms using a standard browser, we will need to continuously modify and enhance our service to keep pace with changes in Internet-related hardware, software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements or in timely bringing them to market. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our services to operate effectively with future network platforms and technologies could reduce the demand for our services, result in customer dissatisfaction and harm our business.

Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

If we fail to protect our intellectual property rights adequately, our competitors might gain access to our technology, and our business might be harmed. In addition, defending our intellectual property rights might entail significant expense. Any of our intellectual property rights may be challenged by others or invalidated through administrative process or litigation. Accordingly, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

We might be required to spend significant resources to monitor and protect our intellectual property rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel.

Marketing our New CRM Platform to customers internationally expose us to risks inherent in international sales.

Because we intend to promote our new platforms to users throughout the world, we are subject to risks and challenges that we would otherwise not face if we conducted our business only in Israel. The risks and challenges associated with marketing our platforms internationally include:

●	laws and business practices favoring local competitors;

●	compliance with multiple, conflicting and changing governmental laws and regulations, including employment, tax, privacy and data protection laws and regulations;

●	regional data privacy laws that apply to the transmission of our customers’ data across international borders;

●	foreign currency fluctuations;

●	different or lesser protection of our intellectual property; and

●	regional economic conditions, including the affect of general economic and financial market conditions in the markets in which we operate.

Any of these factors could negatively impact our business and results of operations.

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Evolving regulation of the Internet may affect us adversely.

As Internet commerce continues to evolve, increasing regulation both in Israel and abroad becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data, potentially reducing demand for our solutions and restricting our ability to store, process and share data with our customers. In addition, taxation of services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business.

For example, the European Union has adopted a data privacy directive that requires member states to impose restrictions on the collection and use of personal data that, in some respects, are far more stringent, and impose more significant burdens on subject businesses, than previous privacy standards. All of these domestic and international legislative and regulatory initiatives may adversely affect our customers’ ability to collect and/or use demographic and personal information from their customers, which could reduce demand for our services. Many other jurisdictions have similar stringent privacy laws and regulations.

Our business is subject to changing regulations regarding corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the British Columbia Securities Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded. Our efforts to comply with new and changing regulations are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, our business may be harmed.

Risks Related to Regulation of our New Cannabis Business

Any risk factors relating to our cannabis business discussed herein are applicable only if we decide to construct a Cannabis Farm. Such decision will depend on the conditions of the medical cannabis market in Israel and the economic justification for building a farm over using the contactless business license:

Our cannabis business will be dependent on our obtaining the final license to engage in medical cannabis from the MCU and receiving certain licences and certain GSP and GAP certifications (the “Good Practice Certifications”), which may prevent us from being able to carry on or expand our operations if these are not obtained or maintained.

Once obtained, in order to maintain our licences, we will be required to satisfy numerous ongoing reporting requirements. If we are found in breach of any such reporting requirements, we may have our licences revoked. One of the requirements to obtain and maintain our licences includes the Good Practice Certifications, which are contingent upon certain requirements and standards we must adhere to.

There can be no assurance that we will be able to obtain all of the licences or the necessary Good Practice Certifications required to operate our cannabis business as contemplated. In addition, if the necessary licenses and Good Practice Certificates are obtained, there is no guarantee that they will be extended or renewed when such extensions or renewals are required, or that they will be extended or renewed on the same or similar terms or in a timely fashion.

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Failure to adhere to applicable regulations, failure to comply with the requirements of our licences, or any failure to meet required quality standards or to maintain our Good Practice Certifications may result in possible sanctions including the revocation of our licences to operate our business, our suspension or expulsion from a particular market or jurisdiction, and the imposition of fines and censures.

Israeli Cannabis Laws are continually evolving and we cannot fully predict the impact of the compliance regime the MCU are implementing will have on our operations, or the implications of corresponding applicable regulatory regimes in other countries, particularly in Europe and other jurisdictions where we intend to market our products. Similarly, we cannot predict the time required to secure all appropriate regulatory approvals for our products in various applicable jurisdictions. We also cannot predict the time required to secure all appropriate regulatory approvals to conduct our clinical trials or the extent of testing and documentation that may be required by governmental authorities in such jurisdictions.

Further, once our products are approved, regulatory agencies have substantial authority to require additional testing and reporting, perform inspections, change product labeling or mandate withdrawals of our products. Failure to comply with these laws and regulations could subject us to regulatory or agency proceedings or investigations and could also lead to damage awards, fines and penalties. We may become involved in a number of government or agency proceedings, investigations and audits. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could subject us to liability, harm our reputation, require us to take, or refrain from taking, actions that could harm our operations or require us to pay substantial amounts of money. Defending against these lawsuits and proceedings could result in substantial costs and diversion of management’s attention. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources.

Risks Related to Establishing our Cannabis Farm and Operation of our Cannabis Business including the Contactless business.

Due to changes in the medical cannabis markets worldwide and specifically in Israel there has been a large regression in the medical cannabis selling price. According to our projections and the significant cost to construct a cannabis farm it is not justified to build a farm at this stage but rather use the contactless license, as for the Cannabis CRM the company is exploring on implementing the software in a different cannabis farm so it can still generate the benefits it was looking for without building a farm.

We must raise additional capital before we can begin construction of the Cannabis Farm and Indoor Cannabis Growing Facility.

While the Cannabis Farm design work and application for permits has commenced, the Company does not have sufficient resources to fully fund the construction of the Cannabis Farm and our ability to construct the Cannabis Farm as planned will depend on our ability to obtain additional external financing. Any unexpected costs, problems or delays could severely impact our ability to construct the Cannabis Farm as planned. Our access to financing is always uncertain.

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We must rely on third party Cannabis growers to supply the merchandise we intend to sell or broker.

The Company is dependent on the performance of third party Cannabis growers or the development and growing of the medical cannabis products the company intends to sell and broker and as a result, the Company may suffer delays or fail to achieve expected result. Specific risks include:

●	failure by such third party growers in performing their contractual obligations;
●	insolvency of such third party growers;
●	the inability of the third party growers to retain key members of staff;
●	fraud or misconduct by an officer, employee or agent of a third party growers;
●	disputes between the Company and third party growers, which may increase the Company’s costs and require the time and attention of the Company’s management; and
●	liability of the Company for the actions of the third party growers.

If third party growers fail to successfully perform the services for which they have been engaged, either as a result of their own fault or negligence, or due to the failure of the Company or its subsidiaries to properly supervise any such grower, the ability to sell and broker products could be adversely impacted and this could have a Material Adverse Effect on the Company’s Cannabis Farm business, financial condition, results of operations and prospects.

We face risks inherent in an agricultural business, and an inability by our growers to grow crops successfully will interrupt our business activities.

Our Cannabis Farm business will involve the growing of cannabis for medical purposes, which is an agricultural product. As such, the business is subject to the risks inherent in the agricultural business. Adverse weather conditions represent a significant operating risk to us, affecting quality and quantity of production and the levels of inputs. Other related risks include but are not limited to the following which may create crop failures and supply interruptions for us: (i) potential insect, fungal and weed infestations resulting in crop failure and reduced yields; (ii) disease spread, hazards and pests; (iii) crop-raiding, sabotage or vandalism; and (iv) any future climate change with a potential shift in weather patterns leading to droughts and associated crop losses. There can be no assurance that natural elements, such as insects and plant diseases, will not interfere with our crop growth.

Due to regulatory restrictions, our growers may also encounter difficulties with the importation of raw materials and seeds and other materials required to maintain their cultivation facilities. As a result, we may be unable to achieve our production targets.

We will be relying on one key facility, and disruption of operations at this facility could significantly interfere with our ability to continue our product testing, development and production activities.

Our operations will initially be limited to a single Cannabis Farm or an Indoor Cannabis Growing Facility in Israel. We could be adversely affected by changes or developments affecting our Cannabis Farm, including but not limited to changes to zoning laws, facility design errors, environmental pollution, non-performance by third party contractors, increases in materials or labour costs, labour disputes or disruptions, inability to attract sufficient numbers of qualified workers, productivity inefficiencies, equipment or process failures, production errors, disruption in the supply of energy and utilities, a breach of security, failure of heating and cooling systems or electrical delivery systems, and/or catastrophic events such as wars, terrorist attacks, accidents, fires, explosions, earthquakes or storms. Any breach of the security measures and other facility requirements, including any failure to comply with recommendations or requirements arising from inspections by the Israeli Police and the MCU (including agents thereof), could also have an impact on our ability to continue operating under MCU licences or the prospect of renewing our licences.

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The success of our branded medical cannabis products business will depend on the success of the cannabis product candidates we develop.

To date, we have not developed any medical cannabis products, and we do not expect to generate revenue from any cannabis products that we develop for at least several years. Once new products are developed, there is no guarantee that there will be a sufficient demand for our products to justify the manufacturing of those products on a commercial scale.

We rely on key components of our production and distribution process, such as energy and third-party producers and distributors, and a disruption in the availability of those key components, or in increase in their cost, could adversely impact our business.

Our business is dependent on a number of key inputs and their related costs including raw materials and supplies related to our growing operations, as well as electricity, water and other utilities. Our medical cannabis growing operations consume considerable energy, making us vulnerable to rising energy costs. Any significant interruption, price increase or negative change in the availability or economics of required materials and supplies and, in particular, rising or volatile energy costs, could adversely affect us.

In addition, our operations would be significantly disrupted by a prolonged power outage. Our ability to compete and grow cannabis is dependent on having access, at a reasonable cost and in a timely manner, to electricity, labor, equipment, parts and components. No assurances can be given that we will be successful in maintaining our required supply of labour, equipment, parts and components.

We may rely on third parties, farmers and agriculturalists to cultivate some of the cannabis we use. There is no assurance that cannabis provided by such farmers and agriculturalists will not be limited, interrupted, restricted in certain geographic regions, be of satisfactory quality or be delivered in a timely manner.

Cannabis products are perishable and we will depend on fast and efficient third-party transportation services to distribute our products. Any prolonged disruption of third-party transportation services could have an adverse effect on us. Rising costs associated with the third-party transportation services used by us to ship our products may also adversely impact our business and our ability to operate profitably.

Given the nature of our products, security of the product during transportation to and from our facilities is a significant priority. Any breach of the security measures during transport or delivery, including any failure to comply with recommendations or requirements of the MCU, could have an impact on our ability to continue operating under our GSP certification, our licences or the prospect of renewing our licences.

Our suppliers, service providers and distributors may elect, at any time, to breach or otherwise cease to participate in supply, service or distribution agreements, or other relationships, on which our operations rely.

Manufacturing difficulties, disruptions or delays could limit supply of our products and limit our product sales. Producing cannabis products is difficult, complex and highly regulated.

We do not intend to directly manufacture or distribute any of our medical cannabis products and will rely on third parties to do so and there is no guarantee that we will be able to engage such parties on favorable terms or at all. Our ability to adequately and timely manufacture and supply our medical cannabis products is entirely dependent on the uninterrupted and efficient operation of their facilities, which may be impacted by: availability of power, capacity of manufacturing facilities; contamination by microorganisms or viruses, or foreign particles from the manufacturing process; compliance with regulatory requirements, including the potential shut down of our facilities by regulators for non-compliance; timing and actual number of production runs and production success rates and yields; updates of manufacturing specifications; contractual disputes with our suppliers and contract manufacturers; timing and outcome of product quality testing, which may result in the write-off of failed batches; and/or breakdown, failure, substandard performance or improper installation or operation of equipment and electricity fallouts. If the efficient manufacture and supply of our medical cannabis products is interrupted, we may experience delayed shipments, obsoletion of products, delays in our clinical trials, supply constraints, stock-outs, adverse event trends, contract disputes and/or recalls of our products. If we are at any time unable to provide an uninterrupted supply of our products to patients, patients may elect to use, or physicians may elect to prescribe, competing therapeutics instead of our products, which could have a Material Adverse Effect on the Company’s product sales, business and results of operations.

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We are subject to environmental, health and safety regulations and risks, which may subject us to liability under environmental laws.

Our operations are subject to environmental and health and safety regulation in the various jurisdictions in which we operate. These regulations mandate, among other things, the maintenance of air and water quality standards and impose requirements for land reclamation. They also set forth limitations on the emissions and discharges to water, air and land, the generation, handling, transportation, storage and disposal of solid and hazardous waste, and employee health and safety. We believe that environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Changes in environmental or employee health and safety laws or more vigorous enforcement thereof could require extensive changes to our operations or give rise to material liabilities.

Failure to comply with applicable laws, regulations and permitting requirements may result in fines or other enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and require us to take corrective measures including significant additional capital expenditures for installation of additional equipment. We may also be required to compensate those suffering environmental loss or damage by reason of our operations and may have civil or criminal fines or penalties imposed on us for violations of applicable environmental laws or regulations.

We are dependent on the success of our quality control systems, which may fail, and cause a disruption of our business and operations.

The quality and safety of our products are critical to the success of our business and operations. As such, it is imperative that our (and our service providers’) quality control systems operate effectively and successfully. Quality control systems can be negatively impacted by the design of the quality control systems, the quality training program, and adherence by employees to quality control guidelines. Any significant failure or deterioration of such quality control systems could require us to suspend our product development and sales activities.

An inability to renew our leases, or a renewal of our leases with a higher rental rate, may disrupt our operations or increase our operating costs.

We may be unable to renew or maintain our leases (commercial, real property or farmland) on commercially acceptable terms or at all. In addition, in the event of non-renewal of any of our leases, we may be unable to locate suitable replacement properties for our facilities or we may experience delays in relocation that could lead to a disruption in our operations. In Israel, we do not have the option to purchase land now or in the future due to government land ownership regulations. Consequently, we will always be subject to lease/tenant risks at our facility or any other location to which we may expand in Israel.

Risks Related to Public Perception of Cannabis

Unfavorable publicity or unfavorable consumer perception of us or cannabis generally may constrain our sales and revenue.

We believe the cannabinoid industry is highly dependent upon consumer perception regarding the safety, efficacy, and quality of the products. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention, and other publicity regarding the consumption of cannabinoids. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the cannabinoid market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention, or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could reduce the demand for our products.

Adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products legally, appropriately or as directed.

In addition, since our products in development contain controlled substances, their regulatory approval may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for our products in development. These pressures could also limit or restrict the introduction and marketing of our products in development.

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Adverse publicity from cannabis misuse or adverse side effects from cannabis or other cannabinoid products may adversely affect the commercial success or market penetration achievable for our products. The nature of our business attracts a high level of public and media interest, and in the event of any resultant adverse publicity, our reputation may be harmed. Furthermore, in jurisdictions where our products are classified as “controlled substances”, they may be subject to import/export and research restrictions that could delay or prevent the development of our products in those jurisdictions.

Risks Related to Cannabis Product Liability

We face the risk of exposure to product liability claims, regulatory action and litigation if our products cause loss or injury.

As a producer of products designed to be ingested by humans, we face a risk of exposure to product liability claims, regulatory action and litigation if our products cause, or are alleged to have caused, significant loss or injury. In addition, the manufacture and sale of cannabis products involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of cannabis products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that the products produced by us caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances.

We may not be able to obtain insurance coverage for all of the risks we face, exposing us to potential uninsured liabilities.

A product liability claim or regulatory action against us could result in increased costs and could adversely affect our reputation with our clients and consumers generally. There can be no assurance that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products.

While we intend to maintain insurance to protect our assets, operations and employees, any such insurance coverage will be subject to coverage limits and exclusions and may not be available for the risks and hazards to which we are exposed. In addition, there is no assurance that such insurance will be renewed and that it will be adequate to cover our liabilities, including potential product liability claims, or will be generally available in the future or, if available, that premiums will be commercially justifiable. Further, there is no assurance that that our insurer will remain solvent or willing to continue providing insurance coverage with sufficient limits or at a reasonable cost; or, that any insurer will not dispute coverage of certain claims due to ambiguities in the policies. The availability of insurance, surety bonds, letters of credit and other forms of financial assurance is affected by our insurers’, sureties’ and lenders’ assessment of our risk and by other factors outside of our control such as general conditions in the insurance and credit markets. If we were to incur substantial liabilities in excess of policy limits or at a time when we were not able to obtain adequate liability insurance on commercially reasonable terms, our business, results of operations and financial condition could be adversely affected to a material extent. In addition, negative publicity associated with any claims, regardless of the claim’s merit, may decrease the future demand for our products.

If any of the products that we produce or intend to produce are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall.

All product producers are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all.

In addition, a product recall may require significant attention from our management. There can be no assurance that any quality, potency, or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action, or lawsuits. Additionally, if one of the products produced by us were subject to recall, our image and the image of that product (and other products sold by us) could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory authorities, requiring further attention by our management and potential legal fees and other expenses.

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Risks Related to Management and Personnel

We rely on our management and need additional key personnel to grow our business, and the loss of key employees or inability to hire key personnel could harm our business.

We believe our success has depended, and continues to depend, on the efforts and talents of our executives and employees, including our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. In addition, the loss of any of our senior management or key employees could materially adversely affect our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. We do not maintain key person life insurance policies on any of our employees.

In addition, we are subject to a variety of business risks generally associated with growing companies, including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Future growth and expansion could place significant strain on our management personnel and likely will require us to recruit additional management personnel.

There can be no assurance that we will be able to manage our expanding operations (including any acquisitions) effectively, that we will be able to sustain or accelerate our growth or that such growth, if achieved, will result in profitable operations, that we will be able to attract and retain sufficient management personnel necessary for continued growth, or that we will be able to successfully make strategic investments or acquisitions.

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Our senior management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business and will increase our expenses.

Most of individuals who now constitute our senior management team have limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies compared to senior management of other publicly-traded companies. Our senior management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under Canadian and U.S. securities laws. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business.

We expect to incur significant accounting, legal, insurance and other expenses as a result of being a public company, which could cause our results of operations and financial condition to suffer. Compliance with applicable securities laws in the United States, Canada and the rules of the Nasdaq substantially increase our expenses, including our accounting and legal costs.

Furthermore, compliance with applicable securities laws and regulations makes some activities more time-consuming and costlier. Reporting obligations as a public company and our anticipated growth may place a strain on our financial and management systems, processes and controls, and on our personnel. Furthermore, we expect that compliance with the laws, rules and regulations that public companies are subject to will make it more expensive for us to obtain director and officer liability insurance, and may require us to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as officers.

We may become subject to liability arising from any fraudulent or illegal activity by our employees, contractors and consultants.

We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates: (i) government regulations; (ii) manufacturing standards; (iii) federal and provincial healthcare fraud and abuse laws and regulations; or (iv) laws that require the true, complete and accurate reporting of financial information or data. It is not always possible for us to identify and deter misconduct by our employees and other third parties, and the precautions taken by us to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could result in the imposition of civil, criminal and administrative penalties, damages, monetary fines or contractual damages on us, reputational harm, diminished profits and future earnings, and curtailment of our operations.

Risks Related to Our Subsidiaries’ Status as Israeli Companies

All of our material operations are located in Israel and, therefore, our business and operations may be adversely affected by political, economic and military conditions in Israel.

All of our material operations are located in Israel. In addition, certain of our key employees and directors and officers are residents of Israel. Accordingly, political, economic and military conditions in the Middle East in general, and in Israel in particular, may directly affect our business, product development and results of operations, and we may be adversely affected by a significant increase in the rate of inflation or a significant downturn in economic or financial conditions in Israel, or a weakening of the role of the Israeli judiciary.

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Since the State of Israel was established in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries, and since 2000, there have been increasing occurrences of terrorist violence. In recent years, hostilities between Israel and Hezbollah in Lebanon (and Syria) and Hamas in the Gaza Strip have both involved missile strikes in various parts of Israel causing disruption of economic activities. This violence has strained Israel’s relationship with its Arab citizens, Arab countries and, to some extent, with other countries around the world. Our corporate headquarters and principal research and development activities are located in the range of missiles that could be fired from Lebanon, Syria or the Gaza Strip into Israel. In addition, Israel faces threats from more distant neighbors, in particular, Iran (which is believed to be an ally of Hamas in Gaza and Hezbollah in Lebanon). Any armed conflicts involving Israel or in the region or any political instability in the region, including acts of terrorism as well as cyberattacks or any other hostilities involving or threatening Israel, would likely negatively affect business conditions and could make it more difficult for us to conduct our operations in Israel, which could increase our costs and adversely affect our financial results. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East, such as damages to our facilities resulting in disruption of our operations. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on the Company’s business. Any armed conflict involving Israel could adversely affect our operations and results of operations.

Several countries, principally in the Middle East, as well as certain companies, organizations and movements, restrict their commercial activities with Israel or Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies. In addition, there have been increased efforts by activists to cause companies and consumers to boycott Israeli goods based on Israeli government policies. Similarly, Israeli companies are subject to limitations while conducting business with entities from several countries. Such business restrictions and boycotts, particularly if they become more widespread, may materially and adversely impact our ability to sell our products and the expansion of our business. We could be adversely affected by the interruption or curtailment of trade between Israel and its trading partners.

Strikes and work stoppages in Israel and the obligations of our personnel to perform military service may prevent us from continuing our research, development, growing and marketing activities.

Strikes and work stoppages occur relatively frequently in Israel. If Israeli trade unions threaten additional strikes or work stoppages and such strikes or work stoppages occur, these may, if prolonged, have a Material Adverse Effect on the Israeli economy and on our business, including our ability to deliver products to our customers in a timely manner.

Our operations could be disrupted by the obligations of some of our personnel to perform military service. Certain of our employees in Israel, generally males, including executive officers, may be called upon to perform obligatory military reserve service on an annual basis until they reach the age of 40 (and in some cases, up to age 49) and, in certain emergency circumstances, may be called to immediate and prolonged active duty on very short notice. Our operations could be disrupted by the absence for military service for extended periods of a significant number of our employees. Such disruption could materially and adversely affect our business and results of operations.

Service of process upon and enforcing a Canadian or U.S. judgment against us and our current executive officers and directors, or asserting Canadian or U.S. securities law claims in Israel, may be difficult.

As a corporation headquartered in Israel, service of process upon us and upon our directors and officers and any Israeli experts named herein, most of whom reside outside of Canada and the United States, may be difficult from within Canada or the United States. Furthermore, because a majority of our assets and most of our directors, officers and such Israeli experts are located outside of Canada and the United States, any judgment obtained in Canada or the United States against us or any of them may be difficult to collect within Canada and the United States and may not be enforced by an Israeli court.

We have been informed by our legal counsel in Israel that it may be difficult to assert Canadian securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of Canadian securities laws on the basis that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not Canadian law is applicable to the claim. There is little binding case law in Israel addressing these matters. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

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Risks Related to Electronic Security

We may experience breaches of security at our facilities or in respect of information systems, electronic documents and data storage.

We have and will continue to enter into agreements with third parties for hardware, software, telecommunications and other information technology (“IT”) services in connection with our operations. Our operations depend, in part, on how well we and our suppliers protect networks, equipment, IT systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, terrorism, fire, power loss, hacking, computer viruses, vandalism and theft. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses.

We have not experienced any material losses to date relating to cyberattacks or other information security breaches, but there can be no assurance that we will not incur any such losses in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

Certain of our marketing practices rely upon e-mail, social media and other means of digital communication to communicate with consumers on our behalf. We may face risk if our use of e-mail, social media or other means of digital communication is found to violate applicable laws. We post our privacy policy and practices concerning the use and disclosure of user data on our websites. Any failure by us to comply with its posted privacy policy or other privacy-related laws and regulations could result in proceedings which could potentially harm our business. In addition, as data privacy and marketing laws change, we may incur additional costs to ensure we remain in compliance. If applicable data privacy and marketing laws become more restrictive at the international, federal, provincial or state levels, our compliance costs may increase, our ability to effectively engage customers through personalized marketing may decrease, our investment in our e-commerce platform may not be fully realized, our opportunities for growth may be curtailed by our compliance burden and the potential for reputational harm or liability for security breaches may increase.

Risks Related to Ownership of Our Subordinate Voting Shares

Exercise of currently outstanding Warrants will result in significant dilution.

On February 28, 2025, we completed the Private Placement consisting of the sale of Common Units (or Pre-Funded Units), each consisting of (i) one Common Share or Pre-Funded Warrant, (ii) one Series A Warrant to purchase one Common Share per warrant and (iii) one Series B Warrant to purchase one Common Share per warrant. The initial exercise price of each Series A Warrant is $5.21 per Common Share. The Series A Warrants are exercisable immediately and expire 60 months after the Release Date (as defined in the Purchase Agreement) and may be exercised on a cashless basis if there is not then an effective registration covering the resale of the Common Shares underlying the Series A Warrants. The number of securities issuable under the Series A Warrant is subject to adjustment as described in the Series A Warrant. The initial exercise price of each Series B Warrant is $12.51 per Common Share. They also include an alternative cashless exercise option, allowing the holder to exercise the Series B Warrant at any time and receive three Common Shares for each Common Share then underlying the Series B Warrant without additional consideration. The Series B Warrants are exercisable immediately and expire 30 months after the Release Date. The number of securities issuable under the Series B Warrant is subject to adjustment as described in the Series B Warrant. Notwithstanding the current exercise price for the Series A Warrant and the Series B Warrant, the Warrants include exercise price reset provisions that will reduce the Warrant exercise price when the market price of the Common Shares falls and in the event of certain corporate actions, including reverse stock splits, in accordance with the formulas set forth in the Warrants. Such adjusted exercise prices are subject to a floor price of $0.76. It is expected that such floor price will be reached following effectiveness of the registration statement, in which event, a maximum of 27,960,512 Common Shares will be issuable upon exercise of Series A Warrants and a maximum of 201,315,663 Common Shares will be issuable upon exercise of Series B Warrants

In addition, on February 26, 2025, the Company entered into the Exchange Agreement. Under the Exchange Agreement, certain holders agreed to exchange with the Company some of the outstanding Old Warrants for 2,503,726 Exchange Warrants to purchase Common Shares, substantially similar to the Series B Warrants issued in the Private Placement. If the exercise price of the Exchange Warrants is adjusted to the floor of $0.76, up to 123,142,329 Common Shares would be issuance upon the exercise of the Exchange Warrants. As a result, Common Shares purchased by investors may be subject to material dilution.

The Company is a holding company

The Company is a holding company and essentially all of its assets are the capital stock of its subsidiaries. As a result, investors in the Company are subject to the risks attributable to its subsidiaries, Zigi Carmel, BYND Israel, and its subsidiaries. As a holding company, the Company conducts substantially all of its business through its subsidiaries, which generate or are expected to generate substantially all of its revenues. Consequently, the Company’s cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of its subsidiaries and the distribution of those earnings to the Company. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of the Company’s subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before the Company.

The market price of our Subordinate Voting Shares may be volatile, which could result in substantial losses for investors.

The price of the Subordinate Voting Shares will fluctuate with market conditions and other factors, and it may decline. If a holder of Subordinate Voting Shares sells its Subordinate Voting Shares, the price received may be more or less than the original investment. Some of the factors that may cause the market price of our Subordinate Voting Shares to fluctuate include:

●	market perception of the investment opportunity presented by companies in the cannabis business;
●	actual or anticipated fluctuations in our quarterly results of operations;

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●	recommendations by securities research analysts;
●	changes in the economic performance or market valuations of companies in the industries in which we operate;
●	addition or departure of our executive officers and other key personnel;
●	sales or perceived sales of additional Subordinate Voting Shares;
●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;
●	operating and share price performance of other companies that investors deem comparable to us fluctuations to the costs of vital production materials and services;
●	changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;
●	operating and share price performance of other companies that investors deem comparable to the Company or from a lack of market comparable companies; and
●	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets.

In particular, companies in the cannabis industry have experienced significant volatility in recent years, potentially due to the recentness of public trading of securities of cannabis companies, limited supply of investment opportunities, short-selling activity and rapidly changing regulatory developments. As well, certain institutional investors may base their investment decisions on market perceptions of the cannabis industry or on consideration of our environmental, governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to satisfy such criteria may result in limited or no investment in the Subordinate Voting Shares by those institutions, which could materially adversely affect the trading price of the Subordinate Voting Shares. There can be no assurance that fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, our operations and the trading price of the Subordinate Voting Shares may be materially adversely affected.

Our officers, directors and principal shareholders collectively control, directly or indirectly, approximately 22% of the voting power and interests in our outstanding Subordinate Voting Shares. Subsequent sales of our Subordinate Voting Shares by these shareholders, or the market perception that holders of a large number of Subordinate Voting Shares intend to sell Subordinate Voting Shares, could have the effect of lowering the market price of our Subordinate Voting Shares. Further, the perceived risk associated with the possible sale of a large number of Subordinate Voting Shares by these shareholders, or the adoption of significant short positions by hedge funds or other significant investors, could cause some of our shareholders to sell their Subordinate Voting Shares, thus causing the market price of our Subordinate Voting Shares to decline. In addition, actual or anticipated downward pressure on our stock price due to actual or anticipated sales of Subordinate Voting Shares by our officers, directors or Principal Securityholders could cause other institutions or individuals to engage in short sales of the Subordinate Voting Shares, which may further cause the market price of our Subordinate Voting Shares to decline.

From time to time our directors and executive officers may sell Subordinate Voting Shares on the open market. These sales will be publicly disclosed in filings made with securities regulators. In the future, our directors and executive officers may sell a significant number of Subordinate Voting Shares for a variety of reasons unrelated to the performance of our business. Our shareholders may perceive these sales as a reflection on management’s view of the business and result in some shareholders selling their Subordinate Voting Shares. These sales could cause the market price of our Subordinate Voting Shares to decline. Any decline in the market price of Subordinate Voting Shares may also impede our ability to raise additional capital and might cause remaining holders of Subordinate Voting Shares to lose all or part of their investment.

There are risks associated with the potential dilution of our Subordinate Voting Shares.

The Company will need to raise additional funds to construct the Cannabis Farm and Indoor Cannabis Growing Facility and might also, in future, require further additional capital for other purposes, including by issuing equity securities. Such equity securities could contain rights and preferences superior to those of the holders of Subordinate Voting Shares will have no pre-emptive rights in connection with such further issues. The Company’s board of directors has the discretion to determine if an issuance of equity securities is warranted, the price at which such issuance is effected and the other terms of issue of any equity securities, including Subordinate Voting Shares or equity securities convertible into Subordinate Voting Shares. To the extent holders of our options or other convertible securities convert or exercise their securities and sell the Subordinate Voting Shares they receive, the trading price of the Subordinate Voting Shares may decrease due to the additional number of Subordinate Voting Shares available in the market. Such additional equity issuances could, depending on the price at which such securities are issued, substantially dilute the interests of the holders of Subordinate Voting Shares. In addition, we cannot predict the size of future issuances of our equity securities, including Subordinate Voting Shares, or the effect, if any, that future issuances and sales of our equity securities, including Subordinate Voting Shares will have on the market price of our Subordinate Voting Shares. Sales of substantial amounts of our Subordinate Voting Shares, or the perception that such sales could occur, may adversely affect prevailing market prices for our Subordinate Voting Shares.

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As a foreign private issuer, we are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable Nasdaq requirements, and we will not be subject to certain U.S. securities laws including, but not limited to, U.S. proxy rules and the filing of certain Exchange Act reports.

As a foreign private issuer, we will be permitted, and intend, to follow certain home country corporate governance practices instead of those otherwise required by the Nasdaq Stock Market for domestic U.S. issuers. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the Nasdaq Capital Market may provide less protection to you than what is accorded to investors under the listing rules of Nasdaq applicable to domestic U.S. issuers.

As a foreign private issuer, we will be exempt from the rules and regulations under the Securities Exchange Act of 1934, or the Exchange Act, related to the furnishing and content of proxy statements, including the applicable compensation disclosure requirements. Nevertheless, pursuant to regulations promulgated under Canadian law, we are required to disclose in the context of sending an information circular to shareholders all compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by the issuer, or a subsidiary of the issuer, to each Named Executive Officer (as such term is defined in the Instrument) and director, in any capacity, including, for greater certainty, all plan and non-plan compensation, direct and indirect pay, remuneration, economic or financial award, reward, benefit, gift or perquisite paid, payable, awarded, granted, given, or otherwise provided to the NEO or director for services provided, directly or indirectly, to the issuer or a subsidiary of the issuer. Such disclosure will not be as extensive as that required of a U.S. domestic issuer. Our officers, directors and principal shareholders will also be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we will be exempt from filing quarterly reports with the SEC under the Exchange Act. Moreover, we will not be required to comply with Regulation FD, which restricts the selective disclosure of material information, although we intend to voluntarily adopt a corporate disclosure policy substantially similar to Regulation FD. These exemptions and leniencies will reduce the frequency and scope of information and protections to which you may otherwise have been eligible in relation to a U.S. domestic issuer.

We would lose our foreign private issuer status if a majority of our shares are owned by U.S. residents and a majority of our directors or executive officers are U.S. citizens or residents or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. We may also be required to modify certain of our policies to comply with accepted governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.

We are an emerging growth company and the reduced disclosure requirements applicable to emerging growth companies may make our Subordinate Voting Shares less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements that are applicable to other public companies that are not emerging growth companies.

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For as long as we remain an emerging growth company we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not “emerging growth companies.” These exemptions include:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	Section 107 of the JOBS Act, which provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay such adoption of new or revised accounting standards. As a result of this adoption, our financial statements may not be comparable to companies that comply with the public company effective date;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest of: (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (iii) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We have opted out of the extended transition period made available to emerging growth companies to comply with newly adopted public company accounting requirements.

When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We cannot predict if investors will find our Subordinate Voting Shares less attractive as a result of our reliance on exemptions under the JOBS Act. If some investors find our Subordinate Voting Shares less attractive as a result, there may be a less active trading market for our Subordinate Voting Shares and our share price may be more volatile.

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The Company’s Chief Executive Officer owns Enhanced Voting Preference Shares allowing him to control approximately 34% of the Company’s voting securities.

On September 20, 2024, the Company issued 75,000 Enhanced Voting Preference Shares (4,412 Enhanced Voting Preference Shares post reverse split) (the “Preference Shares”) to its Chief Executive Officer. The Preference Shares carry 50 votes per share but are without dividend rights, representing approximately 34% of the issued and outstanding voting securities of the Company at the time of issuance. The Preference Shares will be redeemed and are cancelled automatically upon the earlier to occur of (i) the third anniversary of the date of issuance of the Preference Shares, or (ii) the Chief Executive Officer ceasing to hold office. The creation and issuance of the Preference Shares had been approved by the Company’s shareholders at a duly called meeting on August 1, 2024. The Company is in the process of amending the terms of the Preference Shares to add anti-dilution provisions that will maintain the 34% voting control for the life of the Preference Shares.

Therefore, the Company’s Chief Executive Officer will have the ability to exercise substantial control over all corporate actions requiring shareholder approval, irrespective of how our other shareholders may vote. This control may include the election and removal of directors, the size of the board of directors, any amendment to the Company’s Articles, or the approval of any significant corporate transaction, including a sale of substantially all of our assets. Additionally, the interests of the Company’s directors and officers may not align with the interests of the Company’s other shareholders.

Cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change.

Cannabis is a Schedule I controlled substance pursuant to the United States Controlled Substances Act (21 U.S.C. § 811) (the “CSA”) and is illegal under U.S. federal law. Even in those states in which the use of cannabis has been legalized, its use, cultivation, sale and distribution remains a violation of federal law. We are not currently engaged in the cannabis industry in the United States, either directly or indirectly. Nevertheless, as a result of the federal prohibition on cannabis related business activities, certain companies, including banks and investment firms may be reluctant to do business with us, including investing in our company or buying and selling our securities.

Unless and until the United States Congress amends the CSA with respect to cannabis (and the President approves such amendment), there is a risk that federal authorities may enforce current federal law. Any person connected to the cannabis industry in the United States may be at risk of federal criminal prosecution and civil liability in the United States. Any investments may be subject to civil or criminal forfeiture and total loss.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us or our business, our trading price and volume could decline.

The trading market for our Subordinate Voting Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence covering us, the trading price for our Subordinate Voting Shares would be negatively impacted. If we obtain securities or industry analyst coverage and one or more of the analysts who cover us downgrade our Subordinate Voting Shares or publish inaccurate or unfavorable research about our business, or more favorable relative recommendations about our competitors, our trading price may decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Subordinate Voting Shares could decrease, which could cause our trading price and volume to decline.

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We may not be able or willing to pay any dividends.

No dividends on the Subordinate Voting Shares have been paid to date and there is no assurance as to whether we will be profitable enough to pay dividends, or determine to do so even if sufficiently profitable. We anticipate that, for the foreseeable future, we will retain future earnings and other cash resources for the operation and development of our business. Payment of any future dividends will be at the discretion of the board of directors after considering many factors, including our earnings, operating results, financial condition, current and anticipated cash needs, and restrictions in financing agreements. Our ability to pay dividends is subject to our future financial. Our board of directors must also approve any dividends at their sole discretion. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividends.

Risks Related to Exchange Rate

Exchange rate fluctuations between the Canadian dollar, the U.S. dollar, the New Israeli Shekel, the Euro and other foreign currencies may negatively affect our future revenues.

We will be exposed to the financial risk related to the fluctuation of foreign exchange rates. We generate substantially all of our revenues in NIS and United States dollars, including executive compensation, employee salaries and payments to service providers in Israel. The majority of our operating expenses are incurred in Israel in NIS and, as we begin to export, will likely be incurred increasingly in Euros. We also may be subject to fluctuations due to changes in foreign currency exchange rates, particularly changes between the Canadian dollar, the U.S. dollar and the NIS, and the Euro. As we expand internationally and enter new markets, we will be subject to additional foreign currency exchange risks. In addition, a portion of our financial assets are held in NIS. As a result, our financial results may be affected by fluctuations in the exchange rates of currencies between the NIS and other currencies. Although exposure to currency fluctuations to date has not had a Material Adverse Effect on the Company’s business, there can be no assurance that any future hedging transactions we engage in will provide sufficient protection and that such fluctuations in the future will not have a Material Adverse Effect on the Company’s operating results and financial condition. To date, the Company has not hedged our exposure to currency fluctuations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	our ability to generate revenues from the Sensera device depends on the finalization of the full functional product, creating a sales and marketing function and the demand in the market for the product as well as our ability to raise funds to support these efforts, and that there is no assurances that we will generate revenues from the Sensera;

●	our ability to obtain and maintain regulatory approval of our future product candidates;

●	existing regulations and regulatory developments in the United States and other jurisdictions;

●	our plans and ability to obtain or protect intellectual property rights, including extensions of patent terms where available and our ability to avoid infringing the intellectual property rights of others;

●	the need to hire additional personnel and our ability to attract and retain such personnel;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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●	our dependence on third parties;

●	our ability to compete with other companies who offer products that address similar issues that our future product candidates will address;

●	our financial performance;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	our ability to generate revenue and profit margin under our anticipated contracts which is subject to certain risks; and

●	our ability to restructure our operations to comply with future changes in government regulation.

Forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Important factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included in this prospectus speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Shares. However, we will receive the exercise price of any of the Warrants. Any such proceeds will be used for working capital and general corporate purposes.

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DIVIDEND POLICY

We have never declared or paid any cash dividends to our shareholders of our Subordinate Voting Shares, and we do not anticipate or intend to pay cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors, or our Board, in compliance with applicable legal requirements and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our Board may deem relevant.

CAPITALIZATION

The following table sets forth our cash and capitalization (including indebtedness and shareholders’ equity) on an actual basis as of September 30, 2024, the date of the Company’s most recent balance sheet. The amounts shown below are unaudited. The information in this table should be read in conjunction with and is qualified by reference to our condensed interim consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

As of September 30, 2024 (CAD$)

Cash	CAD$	5,863,843

Total current liabilities		672,993

Total Liabilities		31,067,780

Shareholders’ equity
Share capital	CAD$	63,478,612
Shares to be issued		-
Share-based payment reserve		69,348
Translation differences reserve		(3,575)
Capital reserve for re-measurement of defined benefit plan		14,129
Deficit		(60,628,662)
Total shareholders’ equity	CAD$	2,929,852
Total Liabilities and Shareholders’ Equity	CAD$	33,997,632
Total Capitalization	CAD$	33,997,632

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

You should read the following discussion in conjunction with our audited consolidated financial statements including the related notes thereto, beginning on page F-1 of this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks and uncertainties. You should read the sections of this prospectus titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of the factors that could cause our actual results to differ materially from our expectations.

Overview

BYND Cannasoft Enterprises Inc. was amalgamated under the Business Corporations Act (British Columbia) on March 29, 2021. The Company’s registered address is 2264 East 11th Avenue, Vancouver, BC, V5N 1Z6, Canada.

On July 22, 2024, the Company’s name has been changed to Femto Technologies Inc.

CRM Business

The Company’s fully owned subsidiary BYND - Beyond Solutions Ltd. (“BYND Israel”), a corporation incorporated under the laws of the State of Israel, develops and markets customer relationship management (CRM) software products that enable small and medium sized enterprises (SMEs) to optimize day to day functions such as sales management, workforce management, contact center operations and asset management. BYND Israel currently offers a proprietary CRM software product known as “Benefit CRM” (our “Benefit CRM Software”) to its customers. Over the last 3 years, BYND Israel has been developing the next generation of its Benefit CRM Software (our “New CRM Platform”), which is cloud based and will include many new features and enhancements.

BYND Israel has also developed a new, revolutionary CRM software platform, designed specifically to serve the unique needs of the medical cannabis sector (our “New Cannabis CRM Platform”). BYND Israel’s goal is that its New Cannabis CRM Platform will ultimately become the “virtual marketplace” for all stakeholders in medical cannabis.

Medical Cannabis

On October 1, 2020, BYND Israel executed a share purchase agreement with the shareholders of B.Y.B.Y. Investments and Promotions Ltd. (“BYBY”), a corporation incorporated under the laws of the State of Israel. Pursuant to the agreement, BYND Israel acquired 74% ownership interest in BYBY from its shareholders, in exchange for 54.58% ownership interest in BYND Israel (“BYBY Acquisition”). BYBY owns a cultivation farm license for growing medical cannabis granted by the Israeli Ministry of Health and has begun the process of obtaining the necessary permits and approvals to construct a 3.7 acre cannabis farm in southern Israel, to grow and harvest medical cannabis (the “Cannabis Farm”). The BYBY Acquisition transaction was completed on March 29, 2021.

BYND Israel’s long term goal is to leverage its Cannabis Farm business to assist in the development of its New Cannabis CRM Platform. By using data generated by the operation of the Cannabis Farm, including data relating to the growing, harvesting and selling of medical cannabis, BYND Israel will be able to better optimize its New Cannabis CRM Platform to offer stakeholders in the Cannabis industry, a state of the art resource which will enhance their businesses.

The Company’s board of directors took the decision to suspend activities related to construction of the cannabis growing facility. This decision was taken in light of management’s observation of significant negative changes in the medical cannabis market around the world, and particularly in Israel, that have taken place since the time the Company was established, in addition to the lack of funds for the required budget for the construction of the facility, and in light of the ongoing war involving the State of Israel and the proximity of the area designated for cultivation to the border with Gaza. The Company’s board of directors reconsidered the suspension in July 2024 and decided to extend the suspension at least until April 2025.

Zigi Carmel Acquisition

On September 22, 2022, the Company completed its acquisition of Zigi Carmel in consideration for the issuance to Carmel Zigdon of 7,920,000 Subordinate Voting Shares (2,452 shares post reverse splits) at a deemed price per share of $4.735 and US$100,000 to cover his legal expenses. As part of the closing of the acquisition, Mr. Zigdon was appointed as a director of the Company.

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Zigi Carmel owns the Sensera device, a unique, patent-pending device that, combined with proprietary software, regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organ . According to research conducted across the globe, treatment with low- concentration CBD oils can relieve candida, dryness, scars, and many other female health issues. Numerous studies have shown CBD interacts with the endocannabinoid system, a master regulatory system with receptors all around the body. By activating these receptors, CBD can have health benefits that help make sex more approachable and pleasurable by reducing stress, enhancing one’s mood, promoting body comfort, and treating vaginal issues.

The Company continues to pursue patent application approvals for the Sensera device, including the filing of 11 national phase applications in different countries and jurisdictions including Europe, Japan, China and the US. The Company filed “Medical Adult Toy” and “Smart Adult Toy” national phase patent applications in January 2024. We estimate the remaining cost to pursue patent application approvals in all 11 jurisdictions to be $100,000. The patent approval process follows these steps: filing of an application, examination, publication and approval or rejection of the patent application. The timeline for the patent process from filing to approval varies depending on the jurisdiction (Europe 3-5 years, US and Japan 2-3 years, China up to 2 years). The Company’s ‘Go to Market’ strategic plan is based on combined Business to Business (“B2B”) and Business to Consumer (“B2C”) sales.

Going Concern

The Company’s financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. To date, the Company has incurred losses and may incur further losses in the development of its business. The Company’s ability to continue its operations and to realize assets at their carrying values is dependent upon its ability to raise financing and generate profits and positive cash flows from operations in order to cover its operating costs.

Segment Information

Notwithstanding that the Company distinguishes between three lines of business, for accounting purposes, the Company currently has only one reportable segment (software) given that its new medical cannabis business has not yet commenced operations in a meaningful or material way.

Selected Financial Information

The following table sets forth selected financial information of the Company for the year ended December 31, 2023 and 2022. The selected financial information set out below has been derived from the Company’s consolidated audited financial statements and accompanying notes, for the corresponding periods. The selected financial information set out below may not be indicative of the Company’s future performance.

	Year Ended December 31, 2023 (CAD$)	Year Ended December 31, 2022 (CAD$)
Revenues	1,076,861	1,123,072
Loss	(18,495,121)	(1,664,684)
Total Assets	36,801,368	49,903,208
Total Liabilities	1,975,143	632,509
Working Capital	2,441,703	2,987,975
Shareholders’ Equity	59,367,042	54,806,522
Number of Subordinate Voting Shares Outstanding at period end	13,174	11,729

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Results of Operations for Year Ended December 31, 2023, Compared to Year Ended October 31, 2022

For the fiscal year ended December 31, 2023, the Company recorded a net loss of $18,495,121, compared to a net loss of $1,664,684 in the fiscal year ended December 31, 2022, and had a cash balance as at December 31, 2023 of $3,113,934 (December 31, 2022 - $2,392,871).

The following provides an overview of the Company’s financial results for the years ended December 31, 2023 and 2022:

Revenue

The Company has derived its revenue from the sources as summarized in the following:

	December 31, 2023	December 31, 2022
Software development	$758,307	$761,166
Software license	200,593	213,749
Software supports	47,102	71,460
Cloud hosting	59,926	67,334
Others	10,933	9,363
	$1,076,861	$1,123,072

●	Revenues during the period were $1,076,861 as compared to $1,123,072 for the same period in 2022. This decrease is mainly a result of decreased revenues from support services in the amount of $24,358 and from software licenses in the amount of $13,156, and due to foreign exchange loss between the NIS and $CAD.

●	Approximately 82% of our sales during the period and 83% of our sales for the same period in 2022 were to our largest customer and as a result, we are highly dependent on this customer to continue our operating activities.

●	Development of the Company’s New CRM Platform is now complete and we began to generate revenues from it in 2023.

●	Development of the Company’ New Cannabis CRM Platform is now complete and is currently being tested at the Weizmann Institute of Science, however, we do not expect to generate revenues from the platform in the foreseeable future.

●	The Company’s proposed development of a medical cannabis facility is on hold and we do not expect to generate revenues from the sale of cannabis or cannabis infused products from the cannabis facility in the near future; however there is a possibility we will generate revenues from the sale of cannabis using our contactless business license if we choose to re-apply for it in the second quarter of 2024.

Cost of Revenue

●	Cost of revenues for the period amounted to $678,305 as compared to $506,500 for the same period in 2022. This increase is mainly a result of a $125,882 increase in salaries and benefits and a $30,140 increase in software and other expenses.

●	For the fiscal year ended December 31, 2023, the Company’s gross margin was 37%, as compared to 55% for the fiscal year ended December 31, 2022.

General and Administrative Expenses, Depreciation, Consulting and Marketing, Share-based compensation and Professional Fees

●	For the fiscal year ended December 31, 2023, general and administrative expenses increased to $1,254,089 from $947,300 for the same period in 2022. The increase was mainly due to a $478,238 increase in compensation to senior management and directors.

●	Professional fees increased to $1,739,430 from $1,220,746 for the same period in 2022, mainly due to a $575,547 increase in fees in the area of financial advisory, M&A and corporate finance.

●	Consulting and marketing expenses increased to $1,387,628 from $8,190 for the same period in 2022 due to an $1,384,462 increase in investor relations and public relations as well as digital marketing expenses.

●	Depreciation and amortization expenses increased to $93,354 from $30,702 for the same period in 2022, mainly due to $81,406 amortization of our New Cannabis CRM software.

●	Share-based compensation expenses increased to $343,252 from $153,909 for the same period in 2022 due to higher amounts of stock options and RSUs granted to officers and directors of the Company.

●	Research and development expenses increased to $836,833 from $Nil for the same period in 2022 due to development of the EZ-G Device.

Other Income (Loss) items

●	Foreign exchange loss was $76,470 compared to a gain of $100,322 for the same period in 2022, mainly due to the weakening of the NIS.

●	Finance income (expenses) were $314 income compared with $14,451 expenses for the same period in 2022, mainly due interest income from term deposits.

●	Impairment losses were $13,142,481 compared to $Nil for the same period in 2022 due to impairment of our intangible assets and asset under construction.

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Results of Operations for the Nine Months Ended September 30, 2024, Compared to the Nine Months Ended September 30, 2023

For the nine-month period ended September 30, 2024 the Company recorded a net loss of $35,958,412, compared to a net loss of $3,327,542 in the same period in 2023, and had a cash balance as at September 30, 2024 of $5,863,843 (December 31, 2023 - $3,113,934).

The following provides an overview of the Company’s financial results for the nine-month period ended September 30, 2024 and 2023:

Revenue

The Company has derived its revenue from the sources as summarized in the following:

	September 30, 2024	September 30, 2023
Software development	$592,016	$584,037
Software license	148,193	201,562
Software supports	30,321	38,464
Cloud hosting	37,659	41,237
Others	8,344	8,440

	$816,533	$873,740

●	Revenues during the period were $816,533 as compared to $873,740 for the same period in 2023. This decrease is mainly a result of decreased revenues from software licenses in the amount of $53,369.

●	Approximately 72% of our sales during the period and 82% of our sales for the same period in 2023 were to our largest customer and as a result, we are highly dependent on this customer to continue our operating activities.

●	Development of the Company’s New CRM Platform is now complete and we began to generate revenues from it in 2023.

●	Development of the Company’ New Cannabis CRM Platform is now complete and is currently being tested at the Weizmann Institute of Science, however, we do not expect to generate revenues from the platform in the foreseeable future.

●	The Company’s proposed development of a medical cannabis facility is on hold and we do not expect to generate revenues from the sale of cannabis or cannabis infused products from the cannabis facility in the near future; however there is a possibility we will generate revenues from the sale of cannabis using our contactless business license if we choose to re-apply for it in the first quarter of 2025.

Cost of Revenue

●	Cost of revenues for the period amounted to $731,052 as compared to $418,473 for the same period in 2023. This increase is mainly a result of a $180,134 increase in salaries and benefits and a $136,690 increase in subcontractors expenses.

●	For the nine-month period ended September 30, 2024, the Company’s gross margin was 10%, as compared to 52% for the same period in 2023.

General and Administrative Expenses, Depreciation, Consulting and Marketing, Share-based compensation and Professional Fees

●	For the nine-month period ended September 30, 2024, general and administrative expenses increased to $1,418,497 from $940,445 for the same period in 2023. The increase was mainly due to a $770,729 increase in payroll expenses.

●	Professional fees decreased to $1,355,091 from $2,514,024 for the same period in 2023, mainly due to a decrease in fees in the area of financial advisory, M&A and corporate finance.

●	Consulting and marketing expenses increased to $453,255 from $1,791 for the same period in 2023 due to investment in marketing and branding of the Sensera device.

●	Depreciation and amortization expenses decreased to $3,522 from $9,220 for the same period in 2023.

●	Share-based compensation expenses increased to $3,732,833 from $95,464 for the same period in 2023 due to higher amounts of stock options and RSUs granted to officers and directors of the Company as well as consultants of the Company.

●	Research and development expenses increased to $1,612,881 from $Nil for the same period in 2023 due to development of the Sensera Device.

Other Income (Loss) items

●	Foreign exchange loss decreased to $32,366 from $124,560 for the same period in 2023.

●	Finance income (expenses) were $78,166 income compared with $15,415 expenses for the same period in 2023, mainly due to interest income from term deposits.

●	Change in fair value of derivative warrants liabilities were $21,887,227 compared to $Nil for the same period in 2023 due to issuance of warrants on December 2023 and March 2024.

●	Impairment loss was $5,601,167 compared to $Nil for the same period in 2023 due to impairment of our Sensera Device patent applications.

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Liquidity And Capital Resources

As at September 30, 2024, the Company had a cash balance of $5,863,843 (December 31, 2023: $3,113,934).

Item	Nine Month Ended September 30, 2024 (CAD$)	Nine Month Ended September 30, 2023 (CAD$)
Cash used in operating activities	(5,118,951)	(2,733,932)
Cash used in investing activities	-	(428,186)
Cash provided by financing activities	7,831,589	2,964,366
Net increase (decrease) in cash	2,712,638	(177,752)

●	The Company experienced negative cash flows from operating activities during the nine month period ended September 30, 2024 in the amount of $5,118,951, primarily due to its net loss of $35,958,412, partially offset by a $21,887,227 change in fair value of derivative warrants liabilities and $5,601,167 impairment loss. Cash outlays included general business and administrative expenses, consulting fees, business and product development, and professional fees.

●

The Company believes that it will be able to generate sufficient cash flows to maintain its current capacity. Nevertheless, it will require additional funds in order to complete the Company’s expansion goals which include, construction of the Cannabis Farm and the development of the Sensera device.

On July 19, 2023, the Company issued 1,733,334 Subordinate Voting Shares (537 Subordinate Voting Shares post reverse splits) at a price of US$1.50 per share following the closing of an underwritten U.S. public offering with gross proceeds to the Company of $3,424,201, before deducting underwriting discounts and other estimated expenses paid by the Company in the amount of $405,636, for net proceeds of $3,018,565.

On December 21, 2023, the Company issued 2,884,616 Subordinate Voting Shares (893 Subordinate Voting Shares post reverse splits) at a price of US$0.52 per share following the closing of a registered direct public offering with gross proceeds to the Company of $1,996,650, before deducting underwriting discounts and other estimated expenses paid by the Company in the amount of $319,464, for net proceeds of $1,677,186.

The offering was for the sale of 2,884,616 units (893 units post reverse splits), each consisting of one Subordinate Voting Share and one warrant to purchase one Subordinate Voting Share at an exercise price of US$0.52.

OFF-BALANCE SHEET ARRANGEMENTS

The Company has no off-balance sheet arrangements.

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Critical Accounting Policies

Management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with IFRS. The preparation of these consolidated financial statements requires management to make estimates and assumptions for the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Our estimates are based on our historical experience and on various other factors that management believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

While our significant accounting policies are more fully described in the Note 2 to the audited consolidated financial statements appearing elsewhere in this prospectus, management believes the following discussion addresses the our most critical accounting policies, which are those that are most important to the financial condition and results of operations and require our most difficult, subjective and complex judgments.

Significant Estimates

Impairment of Non-Financial Assets

In assessing impairment, management estimates the recoverable amount of each asset or cash-generating unit based expected future cash flows and uses an interest rate to discount them. Estimation uncertainty relates to assumptions about future operating results and the determination of a suitable discount rate.

Share-based Compensation

Fair values are determined using the Black-Scholes option pricing model.

Estimating fair value requires determining the most appropriate valuation model for a grant of equity instruments, which is dependent on the terms and conditions of the grant. Option-pricing models require the use of highly subjective estimates and assumptions including the expected stock price volatility. Changes in the underlying assumptions can materially affect the fair value estimates and, therefore, existing models do not necessarily provide reliable measurement of the fair value of the Company’s stock options.

Deferred Income Taxes

The determination of income tax expense and the composition of deferred income tax assets and liabilities involves judgment and estimates as to the future taxable earnings, expected timing of reversals of deferred income tax assets and liabilities, and interpretations of tax laws. The Company is subject to assessments by tax authorities who may interpret the tax law differently. Changes in these interpretations, judgments, and estimates may materially affect the final amount of deferred income tax provisions, deferred income tax assets and liabilities, and results of operations.

Significant Judgments

The critical judgments that the Company’s management has made in the process of applying the Company’s accounting policies that have the most significant effect on the amounts recognized in the Company’s consolidated financial statements are as follows:

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Going Concern

The application of the going concern assumption which requires management to take into account all available information about the future, which is at least but not limited to, 12 months from the year end of the reporting period. The Company is aware that material uncertainties related to events or conditions may cast significant doubt upon the Company’s ability to continue as a going concern.

Exploration and Evaluation Assets

The application of the Company’s accounting policy for exploration and evaluation expenditures requires judgment in determining whether it is likely that future economic benefits are likely either from future exploitation or sale or where activities have not reached a stage which permits a reasonable assessment of the existence of reserves. The deferral policy requires management to make certain estimates and assumptions about future events or circumstances, in particular whether an economically viable extraction operation can be established. Estimates and assumptions may change if new information becomes available. If information becomes available suggesting that the recovery of expenditure is unlikely, the amount capitalized is written off in the consolidated statement of operations in the period when the new information becomes available.

Recently Issued Accounting Pronouncements

A number of new standards, and amendments to standards and interpretations, are not yet effective for the year ended December 31, 2023, and have not been early adopted in preparing the consolidated financial statements. These new standards, and amendments to standards and interpretations are either not applicable or are not expected to have a significant impact on the Company’s consolidated financial statements.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	a requirement to present only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

●	an exemption from compliance with the requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements.

We may take advantage of these exemptions for up to five years or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which we have total annual gross revenues of $US1.235 billion or more; (ii) the date on which we have issued more than $US1.0 billion in nonconvertible debt during the previous three years; (iii) the date on which we are deemed to be a large accelerated filer under the rules of the SEC; or (iv) the last day of the fiscal year following the fifth anniversary of this offering. We may choose to take advantage of some but not all of these exemptions. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Given that we currently report and expect to continue to report our financial results under IFRS as issued by the IASB, we will not be able to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

The Company’s external auditor is Reliant CPA PC, who prepared an independent auditor’s report dated July 1, 2024, in respect of the Company’s consolidated financial statements with accompanying notes for the years ended December 31, 2023 and 2022.

The Company’s previous external auditor was BF Borgers CPA PC, who prepared an independent auditor’s report dated May 2, 2022, in respect of the Company’s financial statements with accompanying notes for the year ended December 31, 2021.

On January 16, 2023, the Company requested BF Borgers to resign as the Company’s independent auditors. The request was approved by the Company’s Audit Committee. There were no disagreements with BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BF Borgers, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its audit report.

Effective January 16, 2023, the Company appointed Reliant CPA PC as its independent auditors. Prior to the engagement of the newly appointed auditor, the Company did not consult the newly appointed independent auditor regarding the application of any accounting principle.

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BUSINESS

The following is a description of BYND Israel’s current CRM Software business, as well as the Company’s new Sensera business. Notwithstanding that the following distinguishes between lines of business, for accounting purposes, the Company currently has only one reportable segment (software) given that its new medical cannabis business has not yet commenced operations in a meaningful or material way.

BYND Israel’s Current CRM Software Business

Overview

BYND Israel has developed the Benefit CRM Software. The Benefit CRM Software enables small and medium-sized businesses to optimize their day-to-day activities such as sales management, personnel management, marketing, call center activities and asset management. The Benefit CRM Software streamlines the business operations of BYND Israel’s clients, enabling them to devote most of their efforts and attention to business development aimed at ensuring the future of their respective organizations.

Targeted Industries

The main target markets for the Benefit CRM Software are SMB’s. The needs and requirements of SMB’s are different to those of large corporations. Tailor-made CRM software is not easily available to SMB’s due to the cost hurdle. As such, more standardized CRM software packages have been developed, but without enough customization, we believe that they are not truly useful to SMB’s. BYND Israel’s Benefit CRM Software is built with the SMB customer in mind, and can provide a flexible and robust CRM solution for the SMB sector.

Sales and Marketing

BYND Israel markets and sells its Benefit CRM Software primarily through its own sales agents. The company has a two-person telemarketing team that identifies and targets suitable potential customers and then arranges meetings with one of its sales agents. It is the role of the sales agent to better learn the needs of each potential customer, work out what the most appropriate software will be for them, and close each deal.

As BYND Israel’s New CRM Platform is nearing completion, the company no longer focuses its efforts to market and sell its existing Benefit CRM Software to new clients. In the short term, BYND Israel seeks only to maintain current clients. Once completed, BYND Israel plans to market and sell its New CRM Platform using similar methods to those used in the past for the Benefit CRM Software.

Financial Overview

Currently, the Benefit CRM Software is being used by over 400 organizations and companies in Israel.

In Fiscal 2023, the Company, through BYND Israel, earned total revenues from all operations of $1,076,861. The largest source of revenue was derived from customization of BYND Israel’s Benefit CRM Software for individual clients. Fees charged for product customization contributed more than 70% of total revenues or $758,307. BYND Israel’s second largest source of revenue was sales of software licenses to clients, which accounted for 19% of total revenues or $200,593. Most of the company’s other income was generated by sales of Benefit CRM Software licenses to customers. Over 82% of BYND Israel’s revenue is currently derived from its major customer, Harel Insurance Company Ltd.

Growth Strategy

Over the past three years, BYND Israel has been working on the development of its New CRM Platform, a newer, more advanced version of its Benefit CRM Software platform utilizing the strengths of Big Data. Once completed, this New CRM Platform will bring a whole host of applications that will both improve its current suite of applications and provide what it believes to be new and highly revolutionary tools for its customers.

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Our Solutions and Products

Through the Benefit CRM Software (and ultimately through the New CRM Platform), BYND Israel’s goal is to provide organizations with the tools they need to work more efficiently. The Benefit CRM Software is designed to enable each and every person in an organization to work better with their customers, suppliers and other stakeholders.

BYND Israel’s Benefit CRM Software provides each of its clients with a first-class management tool that enables them to formulate a more targeted business strategy. The Benefit CRM Software helps clients focus their resources on the needs of their customers, which in turn improves the client’s customer relations and performance (in both sales and profitability). The Benefit CRM software also includes a large number of customer resource management functions that enhance internal efficiency, cost control, and the ability to provide quality customer service.

In addition to the licensing and sale of the Benefit CRM Software, BYND Israel also offers customers, through a third party, cloud back-up services, whereby depending on their contract, BYND Israel we will back-up all their information to the cloud at a frequency as agreed upon in their contract. The company also offer its customers training sessions that are tailor-made for their particular software package, as well as ongoing telephone support from the company’s customer service team. BYND Israel’s development team are constantly working with customers in order to adopt and modify the Benefit CRM Software specifically for the customer’s needs and requirements. A large portion of the company’s revenue is generated from the development team’s work. Other services offered are an SMS option, where BYND Israel’s customers can create lists and automated instructions for SMS messages to be sent to their customers and employees. BYND Israel also offer’s our customers a ‘clearing service’ to facilitate credit card payments that they may receive.

Employees

BYND Israel currently has six employees. This includes the CEO, Head of Marketing, Sales and Customer Service Manager, Development Manager, Programmers and Engineers. All employees are currently based in Israel.

New CRM Platform

Over the past three years, BYND Israel has been working on the development of its New CRM Platform, utilizing the strengths of Big Data.

Cloud Based

The biggest change associated with the New CRM Platform is a migration of the existing Benefit CRM Software to a cloud-based service, allowing users to more easily access the solution online, from any internet connected device. On a more practical level, this migration to a cloud-based platform will allow BYND Israel to control storage of all client information (and each client’s customer information) in one central location and will remove the need for each client to maintain its own server. With a cloud-based solution, BYND Israel’s team will be able to more efficiently serve and manage each of its clients from a single location.

Customization & Resale

An exciting tool that is also being developed for the New CRM Platform, is the ability for clients and resellers to easily and quickly create their own “customized” CRM software platform (“Customized CRM Software”) that they can then re-sell to end users. Clients and resellers utilizing the New CRM Platform will receive access to a control board from which they can set up their own Customized CRM Software solution(s) under different name(s) (white labelling) using various different modules, inputs and search screens. This new functionality should have much wider appeal and should allow BYND Israel, through its clients and resellers, to more easily penetrate new markets, both within Israel and abroad.

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Once a BYND Israel client or reseller has completed its Customized CRM Software specifications, they will receive a link for its Customized CRM Software solution which they can then market to end users in any way they wish, including through social media and via Google. When an end user clicks on the Customized CRM Software link, the client or reseller will be able to determine how many individual end user-id’s are needed and select an appropriate pricing model. Support and training for each end user will be provided directly by the client or reseller, and will permit them to embed video tutorials into the software.

All Customized CRM Software created by clients and resellers will work in conjunction with BYND Israel’s New CRM Platform and will effectively make the company the “technical overseer” of all of the Customized CRM Software that our clients or resellers create and sell to end users. If any of our clients or resellers have a technical problem with their Customized CRM software, BYND Israel’s support center and team will be available to resolve the issue.

For the purpose of managing invoices, the New CRM Platform also includes a billing system which will allow BYND Israel to process all fees generated by our clients and resellers from end users of their Customized CRM Software allowing BYND Israel to deduct its fees, directly from the proceeds.

Online Marketplace

The New CRM Platform will also include functionality which allows end users to socially share information, in a similar way to users of Waze. If an end user of the New CRM Platform is looking to purchase goods or services, they will ‘post’ their message and utilizing Big Data and, our New CRM Platform, BYND Israel will be better able to identify clients and resellers who might be able to supply those goods or services and, after a match is made, and if a transaction is consummated, BYND Israel will charge a fee based on a percentage of the transaction value.

Status of Development

BYND Israel has completed the required development work for the New CRM Platform and implementation of the final product has been executed successfully with two of its customers.

BYND Israel’s New Cannabis CRM Software Business

Utilizing the knowledge that BYND Israel has developed over the past 20 years in the CRM software space, it has begun developing the New Cannabis CRM Platform, a new, revolutionary CRM software platform, which is being designed to serve the unique needs of the medical cannabis sector. BYND Israel’s ultimate goal is for the New Cannabis CRM Platform to become the go-to “virtual marketplace” for all stakeholders in medical cannabis.

The fundamental function of the New Cannabis CRM Platform will be to bring the growers, manufactures, laboratories, distributors, pharmacies and ultimately, end-users of medical cannabis together, offering them a single, centralized platform to publicize their wares, share information and provide a marketplace to buy and sell medical cannabis and related products. Using the collected data from users and together with Big Data and other business intelligence, the New Cannabis CRM Platform will provide users with the most informative and up to date and data regarding medical cannabis.

The Solution and Product

The New Cannabis CRM Platform is designed to enable the growers, manufacturers, laboratories, distributors, pharmacies to establish a ‘shop front’ where each will be able to provide desired information about its operations to other users of the platform. The New Cannabis CRM Platform will include an elaborate business intelligence subsystem that will analyze and provide real-time scenarios for all users, including expected growth, expected delivery times, quality of growth, estimated price, all based on data accumulated on the platform. For example:

●	Growers & Producers will be able to provide key information to their suppliers, customers and other market participants including growing capacity, crop size, genetics, active materials (THC/CBD) and pricing.

●	Distributors will be able to provide all information about the products they purchase and resell, including inventory levels, locations, delivery times and pricing.

●	End users will be able to search all suppliers of medical cannabis and purchase products directly, via the trading platform.

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Sales and Customers

In 2017, there were approximately 28,000 cannabis businesses operating in the United States alone (source: https://www.statista.com/topics/3064/medical-marijuana-in-the-us/). Using this information as a benchmark, the Company analyzed other publicly available information statistics regarding global market size and US market shares from a variety of publicly available sources (including https://www.fortunebusinessinsights.com/industry-reports/cannabis-marijuana-market-100219,https://www.medicalmarijuanainc.com/news/new-analysis-values-global-cannabis-market-at-344-billion, and other), the Company estimates that there are currently approximately 93,000 dealers of medical cannabis globally. BYND Israel’s objective is to make its new platform the “go-to” marketplace for product information and ultimately, become the medium through which users purchase their medical cannabis products.

Our New Medical Cannabis Business

Overview

BYND Israel, through its 74% owned subsidiary BYBY, started to plan the Cannabis Farm and the Indoor Cannabis Growing Facility. BYND Israel’s original goal was to leverage the operation of the Cannabis Farm to assist in the development of its New Cannabis CRM Platform. By using data generated by the operation of the Cannabis Farm, including data relating to the growing, harvesting and selling of medical cannabis, BYND Israel will be able to optimize its New Cannabis CRM platform to offer stakeholders a resource which will enhance their businesses.

The New Cannabis CRM Platform is the first of its kind for the medical cannabis field and the company is confident it will transform the industry into a more organized, accessible and price transparent market.

Recently, Israeli regulations have changed to allow for the import of medical cannabis. In addition, cannabis exports remain prohibited and it is unknown if and when such exports will be legalized. These factors have resulted in lower prices for Israeli grown cannabis and caused the closure of many cannabis farms in Israel. As a result, the Company decided in 2021 to apply for a license to trade in medical cannabis without contact with the substance. This license makes it possible to trade in all types of medical cannabis in any way possible, including import and domestic trade.

As part of the license, the Company contracts with local growers in Israel who grow the products for it and distribute them in pharmacies in exchange for the production and marketing fees, all without the company investing huge sums of money in the construction and operation of growing facilities.

On February 5, 2023, the Company received the license and is working to build a private label of medical cannabis inflorescences for marketing in pharmacies in Israel. This license expired on February 5, 2024, the Company intends to apply for an extension of one year and will be able to use the license once the MCU approves the extention.

Current Status of our Cannabis Farm Facilities

Due to the fact that the Company decided to apply for a contactless business license which will enable us to generate revenues without investing further in the Cannabis Farm, together with the our decision in 2023 to invest more in the Sensera product and the difficulty to access financing in current market conditions, the Company decided to defer the decision on the future of the Cannabis Farm to at least April of 2025.

During the last 6 months, we have been reviewing potential acquisition opportunities in the medical cannabis sector, either companies that grow medical cannabis or companies that market medical cannabis. Such acquisitions could be an alternative to proceeding with the Cannabis Farm. However, none of the discussions that commenced with potential targets proceeded to the conclusion of a letter of intent or similar document.

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Our New Sensera Business

On September 22, 2022, the Company completed its acquisition of Israeli based Zigi Carmel Initiatives & Investments Ltd. through Zigi Carmel we own the Sensera device, a unique, patent-pending device that, combined with proprietary AI software (provisional application), regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organs. According to research conducted across the globe, treatment with low-concentration CBD oils can relieve candida, dryness, scars, and many other female health issues (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC7924206). Numerous studies have shown CBD interacts with the endocannabinoid system, a master regulatory system with receptors all around the body. By activating these receptors, CBD can have health benefits that help make sex more approachable and pleasurable by reducing stress, enhancing one’s mood, promoting body comfort, and treating vaginal issues.

The Company continues to pursue patent application approvals for the Sensera device, including the filing of 11 national phase applications in different countries and jurisdictions including Europe, Japan, China and the US. The Company filed “Medical Adult Toy” and “Smart Adult Toy” national phase patent applications in January 2024. We estimate the remaining cost to pursue patent application approvals in all 11 jurisdictions to be $100,000. The patent approval process follows these steps: filing of an application, examination, publication and approval or rejection of the patent application. The timeline for the patent process from filing to approval varies depending on the jurisdiction (Europe 3-5 years, US and Japan 2-3 years, China up to 2 years). The Company’s ‘Go to Market’ strategic plan is based on combined Business to Business (“B2B”) and Business to Consumer (“B2C”) sales.

As of the date of this registration statement, the Company has:

1.	has completed the design of the following modules: ergonomic, configuration, concept, industrial design and design for manufacturing;

2.	in the hardware space, the Company has developed the mainboard of the device, side board, sensors for humidity, heat and heartbeat;

3.	in the engineering space, the Company has performed POC and industrial design inputs;

4.	in the firmware space, the Company has developed software design details, system test and configurations;

5.	in the user experience/user interface (“UX/UI”) space, developed the software and application screens, including the application design and characterization ;

6.	filed various Patent Cooperation Treaty (“PCT”) applications covering mechanical, system logic, and design aspects of the Sensera Device;

7.	filed national patent applications in 11 countries, including the USA and countries in the EU;

8.	Started production in small quantities; and

9.	filed various design applications for the lubricant the capsules in 4 different countries.

The Company also developed the following enhancements for the product:

Unique Pump Design - Efficient Re-source Monitoring: The Sensera features a miniature pump design with liquid flow capabilities precisely tailored to meet the system’s requirements.

Suction Mechanism - Navigating Legal Constraints: In response to legal restrictions and guidance from the patent office, we developed a unique vacuum mechanism for the device with a peristaltic pump based on an expired 1911 patent.

Moisture Detection Sensor - Triple Sensor Synergy: Integrating three sensors—motion, liquid amount, and friction detection—was essential for the development of the moisture detection sensor. Their combination allows us to identify friction in relation to the amount of liquid around the product and enhances its functionality.

Pelvic floor games- Training for well-being: Most women face pelvic floor weakness at some point in their life, causing pain and decrease in libido. We identified existing devices (but not combined with vibrators) designed for training and strengthening these muscles, offering a potential solution to enhance users’ quality of life. Creating unique training programs make strengthening these muscles enjoyable, encouraging users to persist. Additionally, the programs provide feedback on internal muscles, offering a personalized way to track their progress.

Vaginal Pulse Sensor - Innovative Experience Measurement: We recognized that pulse measurement is a valuable way to assess user experience. It also allows us to confirm the fact that the vibrator is inserted into the body. We developed a pulse sensor specifically designed for the vagina- an innovation not previously explored. To validate its effectiveness, we built an experimental model and conducted successful testing with an experimenter. This experiment confirmed the sensor’s suitability for measuring pulse within the vaginal environment, contributing to the products ability to gather more information and to assess the users experience.

Smart Delivery System Potential: The smart delivery system, initially developed here for intimate use, has the potential to extend into other product fields. We identified possibilities in diverse sectors such as cosmetics and sport therapy devices. These areas will require additional research, but we anticipate substantial opportunities for innovation and marketing in these domains.

Sphere Development - Elevating UX-UI Experience: Recognizing the smart nature of both the Sensera product and its accompanying application in development, that in the future will feature machine learning and AI capabilities, we prioritized creating a high-end UX-UI communication experience. The innovative sphere feature serves as a futuristic element, giving as infrastructure preparation for artificial intelligence and machine learning ,modules for implementation in the device (similar to interfaces like SIRI).

The Company produced a first prototype of the Sensera device in the fourth quarter of 2023, and plans to go to market in the second quarter of 2025 and start selling the device worldwide based on patents it will file in different countries.

In order to go to market, the Company needs to test the protype and commence manufacture of the product. As the initial version of the product will be therapeutical, that doesn’t require any regulatory approvals; provided that the CBD products contain a tetrahydrocannabinol (THC) content of lower than 0.03%, the regulations expert engaged by the Company has advised that there is no need to obtain U.S. Food and Drug Administration (FDA) approval.

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Patents Status

Patent Applications – Provisional and PCT

Country	Subject	App. No.	Filed	Publication No.	Pub. Date	Status/Next action
Patent Cooperation Treaty	SMART ADULT TOY	PCT/IL2023/050016	05/01/2023	WO2023131950	13/07/2023	National Phase entered Expiration 20 years from the PCT filing date 01/01/2043
Patent Cooperation Treaty	MEDICAL ADULT TOY	PCT/IL2022/050783	20/07/2022	WO 2023/002485	26/01/2023	National Phase entered Expiration 20 years from the PCT filing date 20/07/2042
United States of America	FEMALE TREATMENT DEVICE	63/562,761	08/03/2024			Application filed: deadline to file regular applications 8.3.2025
United States of America	MALE TREATMENT DEVICE	63/639,118	26/04/2024			Application filed: deadline to file regular applications 26.4.2025

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Medical Adult Toy national patent applications:

Country	App. No.	Our Ref.	Filed	Publication No.	Pub. Date	Next Renewal	Status/Next action
United States of America	63/223,822	2813834	20/07/2021				Term Ended
Patent Cooperation Treaty	PCT/IL2022/050783	2864079	20/07/2022	WO 2023/002485	26/01/2023		National Phase entered
China	202280050173.7	2994640	20/07/2022				Examination in progress; Office Action due: Dec 09, 2024
Australia	2022314317	2994627	20/07/2022			20/07/2026	Deadline for requesting examination: Jul 20, 2027
Canada	3,221,838	2994630	20/07/2022			20/07/2025	Deadline for requesting examination: Jul 20, 2026
European Patent Office	22845568.9	2994654	20/07/2022	4373454	29/05/2024	31/07/2025	Application filed; Expected date for 1st Official Action: Dec 07, 2025
India	202317083896	2994660	20/07/2022				Examination requested; Expected date for 1st Official Action: Dec 08, 2024
Israel	309183	2994674	20/07/2022				Section 18 received; Expected date for 1st Official Action: Dec 07, 2026

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Country	App. No.	Our Ref.	Filed	Publication No.	Pub. Date	Next Renewal	Status/Next action
Japan	2023-576213	2994680	20/07/2022				Deadline for requesting examination: Jul 20, 2025
New Zealand	806417	2994690	20/07/2022			20/07/2026	Deadline for requesting examination: Jul 20, 2027
Republic of Korea	10-2023-7045274	2994700	20/07/2022	10-2024-0035412	15/03/2024		Deadline for requesting examination: Jul 20, 2025
Singapore	11202309414Q	2994714	20/07/2022				Examination requested; Expected date for 1st Official Action: Jun 20, 2025
United States of America	18/567,766	2994728	20/07/2022	US 2024/0207133	27/06/2024		Examination in progress; Accelerated Examination; Acceptance/Next office action received: Mar 26, 2025

Smart Adult Toy national patent applications:

Country	App. No.	Our Ref.	Filed	Publication No.	Pub. Date	Next Renewal	Status/Next action
Patent Cooperation Treaty	PCT/IL2023/050016	2906680	05/01/2023	WO2023121950	13/07/2023		National Phase entered
China	202380023895.8	3022281	05/01/2023				Examination in progress; Office Action due: Dec 09, 2024
Australia	2023205476	3022265	05/01/2023			05/01/2027	National Phase entered; Deadline for requesting examination: Jan 05, 2028
Canada	Not received yet	3022272				05/01/2025	National Phase entered; Deadline for requesting examination: Jan 05, 2027

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Country	App. No.	Our Ref.	Filed	Publication No.	Pub. Date	Next Renewal	Status/Next action
European Patent Office	23737259.4	3022296	05/01/2023	4460280	13/11/2024	31/01/2025	Application filed; Expected date for 1st Official Action: Aug 05, 2026
India	202417053599	3022303	05/01/2023				National Phase entered; Deadline for requesting examination: Jan 06, 2026
Israel	314148	3022319	05/01/2023				Application filed; Expected date for 1st Official Action: Jul 06, 2027
Japan	Not received yet	3022320	20/07/2022				National Phase entered; Deadline for requesting examination: Jan 05, 2026
New Zealand	812746	3022331	05/01/2023			05/01/2027	National Phase entered; Deadline for requesting examination: Jan 05, 2028
Republic of Korea	10-2024-7026415	3022340	05/01/2023				National Phase entered; Deadline for requesting examination: Jan 05, 2026
Singapore	11202404709W	3022350	05/01/2023				National Phase entered; Deadline for requesting examination: Jan 06, 2025
United States of America	18/726,930	3022360	05/01/2023				National Phase entered; Expected date for 1st Official Action: Jan 05, 2025

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Design Applications

Country	Subject	App. No.	Filed	Design No.	Grant Date	Status/Next action
China	FEMALE TREATMENT DEVICE	202330522131.6	15/08/2023			Examination report received
United States of America	FEMALE TREATMENT DEVICE	35/520,188	11/02/2024			Pre-filed; Expected date for 1st Official Action: Feb 11, 2026
International Design Deposit European Union United Kingdom	FEMALE TREATMENT DEVICE					Registered
China	Lubricant Capsule	202330522171.0	15/08/2023	ZL 202330522171.0	25/06/2024	Registered
United Kingdom	Lubricant Capsule					Application filed; Expected date for 1st Official Action: Aug 11, 2024

International Design Deposit	Lubricant Capsule	WIPO144152	11/02/2024	DM/235655	11/02/2024	Registered
United States of America	Lubricant Capsule	35/520,369	11/02/2024			Application filed; Expected date for 1st Official Action: Feb 11, 2026

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Device overview

Studies suggest that there are a number of benefits associated with the use of CBD as it relates to the enhancement of the female sexual experience. See e.g. “The Relationship between Marijuana Use Prior to Sex and Sexual Function in Women” (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC6522945/); “Assessment of the Association of Cannabis on Female Sexual Function With the Female Sexual Function Index” (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC7691883); and “Cannabis and Vulvodynia Symptoms: A Preliminary Report” (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC7787394/).

Specifically, we expect the following benefits from the application of CBD through the Sensera device:

Vulvodynia

CBD helps with reducing pain.

We have combined a penetration machine with peristaltic pump to push CBD lube to the vagina.

Vaginismus

CBD helps with reducing pain and muscle contraction.

We have combined penetration machine with changed sizes of silicon cover to train the vagina muscles for penetration wile relaxing the muscles with CBD.

Hemorrhoids

CBD may be able to help, thanks to its pain relieving and anti-inflammatory properties.

The rectal insert also heats the rectum and pushes up drooping anal sphincter muscles, thus strengthening the anal muscles.

Pelvic floor Dysfunction

CBD helps with reducing pain combining with sensor pressure to modify and practice pelvic floor muscles

Vaginal Scarring

Bringing heat and promoting circulation to the scar tissue can help make it more pliable when you massage it, we have combined a massager with heating feature.

Candida & Fungal

CBD oil may help candida sufferers manage the condition and overcome the problem of itching skin anti-inflammatory and antipruritic effects.

Ovarian cysts

CBD oil may help balance hormones which helps reduce Ovarian cyst growing and helps with balancing insulin levels witch effects cysts as well.

Vaginal Dryness

CBD oil may help increase production of natural lubrication. We have combined penetration machine with peristaltic pump to push CBD lube to the vagina.

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52

Sales and Customers

According to the Brightfield Group, a cannabis industry data research firm, sales of CBD products could reach $11 billion by 2027 (https://www.cannabisbusinesstimes.com/article/brightfield-group-estimates-us-cbd-market-growth-dependent-fda-guidance/). A recent Zion Market Research study indicates the market size of global gynecology devices was worth $10.8 billion in 2021 and is estimated to exceed $19.5 billion by 2028 with a compound annual growth rate (CAGR) of approximately 10.3 percent (https://www.prnewswire.com/news-releases/statistics-on-gynecology-devices-market-size—share-worth-over-usd-19501-20-million-by-2028—exhibit-a-cagr-of-10-30-industry-trends-demand-value-analysis—forecast-report-by-zion-market-research-301601656.html).

The Company intends to establish a marketing and sales system for the Sensera device. The Company’s ‘Go to Market’ strategic plan is based on combined B2B and B2C sales.

As part of the acquisition of Zigi Carmel, the Company received an independent valuation report from BDO consulting group (Israel) with respect to the pending patents owned by Zigi Carmel. That report concluded that the valuation was USD$ 34,114,000.

Competition

CRM Software Business

Given that in general, software solutions can be sold globally from anywhere, potentially any producer of CRM software can be viewed as a competitor. However, given BYND Israel’s focus on the Israeli market, its main competitors for that market include SAP SE (“SAP”), Oracle Computer Technology Corporation (“Oracle”), Salesforce.com, LLC (“Salesforce.com”), Pivotal Software Inc. (“Pivotal”), Microsoft Corporation (“Microsoft”), and Eshbel Technologies (“Eshbel”).

SAP and Oracle’s solutions mainly cater to the large business segment. In many instances, BYND Israel’s Benefit CRM Software does not compete directly with SAP and Oracle’s products but rather, is often used in collaboration with SAP and Oracle software, to enhance the effectiveness of their systems for its Israeli based users.

Microsoft, SalesForce.com and Pivotal compete more directly for a share of the Israeli CRM market. Nevertheless, BYND Israel is of the view that its Benefit CRM Software provides a more flexible and effective solution when compared to their CRM products.

Eshbel is perhaps BYND Israel’s most noteworthy competitor, as they are also based in Israel and from time to time, targets some of the same SMB clients as the company. However, Eshbel’s solution (named Priority) can be differentiated from BYND Israel’s Benefit CRM Software, as it is primarily tailored for use by industrial companies whereas the Benefit CRM Software is geared more towards customers in the service sector.

Sensera device business

Based on its own research, the Company has not yet found any medical or recreational device that offers a value proposition similar to that of its Sensera device. As such, the Company expects to be the first company to offer such a solution to the health and recreational products industry.

Employees

As at December 31, 2024, the Company had 6 full-time employees and no part-time employees.

Foreign Operations

The Company’s material operations are located in the State of Israel. Any changes in regulations or shifts in political attitudes in Israel, or other jurisdictions in which the Company has projects from time to time, are beyond the control of the Company and may adversely affect its business. Future development and operations may be affected in varying degrees by such factors as government regulations (or changes thereto) with respect to the restrictions on production, export controls, income taxes, expropriation of property, repatriation of profits, environmental legislation, land use, water use, land claims of local people, and receipt of necessary permits. The effect of these factors cannot be accurately predicted. See Description of Business - Risk Factors.

1https://www.prnewswire.com/news-releases/statistics-on-gynecology-devices-market-size—share-worth-over-usd-19501-20-million-by-2028—exhibit-a-cagr-of-10-30-industry-trends-demand-value-analysis—forecast-report-by-zion-market-research-301601656.html

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MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding our executive officers and directors, including their ages as of the date of this filing:

Name	Age	Position
Marcel (Moti) Maram	67	President and Director
Yftah Ben Yaackov	46	Chief Executive Officer and Director
Avner Tal	62	VP—Sales and Marketing, Chief Technology Officer and Director
Gabi Kabazo	52	Chief Financial Officer, Director and Corporate Secretary
Stefania Szabo	52	Director
Niv Shirazi	28	Director
Harold Wolkin	73	Director
Carmel Zigdon	28	Director
Mor Bzizinsky	38	Director

Marcel (Moti) Maram, President and Director

Mr. Maram is the co-founder of BYND Israel, a director and President of the Company and was the CEO of BYND Israel until December 19, 2023. Mr. Maram graduated high school as an electronics technician. After completing his mandatory military service in the Israeli army in 1978, Mr. Maram served in the Air Force branch of the Israeli Defence Forces (IDF) until 1984. As part of an IDF mission, Mr. Maram completed additional training in electronics and computer systems with several companies in the Italy and the United States including GTA Telecomunicazioni S.P.A., ITT North Electric Company, Timeplex, LLC, the Univac division of Sperry Corporation and in Israel with Taderan Holdings, Telrad Networks and the Rad-Bynet Group. After completing his service with the IDF, he worked at Exatec, Israel’s first manufacturer of PC compatible computers. In 1986, he co-founded MDA Electronics with Avner Tal, to provide services to Exatec. In 2000, he and Avner co-founded BYND Israel.

Yftah Ben Yaackov, Chief Executive Officer and Director

Mr. Ben Yaackov is the CEO of the Company. Mr. Ben Yaackov is also a practicing attorney in Israel for 15 years. Mr. Ben Yaackov received his law degree from Shar’arei Mishpat College (now The Academic Center for Law and Science) in 2005. After graduating, he began his legal career as an intern with Avitan Ben-Shimol Yekutiel in Jerusalem. He then established his own law practice in Askelon, representing both privately held and publicly traded companies, with a focus on real estate. More recently, he began advising companies on Israeli Cannabis Laws.

Over the past three years, Mr. Ben Yaackov provided legal and consulting advice to two medical cannabis companies, based in Israel and was involved in virtually every aspect of the development of their respective business. One of these clients now successfully manufactures and distributes cannabis infused medical products. Mr. Ben Yaavkov assisted the other throughout the entire process of planning, developing, licensing and commencing operations of a medical cannabis farm.

From September 2019 – January 2021, Mr. Ben Yaackov also served as a director of Property and Building Corporation Ltd., one of Israel’s oldest and largest real estate investment companies listed on the Tel Aviv Stock Exchange (TASE) and is included in both the TA-100 and TA-75 stock indices.

Avner Tal, VP Sales & Marketing, Chief Technology Officer and Director

Mr. Tal is the CTO, acting CEO since December 19, 2023 and co-founder of BYND Israel and is a director, VP Sales & Marketing and CTO of the Company. In the 1980s Mr. Tal attended college in Ort Bialik, where he studied electronics. Upon graduation he served with the Israeli Navy branch of the IDF and was part of a team which developed new missile systems and related technologies. As part of his permanent military service in the Navy, he worked on a project involving the assimilation of optical fibers developed by the Fibronix Company. After he retired from the permanent army, Marcel (Moti) Maram (whom Mr. Tal had met while serving in the IDF) recruited Mr. Tal to join him at Exatech. Together, they helped develop the first computer in the world to implement the Microsoft MS-DOS operating system as well as the first computer which could be connected through a network. In 1986 he and Mr. Maram co-founded MDA Electronics and in 2000, they co-founded BYND Israel.

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Gabi Kabazo, Chief Financial Officer, Corporate Secretary and Director

Mr. Kabazo, a director, CFO and audit committee member of the Company, is a seasoned finance and operations professional with over 20 years’ experience supporting accounting, financing and IT operations in complex corporate settings. Since 2009, Mr. Kabazo has been with TELUS Telecommunications Company and currently (since 2018) holds the title of Sr. Strategy Manager, Environment Management, Shared Services, Business Transformation & Operations. From 2002-2011 he served as CFO for m-Wise Inc. (OTCBB:MWIS). From 2000-2002 served as Controller for On Track Innovations Ltd. (OTCQX:OTIVF). Mr. Kabazo received a B.A. in Accounting & Economics from Tel Aviv University in 1997 and earned his C.P.A. (Israel) designation in 1999. In 2006 he earned an MBA (Financing) from the University of British Columbia, Sauder School of Business.

Stefania Szabo, Director and Member of Audit Committee

Dr. Szabó, a director and audit committee member of the company, is a government services, management, international business and public relations professional with more than 25 years of experience in all areas of bilateral and multilateral relationship management, diplomacy, trade and human resources. She has developed expertise through communication, negotiation and mediation between European and Canadian government networks to promote economic and trade values as well as representing government, business and community interests.

Niv Shirazi, Director and Member of Audit Committee

Niv Shirazi, a director and audit committee member of the company, is a business professional with strong financial acumen. Since 2018, Mr. Shirazi serves as Chief Operating Officer with H.N. Win Ltd,, an Israeli real estate firm. Mr. Shirazi received a B.A. in Business Administration and Accounting from the Ono Academic College in Kiryat Ono, Israel.

Harold Wolkin, Director and Chair of Audit Committee

Harold Wolkin, a director chair of the audit committee, is an accomplished investment banker and financial analyst (retired) with over 30 years of experience. In 1983, Mr. Wolkin joined BMO Nesbitt Burns as a senior research analyst. Mr. Wolkin went on to serve as managing director in the Diversified Industries Group of BMO Capital Markets from August 1983 to January 2008. He represented BMO Nesbitt Burns as a lead underwriter for a number of Canada’s largest equity offerings from 1992 to 2008. He was also responsible for the origination and the successful marketing of a large number of initial public offerings and equity financings for a wide range of issuers. Most recently, Mr. Wolkin served as Executive Vice-President and Head of Investment Banking for Dundee Capital Markets. Since 2004, he has also served on a number of public company boards and not-for-profit organizations. He currently serves as: (i) a director, audit committee chair and Vice Chair of the Board of Baylin Technologies Inc. (TSX:BYL), (ii) director and audit committee chair of Cipher Pharmaceuticals Inc. (TSX:CPH), and (iii) a director of Range Energy Resources Inc. (CSE:RGO.X). He was also President of the CFA Society of Toronto, a member of the Chartered Financial Institute since 1980 and is a certified chartered financial analyst. He received a Bachelor of Arts in Economics from York University and a Masters of Arts in Economics and Finance from the University of Toronto. Mr. Wolkin is also a graduate and a member of the Institute of Corporate Directors.

Carmel Zigdon, Director

Carmel Zigdon has been a director since September 2022. He is a business professional with strong skills in the fields of marketing and online sales, is the inventor of the Sensera device and the founder of Zigi Carmel Initiatives & Investments Ltd. Since 2018, he has served as the online shopping manager of ZCRAVE.com, an online clothes store generating revenues in the millions of US$ per year.

Mor Bzizinsky, Director

Mor Bzizinsky has been a director since February 2024. She received a B.A. in Law and Economics from the College of Management in Rishon LeZion, Israel. She has been an attorney since 2012, and owns and manages a private law practice and she has experience in managing projects in the agriculture industry and has vast knowledge and experience working with the Medical Cannabis Unit.

Arrangements for Election of Directors and Members of Management

There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any of our executive management or our directors were selected. See “Certain Relationships and Related Party Transactions “ for additional information.

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Executive Compensation

The Company does not have a formal compensation program. The Board will meet to discuss and determine management compensation, without reference to formal objectives, criteria or analysis. The general objectives of the Company’s compensation strategy are to: (a) compensate management in a manner that encourages and rewards a high level of performance and outstanding results with a view to increasing long-term shareholder value; (b) align management’s interests with the long-term interests of shareholders; (c) provide a compensation package that is commensurate with other companies in the industry to enable the Company to attract and retain talent; and (d) ensure that the total compensation package is designed in a manner that takes into account any constraints that the Company is under with respect to earnings.

The Company came into existence on March 29, 2021, through the Amalgamation. As a result, executive compensation data exist only for the period from that date.

The following table sets forth information with respect to the executive compensation for the most recent three fiscal years.

Table of Compensation, Excluding Compensation Securities
Name and position	Year	Salary, consulting fee, retainer, commission ($)	Bonus ($)	Committee or meeting fees ($)	Value of perquisites ($)	Value of all other compensation ($)	Total compensation ($)
Marcel (Moti) Maram	2024	111,111	Nil	Nil	Nil	Nil	111,111
President and Director	2023 2022	243,509 365,461	Nil Nil	Nil Nil	Nil Nil	Nil Nil	243,509 365,461
Yftah Ben Yaackov	2024	545,063	341,775	Nil	Nil	Nil	886,838
CEO and Director	2023 2022	365,062 262,774	198,390 Nil	Nil Nil	Nil Nil	Nil Nil	563,452 262,774
Avner Tal	2024	275,908	Nil	Nil	Nil	Nil	275,908
VP Sales & Marketing, Chief Technology Officer and Director	2023 2022	251,671 370,595	Nil Nil	Nil Nil	Nil Nil	Nil Nil	251,671 370,595
Gabi Kabazo	2024	346,302	67,910	Nil	Nil	Nil	414,212
Director and CFO	2023 2022	252,687 143,500	34,059 Nil	Nil Nil	Nil Nil	Nil Nil	286,746 143,500

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Stock Options and Other Compensation Securities

The following table discloses all anticipated compensation securities the Company has granted to date to each of its executive officers and Directors:

Compensation Securities
Name and position	Type of Compensation Security	Number of compensation securities, number of underlying securities	Date of issue or grant	Issue, conversion or exercise price ($)	Expiration date
Marcel (Moti) Maram President and Director	-	-	-	-	-
Yftah Ben Yaackov CEO and Director	-	-	-	-	-
Avner Tal VP Sales & Marketing, Chief Technology Officer and Director	-	-	-	-	-
Gabi Kabazo
Director and CFO	-	-	-	-	-
Stefania Szabo(1) Director	RSU	3,427	April 7, 2024	$1.03	April 7, 2025
Harold Wolkin(1)(2) Director	RSU	4,283	April 7, 2024	$1.03	April 7, 2025

(1)	Member of Audit Committee
(2)	Chair of Audit Committee

Stock Option Plan

The Company has a Stock Option Plan in place. Currently, 46 options have been granted under the Plan to certain directors, officers and consultants. See “Options and Other Rights to Purchase Securities”.

The Company has a stock option plan to grant incentive stock options to directors, officers, employees and consultants. Under the plan, the aggregate number of Subordinate Voting shares that may be subject to option at any one time may not exceed 30% of the issued Subordinate Voting shares of the Company as of that date, including options granted prior to the adoption of the plan. The exercise price of these options shall not be less than that permitted under the rules of any stock exchange or exchanges on which the Shares are then listed. Disinterested shareholder approval shall be obtained by the Company prior to any reduction to the exercise price if the affected optionee is an insider (as defined in the Securities Act (British Columbia) of the Company at the time of the proposed amendment.

The Company may, but shall not be obligated to, offer an optionee the right (the “Cashless Exercise Right”), in lieu of the right to exercise a specific Option, to terminate such Option in whole or in part by notice in writing delivered to the Company electing to exercise the Cashless Exercise Right and, in lieu of receiving the number of Shares to which such terminated Option relates, to receive the number of Shares, disregarding fractions, which is equal to the quotient obtained by:

(i)	subtracting the exercise price per Share under such terminated Option from the VWAP per Share and multiplying the difference by the number of Shares that could have been purchased under such terminated Option; and

(ii)	dividing the product obtained above by the VWAP per Share.

“VWAP” means the volume weighted average trading price of the Shares on the stock exchange on which the Shares then principally trade (as determined by the Board) calculated by dividing the total value of the Shares traded by the total volume of the Shares traded over the five trading days immediately preceding the applicable date. Where appropriate, internal crosses and certain other special trades may be excluded from the calculation as determined by the Board.

Exercise of the Cashless Exercise Right, in each instance, is conditional upon consent of the Company, and the Board will not be obliged to allow for use of the Cashless Exercise Right or to provide reasons for not allowing use thereof.

Employment, Consulting and Management Agreements

Other than a consulting agreement with Yftah Ben Yaackov, the Company has not entered into any formal written employment agreements with any of its executives. Nevertheless, the Company and BYND Israel have agreed to enter into employment agreements with each of the following executives on the following terms:

●	Marcel (Moti) Maram will serve as President of the Company until his employment agreement is terminated in accordance with the terms set forth therein. Mr. Maram will be entitled to an initial annual base salary of $140,400 and will thereafter be subject to annual review. Mr. Maram will also be eligible for bonuses and the granting of options, at the Board’s discretion. See “Options and Other Rights to Purchase Securities”.

●	Yftah Ben Yaackov will serve as Chief Executive Officer of the Company until his employment agreement is terminated in accordance with the terms set forth therein. On June 29, 2021, the company entered into a consulting agreement with Mr. Yftah Ben Yaackov which provides inter alia that the Corporation will pay Mr. Ben Yaackov a consulting fee of $18,400 per month, for a period of 10 months; Since April 1, 2022 his compensation has changed to $250,000 annual salary. Since April 1, 2023 his compensation has changed to US $300,000 annual salary. Since April 1, 2024 his compensation has changed to US $405,000 annual salary Mr. Ben Yaackov will also be eligible for bonuses and the granting of options, at the Board’s discretion. See “Options and Other Rights to Purchase Securities”.

●	Avner Tal will serve as VP Sales & Marketing and Chief Technology Officer of the Company until his employment agreement is terminated in accordance with the terms set forth therein. Mr. Tal will be entitled to an initial annual base salary of $140,400 and will thereafter be subject to annual review. Mr. Tal will also be eligible for bonuses and the granting of options, at the Board’s discretion. See “Options and Other Rights to Purchase Securities”.

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Termination of Employment, Change of Control Benefits and Employment Contracts

Each of the employment agreements with each of Marcel (Moti) Maram, Avner Tal and Yftah Ben Yaackov will provide inter alia that:

●	if the employee’s employment with the Company and BYND Israel, is terminated without cause, or

●	if the employee elects to terminate his employment with the Company and BYND Israel in the event there has been a “substantial breach” by the Company or BYND Israel (including wrongful dismissal) or if there has been a change of control of the Company or BYND Israel, then such terminated employee will be entitled to severance payments equal to one-twelfth of the his then base salary plus coverage for any benefits to which he may be entitled pursuant to any benefit plan, for the lesser of: (i) twelve months, or (ii) until the such employee finds new employment.

No benefits will accrue to any of the Company’s other NEOs, officers, employees or directors upon their termination, or upon any change of control of the Company, except as may be required by applicable law.

Director Compensation

There are no current plans for non-independent directors to receive any fees or other compensation for acting as directors or for serving on any board committees, except that non-independent directors are entitled to participate in the Stock Option Plan, in such individual amounts as the Board may determine from time to time.

Compensation to the independent directors is paid as an annual fee for serving as directors and for serving on board committees, however the independent directors may choose to receive their compensation in restricted share units instead of cash. In addition, independent directors are entitled to: (i) participate in the Stock Option Plan in such individual amounts as the Board may determine from time to time, and (ii) reimbursement for out-of-pocket expenses incurred on behalf of or in providing services as a director for the Company.

Table of Compensation, Excluding Compensation Securities
Name and position	Year	Salary, consulting fee, retainer, commission ($)	Bonus ($)	Committee or meeting fees ($)	Value of perquisites ($)	Value of all other compensation ($)	Total compensation ($)
Harold Wolkin Director	2024 2023 2022	106,521 60,833 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	106,521 60,833 Nil
Stefania Szabo Director	2024 2023 2022	92,123 59,457 35,625	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	92,123 59,457 35,625
Niv Shirazi Director	2024 2023 2022	10,997 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	10,997 Nil Nil
Carmel Zigdon Director	2024 2023 2022	164,509 81,616 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	164,509 81,616 Nil
Mor Bzizinsky Director	2024 2023 2022	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

C. Board Practices

The Company’s Board practices are governed by CSA National Policy 58-201 - Corporate Governance Guidelines. Each of the Company’s directors is committed to sound corporate governance practices, which are both in the interest of its shareholders and contribute to effective and efficient decision making.

NP 58-201 establishes corporate governance guidelines which apply to all public companies. The Company will review its own corporate governance practices in light of these guidelines. In accordance with CSA National Instrument 58-101 Disclosure of Corporate Governance Practices, the Company’s proposed corporate governance practices are summarized below. The Board of Directors will continue to monitor such practices on an ongoing basis and when necessary implement such additional practices as it deems appropriate.

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Board of Directors

The Company’s Board of Directors is composed of nine directors – Marcel (Moti) Maram, Avner Tal, Yftah Ben Yaackov, Gabi Kabazo, Stefania Szabo, Niv Shirazi, Carmel Zigdon, Mor Bzizinsky and Harold Wolkin. The Board facilitates its exercise of independent supervision over management by ensuring sufficient representation by directors independent of management.

NI 58-101 suggests that the board of directors of a public company should be constituted with a majority of individuals who qualify as “independent” directors. An “independent” director is a director who is independent of management and is free from any interest and any business or other relationship which could or could reasonably be perceived to materially interfere with the director’s ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding. In addition, where a company has a significant shareholder, NI 58-101 suggests that the board of directors should include a number of directors who do not have interests in either the company or the significant shareholder. The independent directors would exercise their responsibilities for independent oversight of management and meet independently of management whenever deemed necessary. Stefania Szabo, Nir Shirazi, Mor Bzizinsky and Harold Wolkin can each be considered to be “independent” within the meaning of NI 58-101. Marcel (Moti) Maram, by reason of being President and a significant shareholder, Avner Tal, by reason of being VP Sales & Marketing, CTO and a significant shareholder, Yftah Ben Yaackov, by reason of being CEO and a significant shareholder, and Gabi Kabazo, by reason of being CFO, cannot be considered to be “independent” within the meaning of NI 58-101.

The independent directors will meet separately from the non-independent directors, as determined necessary from time to time, in order to facilitate open and candid discussion among the independent directors. No separate meetings of the independent directors have been held to date. It is expected that Yftah Ben Yaackov, a non-independent director, will act as the chairman with respect to the conduct of Board meetings. Given the Company’s relatively small size and start-up nature, the Board is satisfied as to the extent of independence of its members. The Board is satisfied that it is not constrained in its access to information, in its deliberations, or in its ability to satisfy the mandate established by law to supervise the business and affairs of the Company, and that there are sufficient systems and procedures in place to allow the Board to have a reasonable degree of independence from day-to-day management.

Board Mandate

The Board does not presently have a written mandate describing how the Board delineates its role and responsibilities. The size of the Company is such that all of its operations are conducted by a small management team which is also represented on the Board. The Board considers that management is effectively supervised by the independent directors on an informal basis as the independent directors have regular and full access to management. Further supervision is performed through the Company’s Audit Committee which is composed of a majority of independent directors who meet with the Company’s auditors without management being in attendance.

Position Descriptions

The Board has not developed written position descriptions for the chairman with respect to the conduct of Board meetings, or for the chair of any committees. The chairman’s role and responsibilities in each instance include reviewing notices of meetings, overseeing meeting agendas, conducting and chairing meetings in accordance with good practices, and reviewing minutes of meetings.

The CEO’s general roles and responsibilities are commensurate with the position of CEO of a technology and medical cannabis company comparable in size to the Company include overseeing all operations of the Company and developing and devising the means to implement general strategies for the direction and growth of the Company as instructed by the Board.

Orientation and Continuing Education

Each new director is given an outline of the nature of the Company’s business, its corporate strategy, and current issues within the Company. New directors are encouraged to review the Company’s public disclosure records and are also required to meet with management of the Company to discuss and better understand the Company’s business and are given the opportunity to meet with counsel to the Company to discuss their legal obligations as directors of the Company.

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In addition, management of the Company will take steps to ensure that its directors and officers are continually updated as to the latest corporate and securities policies which may affect the directors, officers and committee members of the Company as a whole. The Company’s legal counsel continually reviews the latest securities rules. Any changes or new requirements are then brought to the attention of the Company’s directors and management.

Ethical Business Conduct

The Board has not established a Corporate Governance Committee, but plans to do so in the future. As some of the Company’s directors also serve as directors and officers of other companies engaged in similar business activities, the Company’s directors must comply with the conflict of interest provisions of applicable corporate law, as well as the relevant securities regulatory instruments, in order to ensure that they exercise independent judgment in considering transactions and agreements in respect of which they may have a material interest. Any interested director would be required to declare the nature and extent of his interest and would not be entitled to vote at meetings of directors which evoke any such conflict.

The Board intends to adopt a code of ethical conduct policy pursuant to the requirements of NP 58-201. The full text of this policy will be posted for review under the Company’s profile on SEDAR at www.sedar.com and may be obtained free of charge upon request to the Company by email to gabi@cannasoft-crm.com

Nomination of Directors

The Company’s management is continually in contact with individuals involved with public sector issuers. From these sources management has made numerous contacts and in the event that the Company requires any new directors, such individuals will be brought to the attention of the Board. The Company conducts due diligence, reference and background checks on any suitable candidate. New nominees must have a track record in general business management, special expertise in an area of strategic interest to the Company, the ability to devote the time required, integrity of character and a willingness to serve.

Governance, Nominating and Compensation Committee

The board of directors of the Company has established a Governance, Nominating and Compensation Committee to assist the Board. The Committee shall consist of at least (2) directors, each of whom shall be independent unless otherwise required by security regulation. The Committee shall meet at least annually, or more frequently as required.

The Company’s Governance, Nominating and Compensation Committee is comprised of Stefania Szabo (chair) and Harold Wolkin.

The Committee’s overall mandate is:

●	to assist the Board in establishing and maintaining a sound system of corporate governance through a process of continuing assessment and enhancement;

●	to review and propose nominees for the Board of Directors, and

●	to assist the Board in discharging its duties relating to compensation of the executive officers of the Company.

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Governance & Nominating Duties & Responsibilities

The Committee’s duties and responsibilities with respect to governance and nominating matters are:

●	to advise the Chairman of the Board and the Board of directors on matters of corporate governance, including adherence to any governance guidelines or rules established by applicable regulatory authorities;

●	to ensure the Board has the proper mix and number of directors, and mix of director skills and experience needed to ensure effective governance, and where necessary, to identify and recommend to the Board suitable candidates for nomination as new directors;

●	to advise the Board on issues of conflict of interest for individual directors;

●	to examine the effectiveness of the Company’s corporate governance practices at least annually and to propose such procedures and policies as the Committee believes are appropriate to ensure that the Board functions independently of management, management is accountable to the Board and procedures are in place to monitor the effectiveness of performance of the Board, committees of the Board and individual directors;

●	to develop and conduct an annual Board self-evaluation process;

●	to develop and review with the Board annual Board goals or improvement priorities;

●	with assistance of management, to organize and provide an orientation program for new directors where appropriate;

●	to periodically review the mandates of the Board and committees of the Board and determine what additional committees of the Board, if any, are required or appropriate;

●	to develop such codes of conduct and other policies as are appropriate to deal with the confidentiality of the Company’s information, insider trading and the Company’s timely disclosure and other public Company obligations; and

●	to take such other steps as the Committee decides are appropriate, in consultation with the Board, to ensure that proper corporate governance practices are in place for the Company, with reference to industry recommendations and other regulatory requirements on corporate governance.

Compensation Duties and Responsibilities

The Committee’s overall objective respect to compensation matters, is to enable the Company to attract, retain and motivate talented employees who will contribute to the long term success of the Company, by aligning compensation with market conditions, Company performance, and the interest of shareholders to maximize shareholder value.

The Committee’s duties and responsibilities with respect to compensation matters are:

●	to review and approve corporate goals and objectives;

●	to review the compensation of the Chief Executive Officer and to make recommendations to the Board with respect to the CEO’s compensation level;

●	to make recommendations to the Board with respect to the compensation of other senior management and executive officers of the Company;

●	to review the compensation and benefits of the directors and to ensure that such compensation reflects the responsibilities and risks involved in being a director;

●	to review and make recommendations to the Board as to the general compensation and benefits policies and practices of the Company, including incentive stock options for all employees, consultants, directors and officers;

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●	to review and approve the disclosure to be made of director and executive remuneration in the Management Information Circular;

●	to ensure there are appropriate training, development and benefit programs in place for management and staff;

●	to review and make recommendation to the Board for its approval on any special compensation and benefit arrangements;

●	to review its compensation practices by comparing them to surveys of relevant competitors and to set objective compensation based on this review; and

●	to perform such other functions as the Board may from time to time assign to the Committee.

General Duties and Responsibilities

●	to review its charter and assess annually the adequacy of this mandate, the effectiveness of its performance, and to recommend changes to the Board for its approval.

Audit Committee

The Company currently has only one committee. Pursuant to CSA National Instrument 52-110 - Audit Committees and the relevant provisions of the BCBCA, the Company is required to have an Audit Committee comprised of at least three directors, the majority of whom must not be officers or employees of the Company. The Company’s Audit Committee is comprised of Harold Wolkin (chair), Stefania Szabo and Niv Shirazi.

A member of the Audit Committee is considered to be “independent” if the member has no direct or indirect material relationship with the Company. A material relationship means a relationship which could, in the view of the Board, reasonably interfere with the exercise of a member’s independent judgment; and generally includes any member of management or significant shareholder. Each of Harold Wolkin, Niv Shirazi and Stefania Szabo are considered to be independent.

A member of the Audit Committee is considered “financially literate” if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company. All members are considered to be financially literate.

Relevant Education and Experience

The following is a summary of the relevant education and experience of each Audit Committee member:

Harold Wolkin (chair) is an accomplished investment banker and financial analyst with over 30 years of experience. Mr. Wolkin has held senior positions with several investment banks and has been responsible for the origination and the successful marketing of a large number of initial public offerings and equity financings for a wide range of issuers. He currently serves as: (i) a director, audit committee chair and Vice Chair of the Board of Baylin Technologies Inc. (TSX:BYL), (ii) director and audit committee chair of Cipher Pharmaceuticals Inc. (TSX:CPH), and (iii) a director of Range Energy Resources Inc. (CSE:RGO.X). He was also President of the CFA Society of Toronto, has been a member of the Chartered Financial Institute since 1980 and is a certified chartered financial analyst. Mr. Wolkin also received a Bachelor of Arts in Economics from York University and a Masters of Arts in Economics and Finance from the University of Toronto. Mr. Wolkin is also a graduate and a member of the Institute of Corporate Directors.

Stefania Szabo is a government services, management, international business and public relations professional with more than 25 years of experience in all areas of bilateral and multilateral relationship management, diplomacy, trade and HR. She has developed expertise through communication, negotiation and mediation between European and Canadian government networks to promote economic and trade values as well as representing government, business and community interests.

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Niv Shirazi is a business professional with strong financial acumen. Since 2018, Mr. Shirazi serves as Chief Operating Officer with H.N. Win Ltd,, an Israeli real estate firm. Mr. Shirazi received a B.A. in Business Administration and Accounting from the Ono Academic College in Kiryat Ono, Israel.

Audit Committee Charter

The Audit Committee must operate pursuant to the provisions of a written charter, which sets out its duties and responsibilities. The following is a summary of such charter:

1. Mandate. The audit committee will assist the Board in fulfilling its financial oversight responsibilities. The audit committee will review and consider in consultation with the auditors the financial reporting process, the system of internal control and the audit process. In performing its duties, the committee will maintain effective working relationships with the Board, management, and the external auditors. To effectively perform his or her role, each committee member must obtain an understanding of the principal responsibilities of committee membership as well and the company’s business, operations and risks.

2. Composition. The Board will appoint from among their membership an audit committee after each annual general meeting of the shareholders of the Company. The audit committee will consist of a minimum of three directors. A majority of the members of the audit committee must not be officers, employees or control persons of the Company.

3. Meetings. The audit committee shall meet in accordance with a schedule established each year by the Board, and at other times that the audit committee may determine. The audit committee shall meet at least annually with the Company’s Chief Financial Officer and external auditors in separate executive sessions.

4. Roles and Responsibilities. The audit committee shall fulfill the following roles and discharge the following responsibilities:

4.1 External Audit

The audit committee shall be directly responsible for overseeing the work of the external auditors in preparing or issuing the auditor’s report, including the resolution of disagreements between management and the external auditors regarding financial reporting and audit scope or procedures. In carrying out this duty, the audit committee shall:

●	recommend to the Board the external auditor to be nominated by the shareholders for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company;
●	review (by discussion and enquiry) the external auditors’ proposed audit scope and approach;
●	review the performance of the external auditors and recommend to the Board the appointment or discharge of the external auditors;
●	review and recommend to the Board the compensation to be paid to the external auditors; and
●	review and confirm the independence of the external auditors by reviewing the non-audit services provided and the external auditors’ assertion of their independence in accordance with professional standards.

4.2 Internal Control

The audit committee shall consider whether adequate controls are in place over annual and interim financial reporting as well as controls over assets, transactions and the creation of obligations, commitments and liabilities of the Company. In carrying out this duty, the audit committee shall:

●	evaluate the adequacy and effectiveness of management’s system of internal controls over the accounting and financial reporting system within the Company; and
●	ensure that the external auditors discuss with the audit committee any event or matter which suggests the possibility of fraud, illegal acts or deficiencies in internal controls.

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4.3 Financial Reporting

The audit committee shall review the financial statements and financial information prior to its release to the public. In carrying out this duty, the audit committee shall:

●	review significant accounting and financial reporting issues, especially complex, unusual and related party transactions;
●	review and ensure that the accounting principles selected by management in preparing financial statements are appropriate;
●	review the draft annual financial statements and provide a recommendation to the Board with respect to the approval of the financial statements;
●	meet with management and the external auditors to review the financial statements and the results of the audit, including any difficulties encountered;
●	review management’s discussion & analysis respecting the annual reporting period prior to its release to the public;
●	review and approve the interim financial statements prior to their release to the public;
●	review management’s discussion & analysis respecting the interim reporting period prior to its release to the public; and
●	where reasonably possible, review and approve all public disclosure, including news releases, containing financial information, prior to its release to the public.

4.4 Non-Audit Services

All non-audit services (being services other than services rendered for the audit and review of the financial statements or services that are normally provided by the external auditor in connection with statutory and regulatory filings or engagements) which are proposed to be provided by the external auditors to the Company or any subsidiary of the Company shall be subject to the prior approval of the audit committee.

Delegation of Authority -The audit committee may delegate to one or more independent members of the audit committee the authority to approve non-audit services, provided any non-audit services approved in this manner must be presented to the audit committee at its next scheduled meeting.

De-Minimis Non-Audit Services - The audit committee may satisfy the requirement for the pre-approval of non-audit services if:

●	the aggregate amount of all non-audit services that were not pre-approved is reasonably expected to constitute no more than five per cent of the total amount of fees paid by the Company and its subsidiaries to the external auditor during the fiscal year in which the services are provided; or
●	the services are brought to the attention of the audit committee and approved, prior to the completion of the audit, by the audit committee or by one or more of its members to whom authority to grant such approvals has been delegated.

Pre-Approval Policies and Procedures - The audit committee may also satisfy the requirement for the pre-approval of non-audit services by adopting specific policies and procedures for the engagement of non-audit services, if:

●	the pre-approval policies and procedures are detailed as to the particular service;
●	the audit committee is informed of each non-audit service; and
●	the procedures do not include delegation of the audit committee’s responsibilities to management.

4.5 Other Responsibilities

The audit committee shall:

●	establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters;
●	establish procedures for the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters;

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●	ensure that significant findings and recommendations made by management and external auditor are received and discussed on a timely basis;
●	review the policies and procedures in effect for considering officers’ expenses and perquisites;
●	perform other oversight functions as requested by the Board; and
●	review and update this Charter and receive approval of changes to this Charter from the Board.

4.6 Reporting Requirements

The audit committee shall regularly update the Board about committee activities and make appropriate recommendations.

5. Resources and Authority of the Audit Committee. The audit committee shall have the resources and the authority appropriate to discharge its responsibilities, including the authority to:

●	engage independent counsel and other advisors as it determines necessary to carry out its duties;
●	set and pay the compensation for any advisors employed by the audit committee; and
●	communicate directly with the internal and external auditors.

Assessments

Neither the Company nor the Board of Directors has determined formal means or methods to regularly assess the Board, its committees or the individual directors with respect to their effectiveness and contributions. Effectiveness is subjectively measured by comparing actual corporate results with stated objectives. The contributions of an individual director is informally monitored by the other Board members, having in mind the business and other strengths of the individual and the purpose of originally nominating the individual to the Board.

Differences between the BCBCA and Nasdaq Requirements

As a British Columbia corporation listed on Nasdaq, we are not required to comply with certain Nasdaq corporate governance standards. Section 5615(a)(3) of the Nasdaq Stock Market Rules permits Nasdaq to grant exemptions to a foreign private issuer for certain provisions of the Rule 5600 series, Rule 5250(b)(3) and Rule 5250(d). We are organized under the laws of British Columbia, Canada. We comply with the applicable laws of Canada, including rules related to corporate governance practices. We have elected to follow British Columbia practices in lieu of the requirements of Nasdaq Rule 5600 with the exception of those rules which are required to be followed pursuant to the provisions of Nasdaq Rule 5615(a)(3). A description of the significant ways in which our corporate governance practices differ from those followed by U.S. domestic companies pursuant to the Nasdaq Stock Market Rules is as follows:

●	Distribution of periodic reports to shareholders; proxy solicitation. As opposed to the Nasdaq Stock Market rules, which require listed issuers to make such reports available to shareholders in one of a number of specific manners, Canadian law does not require us to distribute periodic reports directly to shareholders, and the generally accepted business practice in Canada is not to distribute such reports to shareholders but to make such reports available through a public website. In addition to making such reports available on a public website, we currently make our audited financial statements available to our shareholders at our offices and will only mail such reports to shareholders upon request.

●	Quorum. Under applicable Canadian law, a company is entitled to determine in its articles of association the number of shareholders and percentage of holdings required for a quorum at a shareholders meeting. Our articles of association provide that a quorum of is at least one person who is, or who represents by proxy, two or more shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting, is required for commencement of business at a general meeting. However, the quorum set forth in our articles of association with respect to an adjourned meeting, if no quorum is present within half an hour of the time arranged, consists of at least two shareholder present in person or by proxy.

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●	Nomination of our directors. With the exception of directors elected by our Board of Directors, our directors are elected by an annual meeting of our shareholders to hold office until the next annual meeting following one year from his or her election. The nominations for directors, which are presented to our shareholders by our Board of Directors, are generally made by the Board of Directors itself, in accordance with the provisions of our articles of association and the Companies Law. Nominations need not be made by a nominating committee of our Board of Directors consisting solely of independent directors, as required under the Nasdaq Stock Market rules.

●	Compensation of officers. Canadian law and our articles of association do not require that the independent members of our Board of Directors (or a compensation committee composed solely of independent members of our Board of Directors). Instead, compensation of executive officers is determined and approved by our compensation committee and our Board of Directors.

●	Independent directors. Canadian law does not require that a majority of the directors serving on our Board of Directors be “independent,” as defined under Nasdaq Listing Rule 5605(a)(2).

●	Audit Committee. We are required, however, to ensure that all members of our Audit Committee are “independent” under the applicable Nasdaq and SEC criteria for independence (as we cannot exempt ourselves from compliance with that SEC independence requirement, despite our status as a foreign private issuer), and we must also ensure that a majority of the members of our Audit Committee are “independent directors” as defined in Canadian Securities Administrators National Instrument 52-110 “Audit Committees”. Furthermore, Canadian law does not require, nor do our independent directors conduct, regularly scheduled meetings at which only they are present, which the Nasdaq Stock Market rules otherwise require.

●	Approval of Related Party Transactions. All related party transactions are approved in accordance with the requirements and procedures for approval of interested party acts and transactions as set forth in applicable Canadian Securities Laws, which requires the approval of shareholders, as may be applicable, for specified transactions.

●	Shareholder Approval. Pursuant to the Nasdaq Stock Market Rules, a company must receive prior shareholder approval for transactions involving: (1) the sale, issuance or potential issuance by a listed company of its Subordinate Voting stock (or securities convertible into or exercisable for its Subordinate Voting stock) (i) at a price less than the greater of book value or market value, and (ii) which together with sales by officers, directors, or substantial stockholders, is equal to 20% or more of the company’s shares of Subordinate Voting stock or 20% or more of the voting power outstanding before the issuance; or (2) the sale, issuance or potential issuance by a listed company of Subordinate Voting stock (or securities convertible into or exercisable Subordinate Voting stock) (i) at a price less than the greater of book value or market value, and (ii) is equal to 20% or more of the company’s shares of Subordinate Voting stock or 20% or more of the voting power outstanding before the issuance. Under applicable Canadian law, a company is not required to seek shareholder approval for any such transactions.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Subordinate Voting Shares as of March 10, 2025 by:

●	each person or entity known by us to own beneficially 5% or more of our outstanding Subordinate Voting Shares;

●	each of our directors and executive officers individually; and

●	all of our directors and executive officers as a group.

The beneficial ownership of our Subordinate Voting Shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or the right to receive the economic benefit of ownership. For purposes of the table below, we deem Subordinate Voting Shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of March 10, 2025 to be outstanding and to be beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Percentage of shares beneficially owned before this offering is based on 2,926,526 Subordinate Voting Shares issued and outstanding as of March 10, 2025.

Unless otherwise noted below, the address of each shareholder, director and executive officer is c/o the Company, 2264E 11th Avenue Vancouver, British Columbia, Canada V5N1Z6.

	Subordinate Voting Shares Beneficially Owned	Percentage	Percentage after Offering
Directors and Officers

Marcel (Moti) Maram	2,443	* %
Avner Tal	12,443	1.9%
Yftah Ben Yaackov	75,434	8.8%
Gabi Kabazo	47,705	5.5%
Stefania Szabo	35,888	*
Harold Wolkin	44,740	5.2%
Carmel Zigdon	43,628	5.1%
Niv Shirazi	885	*
Mor Bzizinsky	882	*
5% and Greater Shareholders
	-	-
All officers and directors as a group (9 persons)	264,048	9%

*	Indicates beneficial ownership of less than 1% of the total Subordinate Voting Shares outstanding.

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SELLING SHAREHOLDERS

The Common Shares being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon exercise of the Warrants. For additional information regarding the issuances of those Common Shares and warrants, see “Private Placement of Common Shares and Warrants” above. We are registering the Common Shares in order to permit the selling shareholders to offer the Common Shares for resale from time to time. Except for the ownership of the Common Shares and the warrants, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the Common Shares by each of the selling shareholders. The second column lists the number of Common Shares beneficially owned by each selling shareholder, based on its ownership of the Common Shares and warrants, as of March 10, 2025, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the Common Shares being offered by this prospectus by the selling shareholders. In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of Common Shares issued to the selling shareholders in the “Private Placement of Common Shares and Warrants” described above and (ii) the maximum number of Common Shares issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the Trading Day immediately preceding the date this registration statement was initially filed with the SEC without regard to any limitations on the exercise of the warrants, and assumes that the warrant exercise price was adjusted to the Floor Price and the Series B Warrants were exercised by way of alternative cashless exercise. The fourth column assumes the sale of all of the Common Shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of Common Shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Shares following such exercise, excluding for purposes of such determination Common Shares issuable upon exercise of the warrants that have not been exercised. The number of Common Shares in the second and fourth columns do not reflect this limitation. The selling shareholders may sell all, some or none of their Common Shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Common Shares Owned Prior to Offering *	Maximum Number of Common Shares to be Sold Pursuant to this Prospectus	Number of Common Shares Owned After Offering

Altium Healthcare Long Short Master Fund LP (1)	27,453,284	27,453,284	-0-
Bigger Capital Fund, LP (2)	35,576,606	27,453,284	8,123,322
Sabby Volatility Warrant Master Fund, Ltd. (3)	35,304,116	27,453,284	7,850,832
Boothbay Absolute Return Strategies, LP (4)	14,760,495	13,726,642	1,033,853
Meteora Select Trading Opportunities Master, LP (5)	14,834,370	13,726,642	1,107,728
L1 Capital Global Opportunities Master Fund (6)	27,453,284	27,453,284	-0-
Iroquois Capital Investment Group LLC (7)	13,383,431	13,383,431	-0-
Iroquois Master Fund Ltd. (8)	7,206,535	7,206,535	-0-
S.H.N Financial Investments Ltd. (9)	45,618,894	27,453,284	18,165,606
District 2 Capital Fund LP (10)	35,576,603	27,453,284	8,123,319
Funds managed by Empery Asset Management, LP (11)(12)	20,588,779	20,588,779	-0-

Total		233,352,911

●

For each selling shareholder, the number of shares underlying the Warrants beneficially owned by such selling shareholder assumes that the exercise price of the Warrants is adjusted down to the Floor Price of $0.76 and that the number of Common Shares issuable upon exercise of the Warrant is increased such that the aggregate exercise price of the unexercised Warrants on the date of issuance shall remain unchanged following such adjustment, in accordance with the terms of the Warrants.

(1)	Consists of (i) 279,616 Common Shares, (ii) 200,000 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) 3,289,472 Common Shares issuable upon exercise of Series A Warrants, and (iv) 23,684,196 Common Shares issuable upon exercise of Series B Warrants. Altium Capital Management LLC, the investment manager of Altium Healthcare Long Short Master Fund LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Healthcare Long Short GP LLC, which is the general partner of Altium Healthcare Long Short Master Fund LP. Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management LLC is 152 West 57th Street, 20th Floor, New York, NY 10019.

(2)	Consists of (i) 142,116 Common Shares, (ii) 337,500 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) 3,289,472 Common Shares issuable upon exercise of Series A Warrants, (iv) 23,684,196 Common Shares issuable upon exercise of Series B Warrants, and (v) 8,123,322 Common Shares issuable upon exercise of Exchange Warrants. Michael Bigger may be deemed to have voting and dispositive power with respect to the shares held by Bigger Capital Fund, LP.

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(3)	Consists of (i) 93,000 Common Shares, (ii) 386,616 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) 3,289,472 Common Shares issuable upon exercise of the Series A Warrants, and (iv) 23,684,196 Common Shares issuable upon exercise of the Series B Warrants, (v) 7,850,832 Common Shares issuable upon exercise of Exchange Warrants. The securities are directly held by Sabby Volatility Warrant Master Fund, Ltd. (the “Sabby”), a Cayman Islands exempted company, as a Selling Shareholder and may be deemed to be indirectly beneficially owned by (i) Sabby Management, LLC (“Sabby Management”), as the investment manager of the Sabby; and (ii) Hal Mintz, as the Managing Member of Sabby Management. Sabby Management and Hal Mintz disclaim beneficial ownership of the reported securities except to the extent of its respective pecuniary interest therein. The Sabby Warrants are subject to a beneficial ownership limitation of 9.99% (4.99% with respect to the Series A Warrants), which such limitation restricts Sabby from exercising that portion of the warrants that would result in Sabby and its affiliates owning, after exercise, a number of our ordinary shares in excess of the beneficial ownership limitation. The address of Sabby Volatility Warrant Master Fund, Ltd. is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands

(4)	Consists of (i) 139,808 Common Shares, (ii) 100,000 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) 1,644,736 Common Shares issuable upon exercise of Series A Warrants, and (iv) 12,875,951 Common Shares issuable upon exercise of Series B Warrants. Boothbay Absolute Return Strategies, LP, a Delaware limited partnership (“Boothbay”) is managed by Meteora Capital, LLC (“Meteora”). Meteora, in its capacity as the investment manager of Boothbay with respect to this investment, has the power to vote and the power to direct the disposition of all securities held by Boothbay with respect to this investment. Vikas Mittal is the Managing Member of Meteora. Each of Boothbay, Meteora, and Mr. Mittal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

(5)	Consists of (i) 139,808 Common Shares, (ii) 100,000 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) 1,644,736 Common Shares issuable upon exercise of Series A Warrants, and (iv) 11,842,098 Common Shares issuable upon exercise of Series B Warrants. Vikas Mittal may be deemed to have sole voting and dispositive power with respect to the shares held by Meteora Select Trading Opportunities Master, LP. Mr. Mittal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein

(6)

Consists of (i) 279,616 Common Shares, (ii) 200,000 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) 3,289,472 Common Shares issuable upon exercise of Series A Warrants, and (iv) 23,684,196 Common Shares issuable upon exercise of Series B Warrants. Joel Arber and David Feldman may be deemed to have voting and dispositive power with respect to the shares held by L1 Capital Global Opportunities Master Fund.

(7)	Consists of (i) 185,062 Common Shares, (ii) 48,750 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) 1,603,612 Common Shares issuable upon exercise of Series A Warrants, and (iv) 11,546,007 Common Shares issuable upon exercise of Series B Warrants. Richard Abbe may be deemed to have sole voting and dispositive power with respect to the shares held by Iroquois Capital Investment Group LLC.

(8)	Consists of (i) 99,650 Common Shares, (ii) 26,250 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) 863,492 Common Shares issuable upon exercise of Series A Warrants, and (iv) 6,217,143 Common Shares issuable upon exercise of Series B Warrants. Richard Abbe may be deemed to have sole voting and dispositive power with respect to the shares held by Iroquois Master Fund Ltd.

(9)	Consists of (i) 279,616 Common Shares, (ii) 200,000 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) 3,289,472 Common Shares issuable upon exercise of Series A Warrants, and (iv) 41,849,802 Common Shares issuable upon exercise of Series B Warrants. Nir Shamir and Hadar Shamir may be deemed to have sole voting and dispositive power with respect to the shares held by S.H.N Financial Investments Ltd.

(10)	Consists of (i) 142,116 Common Shares, (ii) 337,500 Common Shares issuable upon exercise of Pre-funded Warrants, (iii) 3,289,472 Common Shares issuable upon exercise of Series A Warrants, (iv) 31,807,515 Common Shares issuable upon exercise of Series B Warrants, and (v) 8,123,322 Common Shares issuable upon exercise of Exchange Warrants. Michael Bigger may be deemed to have voting and dispositive power with respect to the shares held by District 2 Capital Fund LP.

(11)	Maximum number of Common Shares to be sold pursuant to this Prospectus consists of (i) 155,823 Common Shares held by Empery Asset Master, Ltd. (“EAM”), (ii) 48,601 Common Shares held by Empery Tax Efficient, LP (“ETE”), (iii) 80,288 Common Shares held by Empery Tax Efficient III, LP (“ETE III,” and collectively with EAM and ETE, the “Empery Funds”) (iv) 41,048 Common Shares issuable upon exercise of Pre-funded Warrants held by EAM, (v) 12,803 Common Shares issuable upon exercise of Pre-funded Warrants held by ETE, (vi) 21,149 Common Shares issuable upon exercise of Pre-funded Warrants held by ETE III, (vii) 1,349,603 Common Shares issuable upon exercise of Series A Warrants held by EAM, (viii) 420,941 Common Shares issuable upon exercise of Series A Warrants held by ETE, (ix) 695,377 Common Shares issuable upon exercise of Series A Warrants held by ETE III, (x) 9,721,801 Common Shares issuable upon exercise of Series B Warrants held by EAM, (xi) 3,032,226 Common Shares issuable upon exercise of Series B Warrants held by ETE and (xii) 5,009,119 Common Shares issuable upon exercise of Series B Warrants held by ETE III.

(12)	Empery Asset Management LP, the authorized agent of the Empery Funds has discretionary authority to vote and dispose of the shares held by the Empery Funds and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by the Empery Funds. Each of the Empery Funds, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of Empery Assset Management, LP is 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of the material terms of those transactions with related parties to which we, or our subsidiaries, are party.

On September 22, 2022, the Company completed its acquisition of Zigi Carmel Initiatives & Investments Ltd., an Israeli company, in consideration for the issuance to Carmel Zigdon, its sole shareholder, of 7,920,000 Subordinate Voting Shares (2,452 shares post reverse splits) at a deemed price per share of $4.735 and US $100,000 to cover his legal expenses. As part of the closing of the acquisition, Mr. Zigdon was appointed as a director of the Company.

During the year ended December 31, 2023, the Company paid management and consulting fees in the amount of $1,874,710 to its Officers and Directors. For the same period in 2022 the Company paid management and consulting fees in the amount of $1,502,993 to its Officers.

As at December 31, 2023, $843 was owed from shareholders of the Company (2022 – $1,002). Amounts owed were recorded in amounts receivable are non-interest bearing and unsecured.

As at December 31, 2023, $450,048 was owed to directors of the Company (2022 – $37,094). Amounts due were recorded in accounts payable are non-interest bearing and unsecured.

On March 29, 2021, the Company granted 780,000 stock options (241 stock options post reverse splits) to Harold Wolkin and Roman Brenner, independent directors, Dan Rothberg, its former corporate secretary and to Gabi Kabazo, its CFO and Corporate Secretary, which options are exercisable for 5 years, at an exercise price of $0.82 per share.

On June 29, 2021, the Company granted 240,000 stock options (74 stock options post reverse splits) to Stefania Szabo, an independent director, which options are exercisable for 5 years, at an exercise price of $1.22 per share,

On October 26, 2021, the Company granted 115,000 stock options (36 stock options post reverse splits) to Gabi Kabazo, its CFO, which options are exercisable for 5 years, at an exercise price of $2.65 per share,

On June 14, 2022, the Company granted 10,000 stock options (3 stock options post reverse splits) to Mr. Niv Shirazi, an independent director, which options are exercisable for 5 years, at an exercise price of $6.20 per share.

On April 27, 2023, the Company granted 10,000 stock options (3 stock options post reverse splits) to Mr. Niv Shirazi, an independent director, which options are exercisable for 5 years, at an exercise price of $3.82 per share.

On August 8, 2023, the Company granted 90,000 stock options (28 stock options post reverse splits) to Harold Wolkin, Stefania Szabo and Niv Shirazi, independent directors, which options are exercisable for 5 years, at an exercise price of $1.93 per share.

On January 2024, the Company cancelled 565,000 stock options (175 stock options post reverse splits) to Harold Wolkin, Stefania Szabo and Niv Shirazi, independent directors, Gabi Kabazo, its CFO and Director.

On January 10, 2024, the Company granted 127 RSUs to five directors of the Company (Mr. Kabazo, Mr. Wolkin, Mr. Shirazi, Mr. Ben Yaackov and Mrs. Szabo), the RSUs will vest over 4 months.

On April 8, 2024, the Company granted RSUs to the following Directors:

Mr. Ben Yaackov – 11,765 RSUs

Mr. Kabazo – 11,765 RSUs

Mr. Wolkin – 8,824 RSUs

Mr. Shirazi – 882 RSUs

Mr. Tal – 11,176 RSUs

Mrs Szabo – 5,882 RSUs

Miss Bzizinsky – 882 RSUs

Mr. Maram – 1,176 RSUs

Mr. Zigdon – 11,176 RSUs

On June 10, 2024, the Company granted RSUs to the following Directors:

Mr. Ben Yaackov – 61,090 RSUs

Mr. Kabazo – 5,882 RSUs

Mr. Wolkin – 5,882 RSUs

On February 7, 2025, the Company granted RSUs to the following Directors:

Mrs Szabo – 30,000 RSUs

Mr. Kabazo – 30,000 RSUs

Mr. Wolkin – 30,000 RSUs

Mr. Zigdon – 30,000 RSUs

DESCRIPTION OF SHARE CAPITAL

General

The following is a summary of the material terms of our share capital, as set forth in our articles of association and certain related sections of the BCBCA. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our articles of association and the applicable provisions of the BCBCA.

Authorized Share Capital

Our authorized capital consists of an unlimited number of Subordinate Voting shares, without par value, of which 2,926,526 Subordinate Voting Shares were issued and outstanding as of March 10, 2025.

Our Subordinate Voting shares entitle the holder to: (i) vote at all meetings of our shareholders except meetings at which only holders of specified classes of shares are entitled to vote, having one vote per Subordinate Voting share, (ii) receive dividends at the discretion of our board of directors; and (iii) receive our remaining property on liquidation, dissolution or winding up. All of our Subordinate Voting shares rank equally for the payment of any dividends and distributions in the event of a windup.

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Subordinate Voting Shares

All of our Subordinate Voting Shares, or Common Shares, are one and the same class, identical in all respects and have equal rights, powers and privileges.

Voting. Except as otherwise provided for by resolution of our Board, the holders of outstanding Subordinate Voting Shares have the exclusive right to vote on all matters requiring shareholder action. On each matter on which holders of Subordinate Voting Shares are entitled to vote, each outstanding share of Common Share is entitled to one vote.

Dividends. Holders of our Subordinate Voting Shares have equal rights of participation in the dividends and other distributions of our cash, stock or property when, as and if declared thereon by our Board from time to time out of our assets or funds legally available therefor and shall have equal rights to receive our assets and funds available for distribution to shareholders in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary.

Liquidation. Holders of our Subordinate Voting Shares have equal rights to receive our assets and funds available for distribution to shareholders in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary.

Rights and Preferences. Holders of our Subordinate Voting Shares will have no preemptive, conversion or subscription rights, and there will be no redemption or sinking funds provisions applicable to our Subordinate Voting Shares. The rights, preferences and privileges of the holders of our Subordinate Voting Shares will be subject to, and may be adversely affected by, the rights of the holders of share of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All of our outstanding Subordinate Voting Shares are, and the Subordinate Voting Shares to be issued in this offering will be, fully paid and nonassessable.

Enhanced Voting Preference Shares

On September 20, 2024, the Company issued 75,000 Enhanced Voting Preference Shares (4,412 Enhanced Voting Preference Shares post reverse split) to its Chief Executive Officer.

The Enhanced Voting Preference Shares shall be redeemed at a price of US$0.35 per share (and shall be deemed to have been cancelled) on the earlier to occur of (i) the third anniversary of their date of issuance, or (ii) upon the Chief Executive Officer ceasing to hold office. The Preference Shares:

●	May not be transferred;
●	Have no dividend or other distribution rights: and
●	Vote with the Common Shares on a fifty for one basis.

Anti-Takeover Provisions

Some provisions of the BCBCA and other British Columbia laws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our Subordinate Voting Shares.

In addition, the ability of our Board, without action by our stockholders, to create and issue undesignated shares in such classes and in such series as determined by our Board, with voting or other rights or preferences as designated by our Board could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Shareholder Rights Plan

On January 24, 2024, our Board of Directors adopted a Shareholder Rights Plan Agreement (the “Rights Plan”) between the Company and Computershare Investor Services Inc. as Rights Agent. On February 27, 2024, our shareholders ratified, confirmed and approved the Rights Plan. The primary objective of the Rights Plan is to ensure, to the extent possible, that all shareholders of the Company are treated fairly in connection with any take-over bid for the Company by (a) providing shareholders with adequate time to properly assess a take-over bid without undue pressure and (b) providing the Board with more time to fully consider an unsolicited take-over bid, and, if applicable, to explore other alternatives to maximize shareholder value.

Limitations on Liability and Indemnification Matters

Our articles of association provide that we must indemnify any of our directors, former directors, officers or former officers, any other person and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we may, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each of our directors and officers is deemed to have contracted with us on terms of the indemnity contained in our articles of association. In addition, we may indemnify any other person in accordance with the BCBCA.

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The above description of the limitation of liability and indemnification provisions of our articles of association of incorporation is not complete and is qualified in its entirety by reference to these documents, each of which will be filed as an exhibit to this registration statement to which this prospectus forms a part.

The limitation of liability and indemnification provisions in our articles of association may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Description of Warrants

The following summary of certain terms and provisions of the Warrants that were issued in the Company’s Private Placement that was completed on February 28, 2025, is not complete and is subject to, and qualified in its entirety by, the form of the Warrants, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the forms of Warrant.

Series A Warrants

Exercisability. Each Unit includes one Series A Warrant. The Series A Warrants are exercisable at any time after their initial exercise date and at any time up to the date that is 60 months after the earlier of (i) a Resale Registration Statement registering for resale all of the Common Shares, including Common Shares isuable upon exercise of the Warrants has been declared effective by the Commission or (ii) the date that the Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 (the “Release Date”). The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Subordinate Voting Shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of Subordinate Voting Shares purchased upon such exercise. Commencing on the earlier of (i) six months after the date of issuance, and (ii) the earliest of the date (the “Resale Effective Date”) that (a) a registration statement registering for resale some or all Common Shares issued in the Private Placement or to be issued upon exercise of the Warrants has been declared effective, (b) all of such Common Shares may be sold pursuant to Rule 144 without restrictions, (c) following the first anniversary of the completion of the Private Placement provided that the applicable holder is not then an affiliate of the Company, or (d) all of the Common Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Subordinate Voting Shares determined according to the formula set forth in the Warrant. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Exercise Price. The exercise price per whole Subordinate Voting Share purchasable upon exercise of the Warrants is $5.21 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Subordinate Voting Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Anti-Dilution Protection. If prior to the expiration date of the Series A Warrants, we raise funds through the issuance of Subordinate Voting Shares (or securities convertible into Subordinate Voting Shares) at a price per Subordinate Voting Share below the price per Unit paid in this Offering , subject to the a floor price of $0.76 (the “Floor Price”) the exercise of the Series A Warrants will be automatically adjusted to reflect such lower price and the number of Subordinate Voting Shares issuable upon the exercise thereof shall be proportionately increased such that the exercise price of the Series A Warrant on the date of issuance for the Subordinate Voting Shares then outstanding shall remain unchanged.

Series B Warrants

Exercisability. The Series B Warrants are exercisable at any time after their initial exercise date and at any time up to the date that is 30 months after the Release Date. The Series B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Subordinate Voting Shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of Subordinate Voting Shares purchased upon such exercise. Commencing on the Resale Effective Date, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Subordinate Voting Shares determined according to the formula set forth in the Series B Warrant. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share. Whether or not an effective registration statement or prospectus is available, the holders of the Series B Warrants may also effect an “alternative cashless exercise.” In such event, the Series B Warrants may be converted into three Common Shares for each one Common Shares then underlying the Series B Warrant without additional consideration. On the expiration date of the Series B Warrant, it will be automatically converted in accordance with the alternative exercise option.

Exercise Price. The exercise price per whole Subordinate Voting Share purchasable upon exercise of the Warrants is $12.51 per Common Share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Subordinate Voting Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Terms Common to Both the Series A Warrants and the Series B Warrants

Reset of Exercise Price. On the close of trading on the trading day immediately after the tenth trading day following each date that (i) a resale registration statement registering for resale all or a portion of the Common Shares issuable upon the exercise of the Series A and Series B Warrants (the “Warrant Shares”) has been declared effective by the Commission and (ii) if all of the Warrant Shares have not been registered pursuant to one or more effective Resale Registration Statements, the date that all of the Warrant Shares can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto), , the exercise price of the unexercised Warrants then outstanding shall be reduced (but in no event increased) to equal the lowest of (A) the exercise price then in effect and (B) the greater of (I) $0.76 (the “Floor Price”) and (II) the lowest Weighted Average Price during the immediately preceding ten trading days. Upon any such adjustment of the exercise price, the number of issuable Warrant Shares shall be increased such that the aggregate exercise price of the unexercised Warrants on the date of issuance shall remain unchanged following such adjustment.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the option of the holder thereof, 9.99%) of the number of Subordinate Voting Shares outstanding immediately after giving effect to the exercise.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Subordinate Voting Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Subordinate Voting Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Subordinate Voting Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Reverse Stock Split. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Subordinate Voting Shares (“Share Combination Event”) and the lowest daily volume weighted average price during the period commencing on the date of the Share Combination Event and ending on the fifth trading day immediately following such event is less than the exercise price of the Series A Warrants or Series B Warrants then in effect, then the exercise price of the Series A Warrants and Series B Warrants will be reduced to the lowest daily volume weighted average price during such period, subject to the Floor Price, and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price of the unexercised Warrants as of the date of issuance will remain unchanged.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Subordinate Voting Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Subordinate Voting Shares, including any voting rights, until the holder exercises the Warrant.

Governing Law. The Warrants are governed by New York law.

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Listing

Our Subordinate Voting Shares are listed on the Nasdaq Capital Market under the symbol “FMTO”.

Transfer Agent and Registrar

The transfer agent and registrar for our Subordinate Voting Shares is Computershare Limited.

Comparison of Shareholder Rights

We are a corporation governed by the BCBCA. The following discussion summarizes material differences between the rights of holders of Subordinate Voting Shares and the holders of the Subordinate Voting stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of British Columbia and Delaware. This summary is qualified in its entirety by reference to the Delaware General Corporation Law, or the DGCL, the BCBCA, and our articles.

Delaware	British Columbia

Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes	Under the DGCL, certain fundamental changes such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the holders of a majority of the outstanding stock entitled to vote on the matter, unless the certificate of incorporation requires a higher percentage.

However, under the DGCL, mergers in which less than 20% of a corporation’s stock outstanding immediately prior to the effective date of the merger is issued generally do not require stockholder approval. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under BCBCA.	Under the BCBCA and our articles, certain extraordinary company alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority, or (ii) passed, after being submitted to all of the shareholders, by being consented to in writing by shareholders who, in the aggregate, hold shares carrying at least two-thirds of the votes entitled to be cast on the resolution.

A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) passed by being consented to in writing by all shareholders entitled to vote on the resolution.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected.

Under the BCBCA, arrangements are permitted and a company may make any proposal it considers appropriate “despite any other provision” of the BCBCA. In general, a plan of arrangement is approved by a company’s board of directors and then is submitted to a court for approval. It is customary for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCBCA does not contain a provision comparable to Section 251(h) of the DGCL.

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Special Vote Required for Combinations with Interested Stockholders/ Shareholders	Section 203 of the DGCL provides (in general) that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.	The BCBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

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Appraisal Rights; Rights to Dissent	Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the shares of stock, depository receipts and cash instead of the fractional shares or fractional depository receipts.	The BCBCA provides that shareholders of a company are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where we resolve to (i) alter our articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (v) continue the company into another jurisdiction.

Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition	Under the DGCL, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders.	The BCBCA provides that if, within 4 months after the making of an offer to acquire shares, or any class of shares, of a company, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the offer relates, the offeror is entitled, upon giving proper notice within 5 months after the date of the offer, to acquire (on the same terms on which the offeror acquired shares from those holders of shares who accepted the offer) the shares held by those holders of shares of that class who did not accept the offer. Offerees may apply to the court, within 2 months of receiving notice, and the court may set a different price or terms of payment and may make any consequential orders or directions as it considers appropriate.

Stockholder/ Shareholder Consent to Action Without Meeting	Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.	Although it is not customary for public companies to do so, under the BCBCA, shareholder action without a meeting may be taken by a consent resolution of shareholders provided that it satisfies the thresholds for approval in a company’s articles, the BCBCA and the regulations thereunder. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.

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Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.	Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than 4 months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate not less than 2.5% of our issued shares that carry the right to vote at general meetings may call the meeting.

Distributions and Dividends; Repurchases and Redemptions	Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of capital surplus or, if there is no surplus, out of net profits for the current and/or the preceding fiscal year in which the dividend is declared, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.
Under the BCBCA, a company may pay a dividend in money or other property unless there are reasonable grounds for believing that the company is insolvent, or the payment of the dividend would render us insolvent.

The BCBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the BCBCA, the purchase or other acquisition by a company of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). Our company is permitted, under its articles, to acquire any of its Subordinate Voting Shares, and the approval of its board of directors.

Under the BCBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a company may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

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Vacancies on Board of Director	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the BCBCA and our articles, a vacancy among the directors created by the removal of a director may be filled by the shareholders at the meeting at which the director is removed or, if not filled by the shareholders at such meeting, by the shareholders or by the remaining directors. In the case of a casual vacancy, the remaining directors may fill the vacancy. Under the BCBCA, directors may increase the size of the board of directors by one third of the number of current directors.

Under the BCBCA and our articles, if as a result of one or more vacancies, the number of directors in office falls below the number required for a quorum, the remaining directors may appoint as directors the number of individuals that, when added to the number of remaining directors, will constitute a quorum and/or call a shareholders’ meeting to fill any or all vacancies among directors and to conduct such other business that may be dealt with at that meeting, but must not take any other action until a quorum is obtained.

Constitution and Residency Of Directors	The DGCL does not have residency requirements, but a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.	The BCBCA does not place any residency restrictions on the boards of directors.

Removal of Directors; Terms of Directors	Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

Our articles allow for the removal of a director by special resolution of the shareholders.

According to our articles, all directors cease to hold office immediately before the election or appointment of directors at every annual general meeting, but are eligible for re-election or re- appointment.

Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may inspect the corporation’s books and records for a proper purpose.

Under the BCBCA, directors and shareholders may, without charge, inspect certain of the records of a company. Former shareholders and directors may also inspect certain of the records, free of charge, but only those records pertaining to the times that they were shareholders or directors.

Public companies must allow all persons to inspect certain records of the company free of charge.

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Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

Under the BCBCA, a company may amend its articles or notice of articles by (i) the type of resolution specified in the BCBCA, (ii) if the BCBCA does not specify a type of resolution, then by the type specified in our articles, or (iii) if our articles do not specify a type of resolution, then by special resolution. The BCBCA permits many substantive changes to a company’s articles (such as a change in our authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles.

Our articles provide that certain changes to our share structure and any creation or alteration of special rights and restrictions attached to a series or class of shares be done by way of ordinary resolution. However, if a right or special right attached to a class or series of shares would be prejudiced or interfered with by such an alteration, the BCBCA requires that holders of such class or series of shares must approve the alteration by a special separate resolution of those shareholders.

Our articles also provide that the shareholders may from time to time, by ordinary resolution, make any alteration to our notice of articles and articles as permitted by the BCBCA.

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Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at our request; or (iii) an indemnifiable person (as defined in the “Description of Share Capital” section above) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a company must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the company or an associated company. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, our articles require us to indemnify our directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

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Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the fiduciary duty of care. The DGCL does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith; (iii) engaging in intentional misconduct or a known violation of law; (iv) obtaining an improper personal benefit from the corporation; or (v) paying a dividend or approving a stock repurchase that was illegal under applicable law.

Under the BCBCA, a director or officer of a company must (i) act honestly and in good faith with a view to the best interests of the company; (ii) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; (iii) act in accordance with the BCBCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles of the company. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties.

Under the BCBCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCBCA.

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Stockholder/ Shareholder Lawsuits	Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which the subject of the suit, but through the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the BCBCA, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

Under the BCBCA, the court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Under the BCBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate. In addition, under the BCBCA, a court may order a company to pay the complainant’s interim costs, including legal fees and disbursements. However, the complainant may be held accountable for the costs on final disposition of the action.

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Oppression Remedy	Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, there is no remedy under the DGCL that is comparable to the BCBCA’s oppression remedy.

The BCBCA’s oppression remedy enables a court to make an order (interim or final) to rectify the matters complained of if the court is satisfied upon application by a shareholder (as defined below) that the affairs of the company are being conducted or that the powers of the directors have been exercised in a manner that is oppressive, or that some action of the company or shareholders has been or is threatened to be taken which is unfairly prejudicial, in each case to one or more shareholders. The applicant must be one of the persons being oppressed or prejudiced and the application must be brought in a timely manner. A “shareholder” for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

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Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations typically have provisions in their bylaws that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the secretary of the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the BCBCA, qualified shareholders holding at least one percent (1%) of our issued voting shares or whose shares have a fair market value in excess of $2,000 in the aggregate may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least 2 years before the date of signing the proposal.

If the proposal and a written statement in support of the proposal (if any) are submitted at least three months before the anniversary date of the previous annual meeting and the proposal and written statement (if any) meet other specified requirements, then the company must either set out the proposal, including the names and mailing addresses of the submitting person and supporters and the written statement (if any), in the proxy circular of the company or attach the proposal and written statement thereto.

In certain circumstances, the company may refuse to process a proposal.

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SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of our Subordinate Voting Shares following this offering, or the perception that these sales could occur, could adversely affect prevailing market prices of our Subordinate Voting Shares and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming the sale of all Units offered by us, we will have an aggregate of xxx Subordinate Voting Shares outstanding upon the closing of this offering. Of these shares, the Subordinate Voting Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act, or Rule 144), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below. An additional xxx Subordinate Voting Shares are currently freely tradable without statutory restrictions.

The remaining Subordinate Voting Shares will be held by our existing shareholders and will be deemed to be “restricted securities” under Rule 144. Subject to certain contractual restrictions, including the lock-up agreements described below, restricted securities may only be sold in the public market pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under Rule 144, Rule 701 or Rule 904 under the Securities Act. These rules are summarized below. Sales of these shares in the public market after the restrictions under the lock-up agreements lapse, or the perception that those sales may occur, could cause the prevailing market price of our Subordinate Voting Shares to decrease or to be lower than it might be in the absence of those sales or perceptions.

Lock-Up Agreements

We, all of our directors and executive officers and holders of at least 10% of our outstanding Subordinate Voting Shares and our Subordinate Voting Shares issuable upon the exercise of options and warrants have signed lock-up agreements. Pursuant to such lock-up agreements, such persons have agreed, subject to certain exceptions, not to sell or otherwise dispose of Subordinate Voting Shares or any securities convertible into or exchangeable for Subordinate Voting Shares for a period of 90 days after later of the closing of the Placement or effectiveness of the registration statemen without the prior written consent of Aegis Capital Inc., which may, in its sole discretion, at any time without prior notice, release all or any portion of the Subordinate Voting Shares from the restrictions in any such agreement.

Rule 144

Shares Held for Six Months

In general, under Rule 144 as currently in effect, and subject to the terms of any lock-up agreement, commencing 90 days after the closing of this offering, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned our Subordinate Voting Shares for six months or more, including the holding period of any prior owner other than one of our affiliates (i.e., commencing when the shares were acquired from our company or from an affiliate of our company as restricted securities), is entitled to sell our shares, subject to the availability of current public information about us. In the case of an affiliate shareholder, the right to sell is also subject to the fulfillment of certain additional conditions, including manner of sale provisions and notice requirements, and to a volume limitation that limits the number of shares to be sold thereby, within any three-month period, to the greater of:

●	1% of the number of Subordinate Voting Shares then outstanding; or

●	the average weekly trading volume of our Subordinate Voting Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

The six-month holding period of Rule 144 does not apply to sales of unrestricted securities. Accordingly, persons who hold unrestricted securities may sell them under the requirements of Rule 144 described above without regard to the six-month holding period, even if they were considered our affiliates at the time of the sale or at any time during the ninety days preceding such date.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants or advisors who received or purchased Subordinate Voting Shares from us under our incentive option plan or other written agreement before the closing of this offering is entitled to resell these shares.

The SEC has indicated that Rule 701 will apply to typical share options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of these options, including exercises after the closing of this offering. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above (see “Lock-Up Agreements”), may be sold beginning 90 days after the closing of this offering in reliance on Rule 144 by:

●	persons other than affiliates, without restriction; and

●	affiliates, subject to the manner-of-sale, current public information and filing requirements of Rule 144, in each case, without compliance with the six-month holding period requirement of Rule 144.

Canadian Restrictions

The Securities to be offered in this offering will be subject to resale restrictions in Canada under Canadian Securities Administrators National Instrument 45-102 Resale of Securities and may not be sold or otherwise disposed of in Canada for a period of four months from the date of distribution of the Securities, unless a statutory exemption is available or a discretionary order is obtained from the applicable Canadian securities commission allowing the earlier resale thereof, and may be subject to additional resale restrictions if such sale or other disposition would be a “control distribution”, as that term is defined in NI 45-102.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

THE FOLLOWING SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSIDERED TO BE, LEGAL OR TAX ADVICE. EACH U.S. HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PERSONAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF SUBORDINATE VOTING SHARES, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Subject to the limitations described in the next two paragraphs, the following discussion summarizes the material U.S. federal income tax consequences to a “U.S. Holder” arising from the purchase, ownership and sale of the Subordinate Voting Shares and Warrants. For this purpose, a “U.S. Holder” is a holder of Subordinate Voting Shares that is: (1) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under U.S. federal income tax laws; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) or a partnership (other than a partnership that is not treated as a U.S. person under any applicable U.S. Treasury regulations) created or organized under the laws of the United States or the District of Columbia or any political subdivision thereof; (3) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) a trust that has a valid election in effect to be treated as a U.S. person to the extent provided in U.S. Treasury regulations.

This summary does not purport to be a comprehensive description of all of the U.S. federal income tax considerations that may be relevant to a decision to purchase our Subordinate Voting Shares. This summary generally considers only U.S. Holders that will own our Subordinate Voting Shares as capital assets. Except to the limited extent discussed below, this summary does not consider the U.S. federal tax consequences to a person that is not a U.S. Holder, nor does it describe the rules applicable to determine a taxpayer’s status as a U.S. Holder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof, and the United States-Israel Income Tax Treaty, all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and all of which are open to differing interpretations. We will not seek a ruling from the Internal Revenue Service, or the IRS, with regard to the U.S. federal income tax treatment of an investment in our Subordinate Voting Shares by U.S. Holders and, therefore, can provide no assurances that the IRS will agree with the conclusions set forth below.

This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder based on such holder’s particular circumstances and in particular does not discuss any estate, gift, generation-skipping transfer, state, local, excise or foreign tax considerations. In addition, this discussion does not address the U.S. federal income tax treatment of a U.S. Holder who is: (1) a bank, life insurance company, regulated investment company, or other financial institution or “financial services entity;” (2) a broker or dealer in securities or foreign currency; (3) a person who acquired our Subordinate Voting Shares in connection with employment or other performance of services; (4) a U.S. Holder that is subject to the U.S. alternative minimum tax; (5) a U.S. Holder that holds our Subordinate Voting Shares as a hedge or as part of a hedging, straddle, conversion or constructive sale transaction or other risk-reduction transaction for U.S. federal income tax purposes; (6) a tax-exempt entity; (7) real estate investment trusts or grantor trusts; (8) a U.S. Holder that expatriates out of the United States or a former long-term resident of the United States; or (9) a person having a functional currency other than the U.S. dollar. This discussion does not address the U.S. federal income tax treatment of a U.S. Holder that owns, directly or constructively, at any time, Subordinate Voting Shares representing 10% or more of the stock of our Company. Additionally, the U.S. federal income tax treatment of partnerships (or other pass-through entities) or persons who hold Subordinate Voting Shares through a partnership or other pass-through entity are not addressed.

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Each prospective investor is advised to consult his or her own tax adviser for the specific tax consequences to that investor of purchasing, holding or disposing of our SUBORDINATE VOTING Shares, including the effects of applicable state, local, foreign or other tax laws and possible changes in the tax laws.

Allocation of Purchase Price Between Subordinate Voting Shares and Accompanying Warrants

For U.S. federal income tax purposes, with respect to each Unit, the Subordinate Voting Shares and Warrants acquired in this prospectus will be treated as an “investment unit” consisting of one Subordinate Voting Share and one Warrant, with each Warrant exercisable into one Subordinate Voting Share. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the Unit is purchased by the U.S. Holder. This allocation of the purchase price for each Unit will establish the U.S. Holder’s initial tax basis for U.S. federal income tax purposes in each security included in each Unit. The separation of components of each Unit should not be a taxable event for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors regarding the allocation of the purchase price for a Unit.

Exercise and Expiration of Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Warrants into Subordinate Voting Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into our Subordinate Voting Shares is unclear. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

The expiration of a Warrant will be treated as if the U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Warrant.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Subordinate Voting Shares issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). An adjustment to the Warrants that could result in a constructive distribution to a U.S. Holder would be treated as described under “Taxation of Dividends Paid on Subordinate Voting Shares” below, and the tax treatment of distributions on the Warrants is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the U.S. Holder. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the Warrants.

Taxation of Dividends Paid on Subordinate Voting Shares

We do not intend to pay dividends in the foreseeable future. In the event that we do pay dividends, and subject to the discussion under the heading “Passive Foreign Investment Companies” below and the discussion of “qualified dividend income” below, a U.S. Holder, other than certain U.S. Holders that are U.S. corporations, will be required to include in gross income as ordinary income the amount of any distribution paid on the Subordinate Voting Shares (including the amount of any Israeli tax withheld on the date of the distribution), to the extent that such distribution does not exceed our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of a distribution which exceeds our earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis for the Subordinate Voting Shares to the extent thereof, and then capital gain. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, U.S. Holders should expect that the entire amount of any distribution generally will be reported as dividend income.

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In general, preferential tax rates for “qualified dividend income” and long-term capital gains are applicable for U.S. Holders that are individuals, estates or trusts. For this purpose, “qualified dividend income” means, inter alia, dividends received from a “qualified foreign corporation.” A “qualified foreign corporation” is a corporation that is entitled to the benefits of a comprehensive tax treaty with the United States which includes an exchange of information program. The IRS has stated that the United States-Israel Tax Treaty satisfies this requirement and we believe we are eligible for the benefits of that treaty.

In addition, our dividends will be qualified dividend income if our Subordinate Voting Shares are readily tradable on the Nasdaq Capital Market or another established securities market in the United States. Dividends will not qualify for the preferential rate if we are treated, in the year the dividend is paid or in the prior year, as a PFIC, as described below under “Passive Foreign Investment Companies.” A U.S. Holder will not be entitled to the preferential rate: (1) if the U.S. Holder has not held our Subordinate Voting Shares for at least 61 days of the 121 day period beginning on the date which is 60 days before the ex-dividend date, or (2) to the extent the U.S. Holder is under an obligation to make related payments with respect to positions in substantially similar or related property. Any days during which the U.S. Holder has diminished its risk of loss on our Subordinate Voting Shares are not counted towards meeting the 61-day holding period. Finally, U.S. Holders who elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the preferential rate of taxation.

The amount of a distribution with respect to our Subordinate Voting Shares will be measured by the amount of the fair market value of any property distributed, and for U.S. federal income tax purposes, the amount of any Israeli taxes withheld therefrom. Cash distributions paid by us in NIS will be included in the income of U.S. Holders at a U.S. dollar amount based upon the spot rate of exchange in effect on the date the dividend is includible in the income of the U.S. Holder, and U.S. Holders will have a tax basis in such NIS for U.S. federal income tax purposes equal to such U.S. dollar value. If the U.S. Holder subsequently converts the NIS into U.S. dollars or otherwise disposes of them, any subsequent gain or loss in respect of such NIS arising from exchange rate fluctuations will be U.S. source ordinary exchange gain or loss.

Dividends paid with respect to our Subordinate Voting Shares will be treated as foreign source income, which may be relevant in calculating the holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if holders do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders should consult their tax advisor to determine whether and to what extent such holder will be entitled to this credit.

Taxation of the Sale, Exchange or other Disposition of Subordinate Voting Shares

Except as provided under the PFIC rules described below under “Passive Foreign Investment Companies,” upon the sale, exchange or other disposition of our Subordinate Voting Shares, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder’s tax basis for the Subordinate Voting Shares, determined in U.S. dollars, and the U.S. dollar value of the amount realized on the disposition (or its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency). The gain or loss realized on the sale, exchange or other disposition of Subordinate Voting Shares will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of the disposition. Individuals who recognize long-term capital gains may be taxed on such gains at reduced rates of tax. The deduction of capital losses is subject to various limitations.

Passive Foreign Investment Companies

Special U.S. federal income tax laws apply to U.S. taxpayers who own shares of a corporation that is a PFIC. We will be treated as a PFIC for U.S. federal income tax purposes for any taxable year that either:

●	75% or more of our gross income (including our pro rata share of gross income for any company, in which we are considered to own 25% or more of the shares by value), in a taxable year is passive; or

●	At least 50% of our assets generally determined on the basis of a quarterly average and based upon fair market value (including our pro rata share of the assets of any company in which we are considered to own 25% or more of the shares by value) are held for the production of, or produce, passive income.

For this purpose, passive income generally consists of rents, dividends, interest, royalties, gains from the disposition of passive assets and gains from commodities and securities transactions. Cash is treated as generating passive income.

We believe that we will not be a PFIC for the current taxable year, although we have not determined whether we will be a PFIC in the foreseeable future. The tests for determining PFIC status are applied annually, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of our Subordinate Voting Shares. Accordingly, there can be no assurance that we currently are not or will not become a PFIC.

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If we currently are or become a PFIC, each U.S. Holder who has not elected to mark the shares to market (as discussed below), would, upon receipt of certain “excess distributions” by us and upon disposition of our Subordinate Voting Shares at a gain: (1) have such excess distribution or gain allocated ratably over the U.S. Holder’s holding period for the Subordinate Voting Shares, as the case may be; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Ordinary will be treated as excess distributions. In addition, when shares of a PFIC are acquired by reason of death from a decedent that was a U.S. Holder, the tax basis of such shares would not receive a step-up to fair market value as of the date of the decedent’s death, but instead would be equal to the decedent’s basis if lower, unless all gain were recognized by the decedent. Indirect investments in a PFIC may also be subject to these special U.S. federal income tax rules.

The PFIC rules described above would not apply to a U.S. Holder who makes a qualified electing fund, or QEF election for all taxable years that such U.S. Holder has held the Subordinate Voting Shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made such a QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our ordinary earnings as ordinary income and such U.S. Holder’s pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. We do not intend to notify U.S. Holders if we believe we will be treated as a PFIC for any tax year. In addition, we do not intend to furnish U.S. Holders annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC. Therefore, the QEF election will not be available with respect to our Subordinate Voting Shares.

In addition, the PFIC rules described above would not apply if we were a PFIC and a U.S. Holder made a mark-to-market election. A U.S. Holder of our Subordinate Voting Shares which are regularly traded on a qualifying exchange, including the Nasdaq Capital Market, can elect to mark the Subordinate Voting Shares to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the Subordinate Voting Shares and the U.S. Holder’s adjusted tax basis in the Subordinate Voting Shares. Losses are allowed only to the extent of net mark-to-market gain previously included income by the U.S. Holder under the election for prior taxable years.

U.S. Holders who hold our Subordinate Voting Shares during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC. U.S. Holders are strongly urged to consult their tax advisors about the PFIC rules.

Tax on Net Investment Income

U.S. Holders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our Subordinate Voting Shares), or in the case of estates and trusts on their net investment income that is not distributed to beneficiaries of the estate or trust. In each case, the 3.8% Medicare tax applies only to the extent the U.S. Holder’s total adjusted income exceeds applicable thresholds.

Information Reporting and Withholding

A U.S. Holder may be subject to backup withholding at a rate of 24% with respect to cash dividends and proceeds from a disposition of our Subordinate Voting Shares. In general, backup withholding will apply only if a U.S. Holder fails to comply with specified identification procedures. Backup withholding will not apply with respect to payments made to designated exempt recipients, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a U.S. Holder, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders with interests in “specified foreign financial assets” (including, among other assets, our Subordinate Voting Shares, unless such Subordinate Voting Shares are held on such U.S. Holder’s behalf through a financial institution) may be required to file an information report with the IRS if the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year (or such higher dollar amount as may be prescribed by applicable IRS guidance); and may be required to file a Report of Foreign Bank and Financial Accounts, or FBAR, if the aggregate value of the foreign financial accounts exceeds $10,000 at any time during the calendar year. You should consult your own tax advisor as to the possible obligation to file such information report.

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Plan of Distribution

Each Selling Shareholder (the “Selling Shareholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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EXPENSES

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with the offer and sale of the securities offered by us. With the exception of the SEC registration fee, all amounts are estimates:

SEC registration fee	$117,896
Legal fees and expenses	25,000
Accounting fees and expenses	7,500
Miscellaneous	9,604
Total	$160,000

LEGAL MATTERS

The validity of the issuance of our Subordinate Voting Shares offered in this prospectus and certain other matters of Canadian law will be passed upon for us by Owen Bird Law Corporation. Certain matters of U.S. federal law will be passed upon for us by Louis A. Brilleman, Esq., New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2022 and for the years then ended included in the registration statement on Form F-1 of which this prospectus forms a part have been audited by Reliant CPA PC. Such financial statements have been so included in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would enforce a foreign judgment on liabilities predicated upon the securities laws of the United States.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Subordinate Voting Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements will file reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at https://femtocorp.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

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GLOSSARY OF TERMS

“Amalgamation Agreement” means the amalgamation agreement dated March 21, 2021 between Lincoln and Fundingco respecting the Amalgamation Transaction.

“Amalgamation Transaction” means the amalgamation of Lincoln and Fundingco pursuant to Section 275 of the BCBCA to form the Company, in accordance with the Amalgamation Agreement.

“BCBCA” means the Business Corporations Act (British Columbia).

“Benefit CRM Software” means the Company’s proprietary CRM software product known as “Benefit CRM”.

“Big Data” generally refers to: (i) massive amounts of data that keeps growing exponentially with time, (ii) that is so voluminous that it cannot be processed or analyzed using conventional data processing techniques, and (iii) includes data mining, data storage, data analysis, data sharing, and data visualization.

“Bzizinsky Investments” means Bzizinsky Investments and Promotions Ltd., an Israeli corporation controlled by Dalia Bzizinksy

“Business Combination Agreement” means the business combination agreement dated December 16, 2019 among Lincoln, Fundingco, BYND Israel and the BYND Israel Shareholders (as amended), with respect to the Business Combination Transactions.

“Business Combination Closing Date” means March 29, 2021, the closing date of the Business Combination Transactions.

“Business Combination Transactions” means collectively, the Amalgamation Transaction and the Share Exchange Transaction.

“BYBY” means B.Y.B.Y. Investments and Promotions Ltd., a corporation existing under the laws of the State of Israel and the 74% owned subsidiary of BYND Israel.

“BYBY Acquisition” means BYND Israel’s acquisition of its 74% ownership interest in BYBY.

“BYND Israel” means BYND – Beyond Solutions Ltd., a corporation existing under the laws of the State of Israel and the 100% owned operating subsidiary of the Company.

“BYND Israel Shares” means the common shares in the capital of BYND Israel.

“BYND Israel Shareholders” means collectively, Marcel (Moti) Maram, Avner Tal, Yftah Ben Yaackov and Bzizinsky Investments, the holders of BYND Israel Shares, immediately prior to the Share Exchange Transaction.

“Cannabis Farm” means the approximately 3.7 acre farm that might be established by the Company in southern Israel, to grow medical cannabis.

“Cannasoft Pharma” means Cannasoft Pharma Holdings Ltd., a corporation existing under the laws of the State of Israel and the 100% owned subsidiary of BYND Israel.

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“CMPR” means Israeli Government Resolution No. 1587 — Cannabis for Medicinal Purposes and Research, the legislation which sets forth the framework for medical cannabis regulation in Israel.

“Subordinate Voting Shares” means the Subordinate Voting shares in the capital of the Company.

“Common Shares” means Subordinate Voting Shares.

“Consideration Shares” means the 18,015,883 Subordinate Voting Shares of the Company issued to the BYND Israel Shareholders pursuant to the Share Exchange Transaction.

“CRM” means customer relationship management.

“CSA” means the Canadian Securities Administrators, umbrella organization of Canada’s provincial and territorial securities regulators whose objective is to improve, coordinate and harmonize regulation of the Canadian capital markets.

“CSE” means the Canadian Securities Exchange.

“Cultivation farm Licence” means the licence for growing medical cannabis granted by the MCU to Dalia Bzizinsky and subsequently to be transferred to BYBY.

“Customized CRM Software Platform” means a customized CRM platform that can be developed by clients and resellers using our New CRM Platform.

“Dangerous Drug Ordinance” means the Israeli Dangerous Drugs Ordinance New Version 5733-1973 and regulations promulgated thereunder.

“Distribution Licence” means a licence, granted by the MCU, to operate medical cannabis storage site and to distribute medical cannabis in Israel.

“Fundingco” means 1232986 B.C. Ltd., a company formed pursuant to the BCBCA, and a predecessor to the Company.

“Fundingco Shares” means the common shares in the capital of Fundingco, prior to the Amalgamation Transaction.

“GAP” refers to a Good Agricultural Practices certification received from the Israeli Ministry of Health which confirms that an organization meets the agricultural standards for cannabis set forth in the CMPR.

“GDP” refers to a Good Distribution Practices certification received from the Israeli Ministry of Health which confirms that an organization meets the distribution standards for cannabis set forth in the CMPR.

“Growing License” means a licence, granted by the MCU, to operate a farm for growing medical cannabis in Israel.

“GSP” refers to a Good Storage Practices certification received from the Israeli Ministry of Health which confirms that an organization meets the storage standards for cannabis set forth in the CMPR.

“IMC-GMP” refers to a Good Manufacturing Practices certification received from the Israeli Ministry of Health which confirms that an organization meets the manufacturing standards for cannabis set forth in the CMPR.

“Indoor Cannabis Growing Facility” means the approximately 2,400 square meter indoor facility that might be established by the Company in southern Israel, to grow medical cannabis.

“Israeli Cannabis Laws” means collectively, the Israeli Dangerous Drugs Ordinance together with the directives and guidelines issued from time to time by the MCU, including the CMPR.

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“Israeli Trustee” means The IBI Trust Management, a trust company located in Israel.

“Lincoln” means Lincoln Acquisitions Corp., a company formed pursuant to the BCBCA, and a predecessor to the Company.

“Lincoln Shares” means the common shares in the capital of Lincoln, prior to the Amalgamation Transaction.

“Listing” means the listing of the Subordinate Voting Shares on the CSE.

“Listing Date” means the date the Subordinate Voting Shares are first listed for trading on the CSE.

“Manufacturing Licence” means a licence, granted by the MCU, to operate a medical cannabis production facility in Israel.

“Material Adverse Change” or “Material Adverse Effect” means with respect to the Company, BYND Israel or BYBY, as the case may be, any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision by the board of directors is probable), event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, financial condition or results of operations of the Company, BYND Israel or BYBY, as the case may be, on a consolidated basis.

“MCU” means the medical cannabis unit established by the Israeli Ministry of Health and which is responsible for the regulation of cannabis for medical use and research purposes.

“New Cannabis CRM Platform” means the Company’s CRM software platform which is being developed specifically for the medical cannabis sector.

“New CRM Platform” means the Company’s next generation, cloud based version of its Benefit CRM Software which is currently under development.

“NI 41-101” means CSA National Instrument 41-101 – General Prospectus Requirements.

“NI 52-110” means CSA National Instrument 52-110 – Audit Committees.

“NI 58-101” means CSA National Instrument 58-101 – Disclosure of Corporate Governance Practices.

“NIS” means New Israeli Shekels.

“NP 58-201” means CSA National Policy 58-201 - Corporate Governance Guidelines.

“Pharmacy Licence” means a licence, granted by the MCU, to operate a pharmacy which dispenses medical cannabis in Israel.

“Principals” means collectively, each person who is a “principal” within the meaning ascribed thereto in NI 46-201.

“Propagation Licence” means a licence, granted by the MCU, to operate a medical cannabis propagation facility in Israel.

“Share Exchange Transaction” means the share exchange transaction completed pursuant to the terms of the Business Combination Agreement, whereby the BYND Israel Shareholders transferred 100% of their BYND Israel Shares to the Company, in exchange for the Consideration Shares.

“SMB” means small to medium sized business.

“Stock Option Plan” or the “Plan” means the stock option plan of the Company approved on May 29, 2023. See “Options and Other Rights to Purchase Securities”.

“Trust Declaration” means the trust declaration dated October 1, 2020 made by the Dalia Bzizinsky in favor of BYND Israel which provides inter alia that, Dalia Bzizinsky is holding her 26% ownership interest in BYBY as bare trustee for BYND Israel.

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Femto Technologies Inc.

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of BYND Cannasoft Enterprises Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of BYND Cannasoft Enterprises Inc. (the “Company”), as of December 31, 2023 and 2022, the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2023, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the three years in the period ended December 31, 2023, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Reliant CPA PC

Reliant CPA PC

Served as Auditor since 2023

Newport Beach, CA

July 1, 2024

F-2

BYND CANNASOFT ENTERPRISES INC.

Consolidated Statements of Financial Position

(Expressed in Canadian Dollars)

		December 31,	December 31,
As at	Notes	2023	2022
Assets
Cash		$3,113,934	$2,392,871
Funds held in escrow		-	-
Accounts receivable	6	189,434	227,804
Prepaid expenses		25,372	825,563
Total Current Assets		3,328,740	3,446,238
Intangible assets*	7	33,463,103	46,161,855
Property and equipment*	8	9,525	295,115
Total Assets		$36,801,368	$49,903,208
Trade payables and accrued liabilities	9	$258,515	$154,361
Related Parties	10	450,048	37,094
Deferred revenue	16	131,794	219,068
Long term loan – current portion	12	46,680	47,740
Total Current Liabilities		887,037	458,263
Long term loan	12	38,427	88,231
Warrants	11	958,146	-
Liabilities for employee benefits	13	91,533	86,015
Total Liabilities		$1,975,143	$632,509
Shareholders’ Equity
Share capital	14	$59,367,042	$54,806,522
Share purchase warrants reserve		-	639,879
Shares to be issued		53,567	41,875
Share-based payment reserve		711,267	570,446
Translation differences reserve		(7,246)	15,746
Capital reserve for re-measurement of defined benefit plan	13	13,764	13,279
Accumulated Deficit		(25,312,169)	(6,817,048)
Total Shareholders’ equity		$34,826,225	$49,270,699
Total Liabilities and Shareholders’ Equity		$36,801,368	$49,903,208

*	Revised as of December 31, 2022 (Note 4)

Nature of operations and going concern (Note 1)

Subsequent events (Note 19)

These financial statements were approved for issue by the Board of Directors on July 1, 2024 and signed on its behalf by:

“Yftah Ben Yaackov”	“Gabi Kabazo”
Director	Director

The accompanying notes are an integral part of these financial statements.

F-3

BYND CANNASOFT ENTERPRISES INC.

Consolidated Statements of Loss and Comprehensive Loss

For the Years Ended on December 31, 2023 and 2022

(Expressed in Canadian Dollars)

For the year ended December 31	Notes	2023	2022	2021

Revenue	16	$1,076,861	$1,123,072	$1,217,459
Cost of revenue	8, 17	(678,305)	(506,500)	(594,321)
Gross profit		398,556	616,572	623,138
Consulting and marketing		1,387,628	8,190	20,309
Research and Development		836,833	-	-
Depreciation and Amortization	7, 8	93,354	30,702	51,988
General and administrative expenses		1,254,089	947,300	334,036
Share-based compensation		343,252	153,909	550,517
Professional fees		1,739,430	1,220,746	278,012
		(5,654,586)	(2,360,847)	(1,234,862)

Loss before other income (expense)		(5,256,030)	(1,744,275)	(611,724)
Other income (expense)
Finance income (expenses), net		314	(14,451)	(13,514)
Foreign exchange gain (loss)		(76,469)	100,322	123,002
Gain from warrants revaluation		7,704	-	-
Covid-19 grant		-	-	53,301
Listing expense		-	-	(4,394,390)
Impairments		(13,142,481)	-	-
		(13,210,932)	85,871	(4,231,601)

Loss before tax		(18,466,962)	(1,658,404)	(4,843,325)
Tax expense	18	(28,159)	(6,280)	(35,413)
Loss for the year		$(18,495,121)	$(1,664,684)	$(4,878,738)

Other comprehensive income (loss)
Exchange differences on translation		(22,992)	(11,709)	14,473
Remeasurement of a defined benefit plan, net		485	3,835	6,223
Other comprehensive income (loss) for the year		(22,507)	(7,874)	20,696
Total comprehensive loss		$(18,517,628)	$(1,672,558)	$(4,858,043)

Loss per share – basic and diluted*		$(91.20)	$(9.88)	$(41.42)
Weighted average number of common shares outstanding – basic and diluted*		204,054	167,716	117,540

*	Adjusted to reflect one (1) for one hundred ninety (190) reverse stock split in March 2024 (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

BYND CANNASOFT ENTERPRISES INC.

Consolidated Statements of Shareholders’ Equity*

For the Years Ended on December 31, 2023 and 2022

(Expressed in Canadian Dollars)

	Number of shares**	Share capital	Shares to be issued	Share purchase warrants reserve	Translation differences reserve	Share-based payment reserve	Capital reserve for re-measurement of defined benefit plan	Accumulated Deficit	Total Shareholders’ Equity
Balance at January 1, 2021	42,886	289	-	-	12,982	-	3,221	(273,626)	(257,134)
Shares issued for acquisition of B.Y.B.Y Investments and promotions Ltd. (“B.Y.B.Y.”)	51,745	840,941	-	-	-	-	-	-	840,941
Shares issued upon reverse takeover	32,995	5,140,676	-	-	-	-	-	-	5,140,676
Proceeds for shares issued	27,022	4,812,365	-	-	-	-	-	-	4,812,365
Proceeds for shares issued from exercise of stock options	316	49,200	-	-	-	-	-	-	49,200
Proceeds for shares to be issued	-	-	81,967	-	-	-	-	-	81,967
Share purchase warrants reserve	-	-	-	639,879	-	-	-	-	639,879
Share-based payments	-	-	-	-	-	550,517	-	-	550,517
Loss for the period	-	-	-	-	-	-	-	(4,878,738)	(4,878,738)
Other comprehensive income for the period	-	-	-	-	14,473	-	6,223	-	20,696
Balance at December 31, 2021	155,154	$10,843,471	$81,967	$639,879	$27,455	$550,517	$9,444	$(5,152,364)	$7,000,369
Proceeds for shares issued from exercise of stock options	1,526	371,780	-	-	-	(133,980)	-	-	237,800
Shares issued for acquisition of Zigi Carmel Initiatives and Investments Ltd. (“ZC”)	41,684	42,768,000	-	-	-	-	-	-	42,768,000
Shares issued for services	71	83,752	-	-	-	-	-	-	83,752
Share-based payments	-	-	-	-	-	153,909	-	-	153,909
Shares to be issued for services	-	-	41,875	-	-	-	-	-	41,875
Proceeds for shares issued	965	739,519	(81,967)	-	-	-	-	-	657,552
Loss for the period	-	-	-	-	-	-	-	(1,664,684)	(1,664,684)
Other comprehensive loss for the period	-	-	-	-	(11,709)	-	3,835	-	(7,874)
Balance at December 31, 2022	199,400	$54,806,522	$41,875	$639,879	$15,746	$570,446	$13,279	$(6,817,048)	$49,270,699
Shares issued for cash, net	24,305	3,729,901	-	-	-	-	-	-	3,729,901
Shares issued for services	259	190,740	(41,875)	-	-	-	-	-	148,865
Share-based payments	-	-	-	-	-	140,821	-	-	140,821
Shares to be issued for services	-	-	53,567	-	-	-	-	-	53,567
Warrants expired	-	639,879	-	(639,879)	-	-	-	-	-
Loss for the period	-	-	-	-	-	-	-	(18,495,121)	(18,495,121)
Other comprehensive loss for the period	-	-	-	-	(22,992)	-	485	-	(22,507)
Balance at December 31, 2023	223,964	$59,367,042	$53,567	-	$(7,246)	$711,267	$13,764	$(25,312,169)	$34,826,225

*	Adjusted to reflect one (1) for one hundred ninety (190) reverse stock split in March 2024 (see Note 1)
**	The number of shares outstanding before the RTO have been restated to reflect the effect of issuing 53.84 RTO shares for each share outstanding.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

BYND CANNASOFT ENTERPRISES INC.

Consolidated Statements of Cash Flows

For the Years Ended on December 31, 2023 and 2022

(Expressed in Canadian Dollars)

For the year ended December 31	2023	2022	2021
Operating activities:
Loss for the year	$(18,495,121)	$(1,664,684)	$(4,878,738)
Items not involving cash:
Depreciation	93,355	33,100	55,921
Finance expense	3,333	4,977	5,697
Change in benefits to employees	6,003	2,792	10,414
Gain from conversion of debt to note	-	-	(155,548)
Listing expense	-	-	4,394,390
Gain from revaluation of warrants	(7,704)	-	-
Impairments	13,142,481	-	-
Share-based compensation	140,821	153,909	550,517
Shares issued for services	202,432	125,627	-
Foreign exchange (gain) loss	177,906	(106,463)	(71,876)
Changes in non-cash working capital items:
Accounts receivable	38,370	(30,976)	45,489
Trade payables and accrued liabilities	67,060	10,857	(185,218)
Related parties	450,048	-	-
Prepaid expenses	800,191	(785,323)	(37,891)
Deferred revenue	(87,274)	189,022	(77,819)
Net cash used in operating activities	(3,468,099)	(2,067,162)	(344,662)
Investing activities:
Purchase of property and equipment*	(7,703)	(123,172)	(170,548)
Investment in intangible assets*	(366,325)	(1,886,717)	(672,533)
Disposal of property and equipment	-	1,500	-
Net cash used in investing activities	(374,028)	(2,008,389)	(843,081)
Financing activities:
Proceeds from exercise of stock options	-	237,800	49,200
Proceeds from private placements held in escrow	-	-	2,500,000
Proceeds from private placements	-	657,552	2,952,244
Proceeds from shares to be issued	-	-	81,967
Cash acquired from acquisition of BYND	-	-	494,144
Repayment of lease obligations	-	-	(17,796)
Proceeds from public offering, net	4,695,751	-	-
Repayment of long term loan	(45,350)	(46,561)	(11,437)
Net cash provided by financing activities	4,650,401	848,791	6,048,322
Net Increase (decrease) in cash	808,274	(3,226,760)	4,860,579
Release of funds from escrow	-	2,484,634	-
Effect of foreign exchange rate changes on cash	(87,211)	109,647	86,390
Cash at beginning of year	2,392,871	3,025,350	563,015
Cash at end of year	$3,113,934	$2,392,871	$3,025,350
Funds held in escrow at the end of year	$-	$-	$2,484,634

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$5,972	$4,977	$-

Supplemental non-cash information
Shares issued for intangible asset in Zigi Carmel acquisition	$-	$42,768,000	$-

Shares issued for intangible asset in B.Y.B.Y acquisition	$-	$-	$850,000

*	Revised as of December 31, 2022 and 2021 (Note 4)

The accompanying notes are an integral part of these financial statements.

F-6

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN

Operations

BYND Cannasoft Enterprises Inc. (the “Company” or “BYND Cannasoft”) is a Canadian company which was amalgamated under the Business Corporations Act (British Columbia) on March 29, 2021. The Company’s registered address is 2264 East 11th Avenue, Vancouver, BC, V5N 1Z6, Canada.

The Company currently operates only in Israel and through its subsidiaries (i) develops, markets and sells a proprietary client relationship management software known as “Benefit CRM” and its new Cannabis CRM platform, and (ii) is developing the EZ-G device, a unique, patent pending device that, combined with proprietary software (provisional application), regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organs, and (iii) manages the construction, licensing and operation of a cannabis farm and indoor cannabis growing facility.

On March 29, 2021, the Company completed the business combination transactions with BYND – Beyond Solutions Ltd. (“BYND”). As a result of the business combination transactions, BYND became a wholly owned subsidiary of the Company. This transaction was accounted for as a reverse asset acquisition of the Company by BYND (“RTO”)

On March 29, 2021, BYND completed the share exchange agreement with B.Y.B.Y. As a result of the share exchange agreement, BYND holds 74% ownership interest in B.Y.B.Y. One of the former shareholders holds the remaining 26% ownership interest in B.Y.B.Y. in trust for BYND, for the purpose to comply with Israeli Cannabis Laws regarding the ownership of medical cannabis license rights This transaction was accounted for as asset acquisition according to IFRS 2 Share-based Payment.

On September 22, 2022, the Company and the former shareholder of Zigi Carmel Initiatives and Investments Ltd. (“ZC”) entered into a share exchange agreement, whereby the Company would acquire 100% ownership interest in ZC from the former shareholder in exchange for 7,920,000 common shares (41,684 common shares post reverse split) of the Company. The share exchange agreement was executed and fully completed on September 22, 2022.

Reverse stock split

On March 15, 2024, the Company announced a one (1) for one hundred ninety (190) reverse stock split of its outstanding common shares that became effective on March 22, 2024.

All shares, stock options, share purchase warrants, RSU’s and per share information in these consolidated financial statements have been restated to reflect the reverse stock split on a retroactive basis.

War in Israel

On October 7, 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Following the attack, Israel’s government declared war against Hamas. Other terrorist organizations such as the Hezbollah in Lebanon on Israel’s northern border have launched rocket attacks on Israel in support of Hamas. The military campaign against Hamas and other terrorist organizations is ongoing and could escalate in the future into a larger regional conflict. There is no certainty as to the duration, severity, results or implications of the war on the State of Israel generally or on the Company.

While many of Israeli civilians were draft to reserve duty, the company’s headquarter activity located in Israel remain unharmed. With regards to company’s source of income, during the first month of the war, a few credit card companies reported on a sharp decrease in transactions in Israel. Despite that, the company has not experienced any material impact on its revenues, mainly due the fact that most of the company’s revenue is generated overseas.

As of the date of these financial statements, the end of the war is unknown.

F-7

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN (continued)

Going concern

These financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. To date, the Company has incurred losses and may incur further losses in the development of its business. During the year ended December 31, 2023, the Company incurred a net loss of $18,495,121 and had an accumulated deficit of $25,312,169 as at December 31, 2023. The Company’s ability to continue its operations and to realize assets at their carrying values is dependent upon its ability to raise financing and generate profits and positive cash flows from operations in order to cover its operating costs. From time to time, the Company generates working capital to fund its operations by raising additional capital through debt financing. However, there is no assurance it will be able to continue to do so in the future. These factors indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern.

These financial statements do not reflect the adjustments to the carrying values of assets and liabilities, the reported revenues and expenses, and the statement of financial position classifications used, that would be necessary if the Company were unable to realize its assets and settle its liabilities as a going concern in the normal course of operations. Such adjustments could be material.

NOTE 2 – BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS

a.	Basis of presentation

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

These financial statements were authorized for issue by the Board of Directors on July 1, 2024.

b.	Basis of Consolidation

The consolidated financial statements incorporate the financial statements of the Company and of its wholly owned subsidiaries, BYND, Zigi Carmel and B.Y.B.Y.. B.Y.B.Y is owned directly through BYND and 24% of the shares of B.Y.B.Y. are held by a related party in trust for the Company for the purpose to comply with Israeli Cannabis Laws regarding the ownership of medical cannabis license rights.

A subsidiary is an entity over which the Company has control, directly or indirectly, where control is defined as the power to govern the financial and operating policies of an enterprise so as to obtain benefits from its activities. A subsidiary is consolidated from the date upon which control is acquired by the Company and all intercompany transactions and balances have been eliminated on consolidation.

F-8

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 2 – BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS (continued)

c.	Functional and presentation currency

The financial statements are presented in Canadian dollars. The functional currency of the Company is the New Israeli Shekel (“NIS”). NIS represents the main economic environment in which the Company operates.

d.	Basis of Measurement

The financial statements were prepared based on the historical costs, except for financial instruments classified as fair value through profit and loss (“FVTPL”) and assets or liabilities for employee benefits, which are stated at their fair value, as explained in the accounting policies set out in Note 3. In addition, these financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

e.	Significant estimates and assumptions

The preparation of financial statements in accordance with IFRS requires the Company to use judgment in applying its accounting policies and make estimates and assumptions about reported amounts at the date of the financial statements and in the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Revenue Recognition

The Company uses significant judgment to assess whether performance obligations sold in a customer contract are considered distinct and should be accounted for as separate performance obligations. The company also applies significant judgement in determining whether a performance obligation was satisfied over time or at a point of time, depending on the transfer of the control of the goods or services. The Company recognizes revenue over time using input method, which recognizes revenue as performance of the contract progresses. Input method recognizes revenue based on an entity’s efforts or inputs toward satisfying a performance obligation relative to the total expected efforts or inputs required to satisfy the performance obligation. The Company applies significant judgment to determine the estimated hours to completion which affects revenue recognized for software development.

Income taxes

Provisions for income taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these income tax provisions at the end of each reporting period. However, it is possible that at some future date an additional liability could result from audits by tax authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made. Deferred tax assets are recognized when it is determined that the company is likely to recognize their recovery from the generation of taxable income.

F-9

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 2 – BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS (continued)

e.	Significant estimates and assumptions (continued)

Useful lives of property and equipment

Estimates of the useful lives of property and equipment are based on the period over which the assets are expected to be available for use. The estimated useful lives are reviewed annually and are updated if expectations differ from previous estimates due to physical wear and tear, technical or commercial obsolescence, and legal or other limits on the use of the relevant assets. In addition, the estimation of the useful lives of the relevant assets may be based on internal technical evaluation and experience with similar assets. It is possible, however, that future results of operations could be materially affected by changes in the estimates brought about by changes in the factors mentioned above. The amounts and timing of recorded expenses for any period would be affected by changes in these factors and circumstances. A reduction in the estimated useful lives of the equipment would increase the recorded expenses and decrease the non-current assets.

Convertible debentures

The identification of convertible note components is based on interpretations of the substance of the contractual arrangement and therefore requires judgement from management. The separation of the components affects the initial recognition of the convertible debenture at issuance and the subsequent recognition of interest on the liability component. The determination of the fair value of the liability is also based on a number of assumptions, including contractual future cash flows, discount rates and the presence of any derivative financial instruments.

Other Significant judgments

The preparation of financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:

●	the assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
●	the classification of financial instruments;
●	the assessment of revenue recognition using the five-step approach under IFRS 15 and the collectability of accounts receivable; and
●	the determination of the functional currency of the company.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

a.	Foreign Currency Transactions

Transactions and balances:

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Nonmonetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

F-10

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

a.	Foreign Currency Transactions (continued)

Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in profit or loss in the period in which they arise, except where deferred in equity as a qualifying cash flow or net investment hedge.

Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive income in to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive income. Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.

Translation to presentation currency

The functional currency of the Company is the NIS, which is different from its presentation currency Canadian dollar. The financial results and position of the Company are translated from NIS to Canadian dollars as follows:

●	assets and liabilities for each statement of financial position presented are translated at the exchange rate on the date of the statement of financial position;
●	income and expenses for each statement of comprehensive loss are translated at the average exchange rate in effect during the reporting period;

Exchange differences arising on translation to presentation currency are recognized in other comprehensive income (loss) and recorded in the Company’s foreign currency translation reserve in equity.

b.	Financial Instruments

The following is the Company’s accounting policy for financial instruments under IFRS 9:

(i)	Classification

The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI.

Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.

F-11

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

b.	Financial Instruments (continued)

The following table shows the classification under IFRS 9:

Financial assets / liabilities	Classification under IFRS 9
Cash	FVTPL
Accounts receivable	Amortized cost
Marketable securities	FVTPL
Trade payables and accrued liabilities	Amortized cost
Convertible debt	Amortized cost
Derivative liability	FVTPL
Promissory note	Amortized cost
Long term loan	Amortized cost

(ii)	Measurement

Financial assets and liabilities at amortized cost

Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.

Financial assets and liabilities at FVTPL

Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.

Debt investments at FVTOCI

These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognised in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.

Equity investments at FVTOCI

These assets are subsequently measured at fair value. Dividends are recognised as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognised in OCI and are never reclassified to profit or loss.

(iii)	Impairment of financial assets at amortized cost

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the Company measures the loss allowance for the financial asset at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the Company measures the loss allowance for the financial asset at an amount equal to the twelve month expected credit losses. The Company shall recognize in the statements of loss and comprehensive loss, as an impairment gain or loss, the amount of expected credit losses (or reversal) that is required to adjust the loss allowance at the reporting date to the amount that is required to be recognized.

F-12

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

(iv)	Derecognition

Financial assets

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when the terms of the liability are modified such that the terms and / or cash flows of the modified instrument are substantially different, in which case a new financial liability based on the modified terms are recognized at fair value.

Gains and losses on derecognition are generally recognized in profit or loss.

c.	Property and equipment

Property and equipment are stated at cost less accumulated depreciation. The cost of repairs and maintenance costs is expensed as incurred.

Depreciation is calculated using the straight-line method to depreciate their cost to their residual value over their estimated useful lives. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from property and equipment and any gain or loss is reflected as a gain or loss from operations. The estimated useful lives are:

Description	Years
Computers and equipment	3
Vehicles	3
Furniture and equipment	6

The assets’ residual values, useful lives and depreciation method are reviewed and adjusted if needed at least once a year.

d.	Employee benefits

Short term benefits

Short term benefits to employees include salaries, medical and recreation benefits and contributions to the National Insurance Institute and are recognized as expenses upon the rendering of the services.

F-13

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Post-employment benefits

The group’s post-employment benefits include severance pay obligation. The plans are usually funded by deposits transferred into pension funds and managers’ insurance plans and are classified as defined benefit plans

According to the Severance Pay Law employees are entitled to receive severance pay when they are dismissed or when they retire. The liability for termination of employer-employee relations presented in the report of the financial position is the present value of the defined benefit obligation at the report of the financial position date, less the fair value of plan assets on the end of the reporting period out of which the obligation shall be directly paid, adjusted to any net limitation of the asset for defined benefit to asset ceiling. The defined benefit liability is calculated by actuarial methods using the projected unit credit method.

The current service cost and net interest on the net liability in respect of defined benefits are recognized in profit or loss. Re-measurements of the net liability in respect of defined benefits which are recognized in other comprehensive profit, include actuarial profits and losses and return on the assets of the plan (excluding amounts which were included in net interest). Re-measurements of the net liability in respect of defined benefits which were recognized in other comprehensive profit are not re-classified to profit or loss in a subsequent period.

e.	Revenue recognition

The Company’s revenue is primarily derived from service rendered for software development, cloud hosting, customer training and customer service support, and software sales from the licensing and sales of its customer relationship management (“CRM”) software. The Company recognizes revenue in accordance with IFRS 15 Revenue from Contracts with Customers.

In applying IFRS 15, the Company uses significant judgments to assess whether performance obligations sold in a customer contract are considered distinct and should be accounted for as separate performance obligations. The Company also applies significant judgement in determining whether a performance obligation was satisfied over time or at a point of time, depending on the transfer of the control of the goods or services. The Company recognizes revenue over time using input method, which recognizes revenue as performance of the contract progresses and reflects the Company’s performance in passing control in the products and services promised to the customer. Input method recognizes revenue based on an entity’s efforts or inputs toward satisfying a performance obligation relative, primarily by development work hours expended, to the total expected efforts or inputs required to satisfy the performance obligation. The Company applies significant judgment to determine the estimated work hours to completion which affects revenue recognized for software development.

The Company recognizes revenue when control over the promised product or services is transferred to the customer. Revenue is measured at an amount that reflects the consideration to which the entity expects to be entitled in exchange for transferring goods or services to a customer.

The Company accounts for contracts with customers when it has approval and commitment for both parties, each party’s right have been identified, payment terms are defined, the contract has commercial substance and collection is probable. For contracts that involve multiple performance obligations, the Company allocates the transaction price to each performance obligation in the contract based on the relative standalone selling prices and recognize revenue when, or as, performance obligations in the contacts are satisfied.

F-14

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

e.	Revenue recognition (continued)

Software development

The Company provides software customization and development service to its customers. Revenue is generally recognized over time by measuring the progress towards complete satisfaction of the performance obligation in a manner reflecting the Company’s performance in passing control in the products and services promised to the customer.

Software license

The Company provides the right to access its CRM software through licensing and sales of its CRM software. Revenues from software license are recognized at the point of time when the right to access the software is provided and the control of the license is transferred to the customer.

Software support

The Company provides ongoing software support to its customers who purchase and use its CRM software. Revenue from software support services is recognized over time as the support service is rendered.

Cloud hosting

The Company hosts the customer’s software and applications on its cloud platform. Revenue from cloud hosting is recognised over time when the hosting service is provided.

Other services

The Company provides cloud backup, customer training and other consulting services which are distinct from other services and products offered. Revenue from other services is recognized as services are provided.

Revenue is presented net of taxes collected from customers and remitted to government authorities. The difference between contractual payments received and revenue recognized is recorded as deferred revenue when receipts exceed revenue.

f.	Cost of revenue

Cost of revenue and services include the expenses incurred to develop software and provide technical support to customers, which include payroll for all employees, compensation to subcontractors that are directly involved in the development and providing technical support, cost of purchasing any third party components that are integrated with the Company’s software and then delivered to the customers, and other indirect costs such as depreciation of computer and equipment that are used in providing goods and service to customers. Third party component may include third party software, platform or hardware.

F-15

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

g.	Leases

The Company treats a contract as a lease when according to its terms it conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

At inception of a contract, the Company assesses whether a contract is or contains a lease. A contract is, or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company determines whether the contract involves the use of an identified asset, whether the right to obtain substantially all of the economic benefits from use of the asset during the term of the arrangement exists, and if the Company has the right to direct the use of the asset. At inception or on reassessment of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative standalone prices.

As is permitted under IFRS 16, the Company may elect to expense its short-term leases (term of 12 months or less) and leases of low-value assets, on a straight-line basis over the lease term.

As lessee, the Company recognizes a right-of-use asset and a lease liability at the commencement date of a lease. The right-of-use asset is initially measured at cost, which is comprised of the initial amount of the lease liability adjusted for any lease payments before the commencement date, plus any decommissioning and restoration costs, less any lease incentives received.

The right-of-use asset is subsequently depreciated from the commencement date to the earlier of the end of the lease term, or the end of the useful life of the asset. In addition, the right-of-use asset may be reduced due to impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

A lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by the interest rate implicit in the lease or if that rate cannot be readily determined, the incremental borrowing rate.

Lease payments included in the measurement of the lease liability are comprised of:

●	Fixed payments, including in-substance fixed payments, less any lease incentives receivable;
●	Variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;
●	amounts expected to be payable under a residual value guarantee;
●	exercise prices of purchase options if the Company is reasonably certain to exercise the option; and
●	payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease.

The lease liability is measured at amortized cost using the effective interest method. It is measured when there is a change in future lease payments arising from a change in an index or rate, or if there is a change in the estimate or assessment of the expected amount payable under a residual value guarantee, purchase, extension or termination option. Variable lease payments not included in the initial measurement of the lease liability are charged directly to profit or loss.

F-16

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

h.	Deferred taxes

Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax:

Deferred tax is recognized on temporary differences at the reporting date arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. The carrying amount of deferred tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that future taxable income will be available to allow all or part of the temporary differences to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted and are expected to apply by the end of the reporting period. Deferred tax assets and deferred income tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

i.	Basic and diluted income (loss) per share

The Company presents basic income (loss) per share data for its common shares, calculated by dividing the income (loss) attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. The diluted income (loss) per share is determined by adjusting the income (loss) attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all options, warrants and similar instruments outstanding that may add to the total number of common shares. During the years ended December 31, 2023 and 2022, the Company does not have any dilutive instruments outstanding. In addition, because the Company incurred net losses, the effect of dilutive instruments would be anti-dilutive and therefore diluted loss per share equals basic loss per share.

F-17

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 4 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIALS STATEMENT

As a result of the findings based on the Company’s ongoing reviews, the Company, in consultation with the Board of Directors, determined that the previously issued Consolidated Balance Sheet presented in the 20-F filed on April 27, 2023, for the year ended December 31, 2022 had a clerical error in relation to software development costs that should be part of intangible assets and not included in capital work in progress, and they would make the necessary accounting corrections and restate such financial statement.

This error correction resulted in a decrease to property and equipment of $987,006 at December 31, 2022 and $198,045 at January 1, 2022 and an increase to intangible assets of $987,006 at December 31, 2022 and $198,045 at January 1, 2022.

Such correction of a clerical error did not impact consolidated assets, liabilities or total shareholder’s equity as of December 31, 2023 and 2022, or comprehensive loss or cash flows for the years ended December 31, 2023 and 2022.

Following is a comprehensive list of all revised adjustments made during the Restatement process:

	As Previously Reported	Adjustments	As Revised
Financial Position as at December 31, 2022
Intangible Assets	$45,139,683	$1,022,172	$46,161,855
Property and Equipment	1,317,287	(1,022,172)	295,115
Total Assets	$49,903,208	$-	$49,903,208

Cash Flow for the year ended December 31, 2022
Purchase of property and equipment	$(938,635)	$815,463	$(123,172)
Investment in intangible assets	(1,071,254)	(815,463)	(1,886,717)
Cash used in investing activities	$(2,008,389)	$-	$(2,008,389)

Cash Flow for the year ended December 31, 2021
Purchase of property and equipment	$(392,652)	$222,104	$(170,548)
Investment in intangible assets	(450,429)	(222,104)	(672,533)
Cash used in investing activities	$(843,081)	$-	$(843,081)

NOTE 5 – ACQUISITIONS

Acquisition of Zigi Carmel

On September 22, 2022, the Company and the former shareholder of Zigi Carmel Initiatives and Investments Ltd. (“ZC”) entered into a share exchange agreement, whereby the Company would acquire 100% ownership interest in ZC from the former shareholder in exchange for 7,920,000 common shares (41,684 common shares post reverse split) of BYND. The share exchange agreement was executed and fully completed on September 22, 2022.

The acquisition of ZC has been accounted for as asset acquisition according to IFRS 2 Share-based Payment as the acquired assets and liabilities do not constitute a business under IFRS 3 Business Combinations. The transaction price of the acquisition was measured according to the fair value of the common shares given in consideration for the assets and liabilities assumed from the acquisition, with equity increased by the corresponding amount equal to the total fair value of the common shares given. As a result, the acquisition was recorded with the consideration as detailed in the table below:

Consideration transferred:	$
Value allocated to shares issued - 7,920,000 shares (41,684 shares post reverse split) at $5.40 per share		42,768,000

Fair value of assets and liabilities acquired:
Investments		137,811
Intangible asset – patents pending		42,768,000
Shareholder loan		(137,811)
		42,768,000

The intangible asset acquired in the acquisition of ZC is attributed to 2 patents pending for a therapeutic device (the “EZ-G” device) owned by ZC. The company has determined that the patents pending shall not be amortized until they are approved and then will be amortized over the course of their life.

NOTE 6 – ACCOUNTS RECEIVABLE

	December 31, 2023	December 31, 2022
Trade receivables	$119,094	$136,274
Income tax advances	52,003	90,528
Interest receivable	17,494	-
Due from shareholders	843	1,002
	$189,434	$227,804

Information on the Company’s exposure to credit risk and market risk, as well as impairment losses on trade receivables and other accounts receivable, is provided in Note 15.

F-18

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 7 – INTANGIBLE ASSETS

The Company’s intangible assets relate to the proprietary Cannabis CRM software the Company is developing, Patents pending for the EZ-G device (Note 5) as well as the primary growing license for medical cannabis in Israel.

The additions for the software include cost of wages of the software developers for the time they spend on developing the Cannabis CRM software.

The additions for year ended December 31, 2022 for the Patents include the fair value attributed to the Patents upon the acquisition of ZC of $42,768,000 as well as transaction and other costs in the amount of $193,382., for a total of $42,961,382.

The Company considered indicators of impairment at December 31, 2023 and 2022. The Company recorded impairment loss during the year ended December 31, 2023 for the license, the software and the patents pending. The impairment for the software and the license was done mainly because of recent medical cannabis legislation changes in Israel that have materially affected the value of these assets. The impairment for the Patents pending was done because of updated forecasts for the revenue the Company anticipates to generate from these patents pending.

	Software*	License	Patents Pending	Total
Cost
Balance, December 31, 2021	$672,533	$850,000	$-	$1,522,533
Additions	1,725,660	-	42,961,382	44,687,042
Translation differences	(47,720)	-	-	(47,720)
Balance, December 31, 2022	2,350,473	850,000	42,961,382	46,161,855
Additions	366,325	-	-	366,325
Impairments	(2,525,459)	(850,000)	(9,498,279)	(12,873,738)
Translation differences	(110,101)	-	-	(110,101)
Balance December 31, 2023	$81,238	$-	33,463,103	$33,544,341

Accumulated amortization	Software	License	Patents Pending	Total
Balance, December 31, 2021	$-	$-	-	$-
Depreciation	-	-	-	-
Balance, December 31, 2022	-	-	-	-
Amortization	81,406	-	-	81,406
Translation differences	(168)	-	-	(168)
Balance December 31, 2023	$81,238	$-	-	$81,238

Net book value
At December 31, 2022	$2,350,473	$850,000	42,961,382	$46,161,855
At December 31, 2023	$-	$-	33,463,103	$33,463,103

*	Reclassified software development costs from Capital Work in Progress (Note 8) to Intangible Assets – Software (See Note 4)

F-19

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 8 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Computers & Equipment	Vehicles	Furniture & Equipment	Capital Work In Progress*	Total

Costs
Balance, January 1, 2022	$31,944	$192,482	$35,414	$167,955	$427,795
Additions	460	-	-	122,712	123,172
Disposals	(1,500)	-	-	-	(1,500)
Translation differences	(1,885)	(11,430)	(2,104)	(11,642)	(27,061)
Balance, December 31, 2022	29,019	181,052	33,310	279,025	522,406
Additions	6,664	-	1,039	704	8,407
Impairments	-	-	-	(268,743)	(268,743)
Translation differences	(1,519)	(9,419)	(1,735)	(10,986)	(23,659)
Balance, December 31, 2023	$34,164	$171,633	$32,614	$-	$238,411

Accumulated depreciation
Balance as of January 1, 2022	$26,794	$150,219	$29,645	$-	$206,658
Depreciation	2,399	28,405	2,297	-	33,101
Translation differences	(1,605)	(9,089)	(1,774)	-	(12,468)
Balance, December 31, 2022	27,588	169,535	30,168	-	227,291
Depreciation	2,172	9,377	1,897	-	13,446
Translation differences	(1,439)	(8,839)	(1,573)	-	(11,851)
Balance, December 31, 2023	$28,321	$170,073	$30,492	$-	$228,886
Net book value
At December 31, 2022	$1,431	$11,517	$3,142	$279,025	$295,115
At December 31, 2023	$5,843	$1,560	$2,122	$-	$9,525

*	Reclassified software development costs from Capital Work in Progress to Intangible Assets (Note 7) – Software (See Note 4)

During the year ended December 31, 2023, depreciation of $1,498 (2022 - $2,399) related to computer and equipment is included in cost of revenue.

As of December 31, 2023 and 2022 the Company’s Capital work in progress relates to the ongoing investment in the future medical cannabis cultivation facility in Moshav Kochav Michael, Israel which includes permits and design.

The Company considered indicators of impairment at December 31, 2023 and 2022. The Company recorded impairment loss during the year ended December 31, 2023 for the capital work in progress.

The impairment for the capital work in progress was done mainly because of recent medical cannabis legislation changes in Israel that have materially affected the value of this asset.

On January 4, 2024 the Company has taken the decision to suspend all activities related to the construction of the medical cannabis cultivation facility.

F-20

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 9 – TRADE PAYABLES AND ACCRUED LIABILITIES

	December 31, 2023	December 31, 2022
Trade payables	$157,705	$40,241
VAT, income and dividend taxes payable	28,027	43,703
Salaries payable	72,783	70,417
	$258,515	$154,361

NOTE 10 – RELATED PARTY TRANSACTIONS

Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of members of the Company’s Board of Directors and corporate officers. The remuneration of directors and key management personnel, not including normal employee compensation, made during the years ended December 31, 2023 and 2022 is set out below:

	December 31, 2023	December 31, 2022	December 31, 2021
Salary (cost of sales and services)	$258,281	$200,747	$98,523
Salary (general and administrative expenses)	970,487	376,237	39,492
Share based payments	343,253	153,909	550,517
Salary (Intangible asset – software)	137,374	553,326	300,273
Consulting (research and development)	83,699	-	-
Consulting (Capital work in progress)	-	75,274	113,107
Consulting (Professional fees)	81,616	143,500	61,000
	$1,874,710	$1,502,993	$1,162,912

As of December 31, 2023 and 2022, $843 and $1,002, respectively, was owed from shareholders of the Company. Amounts owed were recorded in accounts receivable are non-interest bearing and unsecured.

As at December 31, 2023 and 2022, $450,048 and $37,094, respectively, was owed to directors of the Company. Amounts due were recorded in accounts payable are non-interest bearing and unsecured.

NOTE 11 – WARRANTS

The Company accounts for the warrants issued as part of the registered direct public offering that closed on December 21, 2023 (Note 14) under IFRS 9 and they are classified as a liability since the exercise price is not denominated in the functional currency of the Company. 2,884,616 warrants (15,182 warrants post reverse split) were issued at an exercise price of US$0.52 and expire on December 21, 2028. The derivative financial liability is re-measured at each reporting date, with changes in fair value recognized in finance expense (income), net.

F-21

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 11 – WARRANTS (continued)

The derivative financial liability as of December 31, 2023 amounted to $958,146. The amount was recorded at fair value according to a Black Scholes warrant pricing model.

For the year ended December 31, 2023, the Company recorded an income of $7,704 in the consolidated statements of loss and comprehensive loss as a result of the change in the fair value of warrants.

The key assumptions that were used in measuring the fair value of the warrants as of December 31, 2023 were: risk free interest rate – 3.17%, expected volatility – 107.47%, expected term 5 years from December 21, 2023 and expected dividend yield - 0.

A summary of changes in share purchase warrants issued by the Company during the year ended December 31, 2023 is as follows:

	Number of Warrants	Weighted Average Exercise Price US($)

Balance at December 31, 2022	-	-
Movement during the year ended	15,182	98.8
December 31, 2023*	15,182	98.8

*	Number of warrants and exercise price post reverse split

	Fair value measurements using input type
	Level 1	Level 2	Level 3	Total

Warrant liability as of January 1, 2023	-	-	$-	$-
Fair value at inception	-	-	965,850	965,850
Change in fair value	-	-	(7,704)	(7,704)
Translation adjustments	-	-	-	-
Warrant liability as of December 31, 2023	-	-	$958,146	$958,146

NOTE 12 – LONG TERM LOAN

During the year ended December 31, 2020, the Company secured a term loan with a principal amount of $182,542 (NIS 500,000) from an Israeli bank. The loan bears interest at a variable rate of Prime + 1.5% per annum and matures on September 18, 2025. The loan is subject to 48 monthly payments commencing October 18, 2021. $9,127 (NIS 25,000) was deposited in the bank as security for the loan.

F-22

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 12 – LONG TERM LOAN (continued)

The activities of the long term loan during the years ended December 31, 2023 and 2022 are as follows:

	December 31, 2023	December 31, 2022
Balance, opening	$135,971	$192,651
Addition	-	-
Repayments	(45,350)	(46,561)
Interest expense, accrued	3,333	4,977
Translation difference	(8,847)	(15,096)
Balance, ending	85,107	135,971
Less:
Long term loan – current portion	46,680	47,740
Long term loan – non-current portion	$38,427	$88,231

The undiscounted repayments for each of the next four years and in the aggregate are:

Year ended	Amount
December 31, 2024	$46,680
December 31, 2025	38,427

$85,107

NOTE 13 – EMPLOYEE BENEFITS

The severance pay liability constitutes a defined benefit plan and was calculated using actuarial assumptions. In measuring the present value of the defined benefit obligation and the current service costs the projected unit credit method was used.

a.	Plan asset (liability)

Information on the Company’s defined benefit pension plan and other defined benefit plans, in aggregate, is summarized as follows:

	December 31, 2023	December 31, 2022
Defined benefit plan liability	$(91,533)	$(86,016)
Less:
fair value of plan asset or asset ceiling	-	-
	$(91,533)	$(86,016)

F-23

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 13 – EMPLOYEE BENEFITS (continued)

b.	Changes in the present value of the defined benefit plan liability

The following are the continuities of the fair value of plan asset or plan liability and the present value of the defined benefit plan obligations:

	December 31, 2023	December 31, 2022
Balance, opening	$(86,016)	$(87,058)
Recognized in profit and loss for the year:
Interest cost	(4,638)	(1,964)
Current service cost	(5,860)	(6,023)
Actuarial gain (loss) for change of assumptions	485	3,835
Translation differences	4,496	5,194
Balance, ending	$(91,533)	$(86,016)

The actual amount paid may vary from the estimate based on actuarial valuations being completed, investment performance, volatility in discount rates, regulatory requirements and other factors.

c.	Major assumptions in determining the defined benefit plan liability

The principal actuarial assumptions used in calculating the Company’s defined benefit plan obligations and net defined benefit plan cost for the years were as follows (expressed as weighted averages):

	December 31, 2023	December 31, 2022
Capitalization rate	3.15%	2.73%
Salary growth rate	0%	0%
Retirement rate	5%	5%

d.	Sensitivity analysis

The following table outlines the key assumptions for the years ended December 31, 2023 and 2022 and the sensitivity of a 1% change in each of these assumptions on the defined benefit plan obligations and the net defined benefit plan cost.

The sensitivity analysis provided in the table is hypothetical and should be used with caution. The sensitivities of each key assumption have been calculated independently of any changes in other key assumptions. Actual experience may result in changes in a number of key assumptions simultaneously. Changes in one factor may result in changes in another, which could amplify or reduce the impact of such assumptions.

	December 31, 2023	December 31, 2022
Capitalization rate:
Impact of: 1% increase	$(4,775)	$(4,974)
1% decrease	5,720	6,013
Salary growth rate:
Impact of: 1% increase	$5,856	$6,128
1% decrease	-	-

F-24

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 14 – EQUITY

Authorized

Unlimited number of common shares without par value.

Issued

As of December 31, 2023, 223,964 common shares were issued and outstanding.

During the year ended December 31, 2023

On January 3, 2023, the Company issued 6,727 common shares (35 common shares post reverse split) to two directors following the vesting of RSU’s with a fair value of $6.20, for a compensation amount of $41,875.

On April 4, 2023, the Company issued 6,727 common shares (35 common shares post reverse split) to two directors following the vesting of RSU’s with a fair value of $6.20, for a compensation amount of $41,730.

On April 27, 2023, the Company granted 43,847 RSU’s (231 RSU’s post reverse split) to two directors, 25% of the RSUs will vest each 3 months with the last tranche vesting on April 27, 2024.

On July 4, 2023, the Company issued 10,961 common shares (58 common shares post reverse split) to two directors following the vesting of RSU’s with a fair value of $3.82, for a compensation amount of $41,871.

On July 19, 2023 the Company issued 1,733,334 common shares (9,123 common shares post reverse split) at a price of US$1.50 per share following the closing of an underwritten public offering with gross proceeds to the Company of $3,424,201, before deducting underwriting discounts and other estimated expenses paid by the Company in the amount of $405,636, totalling in a net amount of $3,018,565.

On August 8, 2023, the Company granted 27,819 RSU’s (146 RSU’s post reverse split) to two directors, 50% of the RSUs will vest after 6 months, 25% after 9 months and 25% after a year.

On October 10, 2023, the Company granted 10,935 RSU’s (58 RSU’s post reverse split) to a consultant, the RSUs will vest over 4 months and a day.

On October 23, 2023, the Company issued 24,869 common shares (131 common shares post reverse split) to two directors following the vesting of RSU’s with a fair value of $2.62, for a compensation amount of $65,264.

On December 21, 2023 the Company issued 2,884,616 common shares (15,182 common shares post reverse split) at a price of US$0.52 per share following the closing of a registered direct public offering with gross proceeds to the Company of $1,996,650, before deducting underwriting discounts and other estimated expenses paid by the Company in the amount of $319,464, totalling in a net amount of $1,677,186. The offering was for sale of 2,884,616 units (15,182 units post reverse split), each consisting of one common share and one common warrant to purchase one common share per warrant at an exercise price of US$0.52 (Note 11).

On December 31, 2023, the Company granted 93,069 RSU’s (490 RSU’s post reverse split) to a director and a consultant, the RSUs will vest over 4 months and a day.

F-25

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 14 – EQUITY (continued)

During the year ended December 31, 2022

On January 13, 2022, the Company completed a non-brokered private placement financing wherein it raised $122,950 through the issuance of 40,983 common shares (216 common shares post reverse split) at a price of $3.00 per share.

On May 3, 2022, 150,000 stock options (790 stock options post reverse split) were exercised to common shares for a total proceeds of $123,000.

On July 4, 2022 the Company issued 6,727 common shares(35 common shares post reverse split) following the vesting of RSU’s.

On September 20, 2022 140,000 stock options (737 stock options post reverse split) were exercised to common shares for a total proceeds of $114,800.

On September 22, 2022, as part of the acquisition of Zigi Carmel described in note 4, the Company issued 7,920,000 of its common shares (41,684 of its common shares post reverse split) to the former shareholder of Zigi Carmel in exchange for all of the issued and outstanding shares of Zigi Carmel.

On October 3, 2022, the Company issued 6,727 common shares (35 common shares post reverse split) to two directors following the vesting of RSU’s.

On October 5, 2022, the Company completed a non-brokered private placement financing wherein it raised $616,570 through the issuance of 142,395 common shares (749 common shares post reverse split) at a price of $4.33 per share.

During the year ended December 31, 2021

On March 29, 2021, as part of the reverse takeover as described in note 1, the Company issued 18,015,833 of its common shares (94,820 of its common shares post reverse split) to the former shareholders of BYND in exchange for all of the issued and outstanding shares of BYND. Total 6,269,117 shares (32,995 shares post reverse split) were retained by the former shareholders of the Company.

On May 5, 2021, the Company announced that it completed a non-brokered private placement financing wherein it raised $522,410 through the issuance of 435,337 common shares (2,291 common shares post reverse split) at a price of $1.20 per share.

On July 5, 2021, the Company announced that it completed a non-brokered private placement financing wherein it raised $1,840,000 through the issuance of 2,000,000 common shares (10,526 common shares post reverse split) at a price of 0.92 per share.

On August 16, 2021, 5,000 stock options (26 stock options post reverse split) were exercised to common shares and on September 21, 2021, 55,000 stock options (289 stock options post reverse split) were exercised to common shares for a total proceeds of $49,200.

On October 4, 2021, the Company completed two non-brokered private placements financing wherein it raised $2,500,000 through the issuance of 2,403,846 common shares (12,652 common shares post reverse split) at a price of $1.04 per share as well as 400,000 non-transferable share purchase warrants(2,105 non-transferable share purchase warrants post reverse split) at an exercise price of $1.30 per common share.

The Company recorded a share purchase warrants reserve of $639,879 based on the Black-Scholes option pricing model and the following input assumptions:

Weighted average fair value of warrants issued on October 4, 2021	$1.60
Risk-free interest rate	1.33%
Estimated life	2 years
Expected volatility	100.13%
Expected dividend yield	0%

The funds raised from the $2,500,000 private placement were held in escrow until the company’s shares were approved for listing on the Nasdaq.

In connection with the second financing, the Company raised $189,834 through the issuance of 94,917 common shares (500 common shares post reverse split) at a price of $2.00 per share.

On October 14, 2021, the Company completed a non-brokered private placement financing wherein it raised $400,000 through the issuance of 200,000 common shares (1,053 common shares post reverse split) at a price of $2.00 per share.

Stock options

The Company has a stock option plan to grant incentive stock options to directors, officers, employees and consultants. Under the plan, the aggregate number of common shares that may be subject to option at any one time may not exceed 10% of the issued common shares of the Company as of that date, including options granted prior to the adoption of the plan. The exercise price of these options is not less than the Company’s closing market price on the day prior to the grant of the options less the applicable discount permitted by the CSE. Options granted may not exceed a term of five years.

F-26

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

A summary of the stock options outstanding for the year ended December 31, 2023 are summarized as follows:

Pre reverse split:

	Number of Options	Weighted Average Exercise Price
Outstanding at January 1, 2021	-	-
Granted during the period	1,135,000	$1.09
Exercised during the period	(60.000)	$0.82
Cancelled during the period	(180,000)	$0.82
Outstanding at December 31, 2021	895,000	$1.16
Granted during the period	10,000	$6.20
Exercised during the period	(290,000)	$0.82
Cancelled during the period	-	$-
Outstanding at December 31, 2022	615,000	$1.41
Granted during the period	100,000	$2.12
Outstanding at December 31, 2023	715,000	$1.51
Exercisable at December 31, 2023	667,500	$1.47

Post reverse split:

	Number of Options	Weighted Average Exercise Price
Outstanding at January 1, 2021	-	-
Granted during the period	5,974	$207.1
Exercised during the period	(315)	$155.8
Cancelled during the period	(948)	$155.8
Outstanding at December 31, 2021	4,711	$220.4
Granted during the period	53	$1,178
Exercised during the period	(1,527)	$155.8
Cancelled during the period	-	$-
Outstanding at December 31, 2022	3,237	$267.9
Granted during the period	526	$402.8
Outstanding at December 31, 2023	3,763	$286.9
Exercisable at December 31, 2023	3,513	$279.3

F-27

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 14 – EQUITY (continued)

Additional information regarding stock options outstanding as of December 31, 2023, is as follows:

Pre reverse split:

Outstanding			Exercisable
Number of stock options	Weighted average remaining contractual life (years)	Weighted Average Exercise Price	Number of stock options	Weighted Average Exercise Price

250,000	2.25	$0.82	250,000	$0.82
240,000	2.50	$1.22	240,000	$1.22
115,000	2.83	$2.65	115,000	$2.65
10,000	3.50	$6.20	10,000	$6.20
10,000	4.33	$3.82	7,500	$3.82
90,000	4.58	$1.93	45,000	$1.93

715,000	2.77	$1.51	667,500	$1.47

Post reverse split:

Outstanding			Exercisable
Number of stock options	Weighted average remaining contractual life (years)	Weighted Average Exercise Price	Number of stock options	Weighted Average Exercise Price

1,316	2.25	$155.8	1,316	$155.8
1,263	2.50	$231.8	1,263	$231.8
605	2.83	$503.5	605	$503.5
53	3.50	$1,178	53	$1,178
53	4.33	$725.8	39	$725.8
473	4.58	$366.7	237	$366.7

3,763	2.77	$286.9	3,513	$279.3

During the year ended December 31, 2023, there were 10,000 stock options (526 stock options post reverse split) granted to directors of the Company with an exercise price ranging from $1.93 to $3.82 per share.

As of December 31, 2023, 667,500 of these stock options (3,513 of these stock options post reverse split) were vested. During the year ended December 31, 2023, the Company recorded $140,821 in share-based payment expense.

During the year ended December 31, 2022, there were 10,000 stock options (53 stock options post reverse split) granted to a director of the Company with an exercise price of $6.20 per share ($1,178 per share post reverse split) and 290,000 stock options (1,527 stock options post reverse split) were exercised to shares.

As of December 31, 2022, 612,500 of these stock options (3,224 post reverse split) were vested. During the year ended December 31, 2022, the Company recorded $153,909 in share-based payment expense.

During the year ended December 31, 2021, there were 780,000 stock options (4,106 stock options post reverse split) granted to the directors and officers of the Company with an exercise price of $0.82 per share. The options are exercisable for a period five years from the grant date and are subject to the following vesting schedule: 25% upon listing of the Company’s shares on the Canadian Stock Exchange, 25% on 90 days thereafter, 25% on 180 days thereafter and the remainder on 270 days thereafter. In addition, 240,000 stock options (1,263 stock options post reverse split) were granted to a director of the Company with an exercise price of $1.22 per share and 115,000 stock options (605 stock options post revese split) were granted to a director of the Company with an exercise price of $2.65 per share.

Details of the fair value of options granted and the assumptions used in the Black-Scholes option pricing model are as follows:

	2023	2022
Weighted average fair value of options granted	$1.61	$3.96
Risk-free interest rate	3.76%	3.56%
Estimated life (in years)	5	5
Expected volatility	100.64%	75.91%
Expected dividend yield	0%	0%

F-28

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 15 – FINANCIAL INSTRUMENTS

a.	Fair value

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●	Level 3 – Inputs that are not based on observable market data.

Management estimates that cash, accounts receivable and other current liabilities approximately constitute their fair value in view of the fact that these are short term instruments.

b.	Financial risk management

The Company is exposed to various financial risks through its financial instruments: credit risk, liquidity risk and market risk (including currency risk, interest rate risk and other price risk). The following analysis enables users to evaluate the nature and extent of the risks.

Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations.

The Company is subject to credit risk on its cash and accounts receivable which include trade and other accounts receivable (Note 6). The Company limits its exposure to credit loss on cash by placing its cash with a high-quality financial institution. The Company has concentrations of credit risk with respect to accounts receivable as large amounts of its trade receivables are concentrated amongst a small number of customers. The Company performs credit evaluations of its customers but generally does not require collateral to support trade receivable.

Accounts receivable primarily consist of trade receivables and sales tax receivable. The Company provides credit to very limited customer base in the normal course of business and has established credit evaluation via an active direct consultation with its customers to mitigate credit risk. Accounts receivable are shown net of any provision made for impairment of receivables. Due to this factor, the Company believes that no additional credit risk, beyond amounts provided for collection loss, is inherent in accounts receivable.

Expected credit loss (“ECL”) analysis is performed at each reporting date using an objective approach to measure expected credit losses. The provision amounts are based on direct management interface with the customer. The calculations reflect the probability-weighted outcome, the time value of money and reasonable and supportable information that is available at the reporting date about past events, current conditions and forecasts of future economic conditions. Accounts receivable are written off when there is no reasonable expectation of recovery. Indicators that there is no reasonable expectation of recovery

F-29

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 15 – FINANCIAL INSTRUMENTS (continued)

include, amongst others, business failure, the failure of a debtor to engage in a repayment plan, and a failure to make contractual payments over the negotiated contract period.

During the year ended December 31, 2023 and 2022, there was $nil impairment loss on accounts receivable recognized in the statement of income (loss) and comprehensive income (loss).

The Company’s aging of trade receivables (Note 6) were as follows:

	December 31, 2023	December 31, 2022
0 – 30 days	$61,046	$74,987
31 – 60 days	58,048	61,287
	$119,094	$136,274

Liquidity risk

Liquidity risk is defined as the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities. Financial liabilities include principal and interest payments.

The Company’s liquidity risk is that it is not able to settle liabilities when due or that it can do so only at an abnormally high cost. Accordingly, one of management’s primary goals is to maintain an optimum level of liquidity by actively managing assets, liabilities and cash flows generated by operations. The Company’s future strategies can be financed through a combination of cash flows generated by operations, borrowing under existing credit facilities, and the issuance of equity. Management prepares regular budgets and cash flow forecasts to help predict future changes in liquidity.

The Corporation has financial liabilities with the following maturities as at December 31, 2023:

	Contractual cash flows
	Up to 1 year	1 to 2 years	2 to 3 years	3 to 4 years	5 year and over	Total
Trade payables (Note 9)	$157,705	$-	$-	$-	$-	$157,705
Long term loan and unpaid interest (Note 12)	46,680	38,427	-	-	-	85,107
	$204,385	$38,427	$-	$-	$-	$242,812

F-30

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 15 – FINANCIAL INSTRUMENTS (continued)

The Corporation has financial liabilities with the following maturities as at December 31, 2022:

	Contractual cash flows
	Up to 1 year	1 to 2 years	2 to 3 years	3 to 4 years	5 year and over	Total
Trade payables (Note 9)	$40,241	$-	$-	$-	$-	$40,241
Long term loan and unpaid interest (Note 12)	47,740	49,241	38,990	-	-	135,971
	$87,981	$49,241	$38,990	$-	$-	$176,212

Market risk

Market risk is the risk that the fair value or future cash flows from financial instruments will change as a result of changes in market prices. Market risk includes risks such as currency risk and share price risk. The financial instruments of the Company which are affected by market risk consist mainly of foreign currency cash and deposits, Company’s US dollar denominated convertible debenture and investments in marketable securities.

Foreign currency risk

As of December 31, 2023 and 2022, the Company has a surplus of financial assets over financial liabilities denominated in USD, consisting of cash, in the sum of $2,804,422 and $1,394,585, respectively.

Currency sensitivity analysis

The table below demonstrates the sensitivity test to a reasonable possible change in the exchange rate of the US dollar, with all other variables unchanged. The impact on the Company’s pre-tax profit and loss arises from changes in the fair value of the assets and financial liabilities is as follows:

	Change in the USD exchange rate	Impact on pre-tax profit
December 31, 2023	5% increase	$(140,221)
	5% decrease	140,221
December 31, 2022	5% increase	(69,729)
	5% decrease	$69,729

Equity (share price) risk

The Company’s investments in tradable shares are sensitive to market price risk arising from uncertainties concerning the future value of these investments.

As of December 31, 2023, and 2022, Company’s exposure as a result of investments in tradable shares is $nil and $nil, respectively. A 10% decrease in share price may reduce the Company’s pre-tax profit and loss by approximately $nil and $nil, respectively. A 10% subsequent increase in the value of the tradable shares shall increase Company’s pre-tax profit and loss by a similar amount.

F-31

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 15 – FINANCIAL INSTRUMENTS (continued)

c.	Capital management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development and sale of its products and services, as well as to ensure that the Company is able to meet its financial obligations as they become due. The capital structure consists of components of shareholders’ equity, promissory note due to related parties and the term loan provided by the bank.

The basis for the Company’s capital structure is dependent on the Company’s expected business growth and changes in business environment. To maintain or adjust the capital structure, the Company may issue new shares, incur debt or return capital to shareholders. The Company does not presently utilize any quantitative measures to monitor its capital, but rather relies on the expertise of the Company’s management to sustain the future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach is reasonable.

The Company is not subject to externally imposed capital requirements. There were no changes to the Company’s approach to capital management during the years ended December 31, 2023 and 2022.

NOTE 16 – REVENUE AND DEFERRED REVENUE

The Company has derived its revenue from the sources as summarized in the following:

	December 31, 2023	December 31, 2022	December 31, 2021
Software development	$758,307	$761,166	$725,862
Software license	200,593	213,749	208,625
Software supports	47,102	71,460	196,703
Cloud hosting	59,926	67,334	72,945
Others	10,933	9,363	13,324
	$1,076,861	$1,123,072	$1,217,459

The Company recognized revenues from contracts with customers in accordance with the following timing under IFRS 15:

	December 31, 2023	December 31, 2022	December 31, 2021
Revenue recognized over time	$876,268	$909,323	$1,008,834
Revenue recognized at a point of time	200,593	213,749	208,625
	$1,076,861	$1,123,072	$1,217,459

F-32

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 16 – REVENUE AND DEFERRED REVENUE (continued)

Deferred revenue represents contract liabilities for customer payments received related to services yet to be provided subsequent to the reporting date. Significant changes in deferred revenue during the years ended December 31 are as follows:

	December 31, 2023	December 31, 2022
Deferred revenue, beginning	$219,068	$30,046
Customer payments received attributable to contract liabilities for unearned revenue	158,711	263,404
Revenue recognized from fulfilling contract liabilities	245,985	74,381
Deferred revenue, ending	$131,794	$219,068

The Company derives significant revenues from one customer. During the year ended December 31, 2023, 2022 and 2021, revenues from this customer were 82%, 83% and 80% respectively, of total revenue. The trade receivable outstanding as at December 31, 2023, and 2022 are due from this customer.

NOTE 17 – COST OF REVENUE

Cost of revenue incurred during the years ended December 31 are comprised of the following:

	December 31, 2023	December 31, 2022	December 31, 2021
Salaries and benefits	$636,497	$510,615	$563,165
Subcontractors expense (recovery)	366	(16,318)	570
Software and other	39,944	9,804	26,653
Depreciation	1,498	2,399	3,933
	$678,305	$506,500	$594,321

NOTE 18 – INCOME TAXES

The relevant companies’ tax applicable to the Company commencing from 2021 (Year of Amalgamation) and thereafter is 27%.

The relevant companies’ tax applicable to BYND commencing from 2018 and thereafter is 23%. Current taxes for the reported periods are calculated according to the said tax rate.

F-33

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 18 – INCOME TAXES (continued)

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	December 31, 2023	December 31, 2022	December 31, 2021
Income (loss) before tax	$(18,466,962)	$(1,658,404)	$(4,843,325)
Income tax rate	27% and 23%	27% and 23%	27% and 23%
Expected income expense (recovery)	(4,889,258)	(460,055)	(1,325,208)
Permanent differences	971	(216,957)	1,224,524
Prior years reassessment of tax expense	-	-	-
Change in unrecognized deferred assets	(20,073)	43,428	(14,629)
Change in valuation allowance	4,600,864	542,633	102,162
Other	335,654	97,231	48,564
Total income tax expense	$28,159	$6,280	$35,413

Current income tax	$28,159	$6,280	$35,413
Deferred income tax	-	-	-
Total income tax expense	$28,159	$6,280	$35,413

Temporary differences that give rise to the following deferred tax assets and liabilities at are:

	December 31, 2023	December 31, 2022
Deferred tax assets
Non-capital loss carry forwards - Canada	$5,245,659	$644,794
Non-capital loss carry forwards - Israel	-	-
	$5,245,659	$644,794
Valuation allowance	(5,245,659)	(644,794)
	$-	$-

The Company has Canadian non-capital losses of $18,056,174 which is available to offset future years’ taxable income in Canada.

BYND has $nil (2022 - $nil) in non-capital losses carried forward for tax purposes, which can be carried forward indefinitely to be offset against future business income and business capital gains.

Tax attributes are subject to review, and potential adjustment, by tax authorities.

F-34

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2023 and 2022

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 19 – SUBSEQUENT EVENTS

On January 4, 2024, the Company issued 17,915 common shares (94 common shares post reverse splt) to two directors following the vesting of RSU’s with a fair value of $2.99, for a compensation amount of $53,568.

On January 10, 2024, the Company granted 410,000 RSUs (2,158 RSUs post reverse split) to five directors of the Company, the RSUs will vest over 4 months and a day.

On January 10, 2024, the Company cancelled 565,000 stock options (2,974 stock options post reverse split) that were previously granted to 4 directors of the Company.

On January 16, 2024, the Company granted 60,000 RSUs (316 RSUs post reverse split) and 650,000 stock options (3,421 stock options post reverse split) to a consultant of the Company, the RSUs will vest over 4 months and a day, the stock options vest as follows: 150,000 on the date of the grant (789 post reverse split) and 100,000 every month thereafter (526 post reverse split) every month thereafter.

On February 5, 2024, the Company granted 39,753 RSUs (209 RSUs post reverse split) to a consultant of the Company, the RSUs will vest over 4 months and a day.

On March 5, 2024, the Company granted 60,083 RSUs (316 RSUs post reverse split) to a consultant of the Company, the RSUs will vest over 4 months and a day.

On March 14, 2024 the Company announced the closing of an underwritten public offering with gross proceeds to the Company of approximately US$7.0 million, before deducting underwriting discounts and other estimated expenses paid by the Company. The offering was for sale of 116,666,667 units (614,109 units post reverse split), each consisting of one common share or pre-funded warrant, one series A warrants and two series B warrants. The offering price was US$0.06 per unit.

As of March 14, 2024, the Company’s common shares no longer were listed on the Canadian Securities Exchange following a voluntary delisting.

On March 15, 2024, the Company announced a 1 for 190 reverse stock split of its outstanding common shares that will be effective on March 22, 2024.

On April 5, 2024, the Company issued 95 common shares to two directors following the vesting of RSU’s with a fair value of $2.99, for a compensation amount of $53,568.

On April 8, 2024, the Company granted 1,180,000 RSUs to directors and consultants of the Company, the RSUs vested immediately, and 1,180,000 common shares were issued with a fair value of $1.49 for a compensation amount of $1,762,944.

On April 9, 2024, the Company granted 100,000 RSUs to a consultant of the Company, the RSUs vested immediately, and 100,000 common shares were issued with a fair value of $1.44 for a compensation amount of $143,927.

On May 27, 2024, pursuant to a Settlement Agreement Dated May 27, 2024 (the “Settlement Agreement”), the Company issued 450,000 common shares (valued at US$400,500) in settlement of a dispute with the co-owner of a farm following the Company’s decision to suspend the construction of a cannabis farm on that property. Under the Settlement Agreement, the shares are to be held in escrow by the Company until the earlier of (a) the third anniversary of the Settlement Agreement, or (b) the date on which the Company’s board of directors resolves not to construct the cannabis farm. The number of shares to be released is subject to adjustment in the event that the market price of the Company’s common shares is lower than US$0.89 per share on the date of release.

On June 14, 2024, the Company issued 1,238,525 common shares to three directors following the vesting of RSU’s with a fair value of $0.97, for a compensation amount of $1,204,089.

On June 19, 2024, the Company issued 23,543 common shares to directors and consultants of the Company following the vesting of RSU’s with a fair value of $0.96, for a compensation amount of $22,657.

As of June 30, 2024, the Company issued 614,109 common shares following the closing of the underwritten public offering on March 14, 2024 as well as 7,020,384 common shares following the cashless exercise of A warrants and 172,766 common shares following the exercise of B warrants at an exercise price of US$1.3643 per common share.

F-35

FEMTO TECHNOLOGIES INC.

(FORMERLY BYND CANNASOFT ENTERPRISES INC.)

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR NINE MONTHS ENDED SEPTEMBER 30, 2024

(EXPRESSED IN CANADIAN DOLLARS)

(UNAUDITED)

F-36

NOTICE TO READER

Under National Instrument 51-102, Part 4, subsection 4.3(3)(a), if an auditor has not performed a review of the interim financial statements, they must be accompanied by a notice indicating that the condensed consolidated interim financial statements have not been reviewed by an auditor.

The accompanying unaudited condensed consolidated interim financial statements of the Company have been prepared by and are the responsibility of the Company’s management.

The Company’s independent auditors have not audited, reviewed or otherwise attempted to verify the accuracy or completeness of these condensed consolidated interim financial statements. Readers are cautioned that these statements may not be appropriate for their intended purposes.

November 13, 2024

F-37

FEMTO TECHNOLOGIES INC.

Consolidated Interim Statements of the Financial Position

(Expressed in Canadian dollars)

(Unaudited)

As at	Notes	September 30, 2024	December 31, 2023

Assets
Cash		$5,863,843	$3,113,934
Accounts receivables	5	194,815	189,434
Prepaid expenses		71,914	25,372
Total Current Assets		6,130,572	3,328,740

Intangible assets	6	27,861,936	33,463,103
Property and equipment	7	5,124	9,525
Total Assets		$33,997,632	$36,801,368

Liabilities and Shareholders’ Equity
Liabilities
Trade payables and accrued liabilities	8	$352,672	$258,515
Related Parties	9	247,625	450,048
Deferred revenue	14	22,810	131,794
Long term loan – current portion	10	49,886	46,680
Total Current Liabilities		672,993	887,037

Long term loan	10	-	38,427
Derivative warrants liabilities	11	30,295,919	958,146
Liabilities for employee benefits	12	98,868	91,533
Total Liabilities		$31,067,780	$1,975,143

Shareholders’ equity
Share capital	13	$63,478,612	$59,367,042
Shares to be issued		-	53,567
Share-based payment reserve		69,348	711,267
Translation differences reserve		(3,575)	(7,246)
Capital reserve for re-measurement of defined benefit plan	12	14,129	13,764
Accumulated Deficit		(60,628,662)	(25,312,169)
Total Shareholders’ equity		$2,929,852	$34,826,225
Total Liabilities and Shareholders’ Equity		$33,997,632	$36,801,368

Nature of operations and going concern (Note 1)

These condensed consolidated interim financial statements were approved for issue by the Board of Directors on November 12, 2024 and signed on its behalf by:

“Yftah Ben Yaackov”	“Gabi Kabazo”
Director	Director

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-38

FEMTO TECHNOLOGIES INC.

Consolidated Interim Statements of Income (Loss) and Comprehensive Income (Loss)

(Expressed in Canadian dollars)

(Unaudited)

		Three months ended September 30		Nine months ended September 30
For the	Notes	2024	2023	2024	2023
Revenue	14	$101,619	$202,058	$816,533	$873,740
Cost of revenue	7,15	(193,396)	(129,973)	(731,052)	(418,473)
Gross profit (loss)		(91,777)	72,085	85,481	455,267

Consulting and marketing		330,671	122	453,255	1,791
Research and development		581,727	-	1,612,881	-
Depreciation and amortization	7	648	3,086	3,522	9,220
Share-based compensation		115,959	77,148	3,732,833	95,464
General and admin expenses		391,826	369,697	1,418,497	940,445
Professional fees		318,239	1,037,833	1,355,091	2,514,024

		1,739,070	1,487,886	8,576,079	3,560,944
Loss before other income (expense)		$(1,830,847)	$(1,415,801)	$(8,490,598)	$(3,105,677)
Other income (expense)
Change in fair value of derivative warrants liabilities	11	2,113,160	-	(21,887,227)	-
Impairments		(5,601,167)	-	(5,601,167)	-
Foreign exchange gain (loss)		(94,285)	31,454	(32,366)	(124,560)
Finance income (expenses), net		(5,631)	(3,154)	78,166	(15,415)

		(3,587,923)	28,300	(27,442,594)	(139,975)
Loss before tax		$(5,418,770)	$(1,387,501)	$(35,933,192)	$(3,245,652)
Tax recovery (expense)		300	(52,284)	(25,220)	(81,890)
Loss for the period		$(5,418,470)	$(1,439,785)	$(35,958,412)	$(3,327,542)
Other comprehensive income (loss)
Items that may be reclassified to profit or loss
Remeasurement of a defined benefit plan, net		121	885	365	2,741
Exchange differences on translation of foreign operations		$1,532	$(5,668)	$3,671	$(42,760)
Other comprehensive income (loss) for the period		$1,653	$(4,783)	$4,036	$(40,019)
Total comprehensive loss		$(5,416,817)	$(1,444,568)	$(35,954,376)	$(3,367,561)
Loss per share – basic and diluted*		$(8.31)	$(118.37)	$(88.58)	$(280.17)
Weighted average shares outstanding – basic and diluted		651,841	12,163	405,891	11,877

*	Adjusted to reflect one (1) for one hundred ninety (190) reverse stock split in March 2024 and a one (1) for seventeen (17) reverse stock split in August 2024 (see Note 1)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-39

FEMTO TECHNOLOGIES INC.

Consolidated Interim Statements of Changes in Shareholders’ Equity

(Expressed in Canadian dollars)

(Unaudited)

	Number of shares*	Share capital	Shares to be issued	Share purchase warrants reserve	Translation differences reserve	Share-based payment reserve	Capital reserve for re-measurement of defined benefit plan	Retained earnings (Deficiency)	Total
		$	$	$	$	$	$	$	$
Balance at January 1, 2023	11,729	54,806,522	41,875	639,879	15,746	570,446	13,279	(6,817,048)	49,270,699
Shares issued, net	537	3,018,565	-	-	-	-	-	-	3,018,565
Loss for the period	-	-	-			-	-	(3,327,542)	(3,327,542)
Shares issued for services	8	125,621	(41,875)	-	-	-	-	-	83,746
Share-based payments	-	-	-	-	-	95,464	-	-	95,464
Shares to be issued for services	-	-	30,799	-	-	-	-	-	30,799
Other comprehensive loss for the period	-	-	-	-	(42,760)	-	2,741	-	(40,019)
Balance at September 30, 2023	12,274	57,950,708	30,799	639,879	(27,014)	665,910	16,020	(10,144,590)	49,131,712

Balance at January 1, 2024	13,174	59,367,042	53,567	-	(7,246)	711,267	13,764	(25,312,169)	34,826,225
Cancellation of stock options	-	-	-	-	-	(641,919)	-	641,919	-
Loss for the period	-	-	-	-	-	-	-	(35,958,412)	(35,958,412)
Shares issued for services	151,186	3,149,160	(53,567)	-	-	-	-	-	3,095,593
Shares, pre-funded warrants and warrants issued for cash, net	464,538	7,831,226						-	7,831,226
Allocation to derivative warrants liabilities	-	(7,450,546)	-	-	-	-	-	-	(7,450,546)
Shares issued pursuant to a Settlement Agreement	26,471	546,122	-	-	-	-	-	-	546,122
Enhanced voting preference shares issued	4,412	35,608							35,608
Other comprehensive loss for the period	-	-	-	-	3,671	-	365	-	4,036
Balance at September 30, 2024	659,781	63,478,612	-	-	(3,575)	69,348	14,129	(60,628,662)	2,929,852

*	Adjusted to reflect one (1) for one hundred ninety (190) reverse stock split in March 2024 and a one (1) for seventeen (17) reverse stock split in August 2024 (see Note 1)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-40

FEMTO TECHNOLOGIES INC.

Consolidated Interim Statements of Cash Flows

For the nine months ended September 30, 2024 and 2023

(Expressed in Canadian dollars)

(Unaudited)

As at	September 30, 2024	September 30, 2023
Operating activities:
Loss for the period	$(35,958,412)	$(3,327,542)
Items not involving cash:
Finance expense	3,950	2,658
Impairments	5,601,167	-
Share-based compensation	-	95,464
Depreciation	4,414	10,315
Change in benefits to employees	7,700	(1,872)
Change in fair value of derivative warrants liabilities	21,887,227	-
Shares issued for services	3,095,593	114,545
Shares issued pursuant to a settlement agreement	546,122	-
Unrealized foreign exchange loss (gain)	(37,539)	192,472

Changes in non-cash working capital items:
Accounts receivables	(5,381)	90,494
Trade payables and accrued liabilities	94,157	38,410
Deferred revenue	(108,984)	(201,210)
Prepaid expenses	(46,542)	252,334
Related parties	(202,423)	-
Net cash used in operating activities	(5,118,951)	(2,733,932)

Investing activities:
Purchase of property and equipment	-	(2,311)
Investment in intangible assets	-	(425,875)
Net cash used in investing activities	-	(428,186)
Financing activities:
Proceeds from public offering, net	7,831,226	3,018,565
Proceeds from issuance of enhanced voting preference shares	35,608	-
Repayment of from long term loan	(35,245)	(34,199)
Net cash provided by financing activities	7,831,589	2,984,366

Net Increase (Decrease) in cash	$2,712,638	$(177,752)
Effect of foreign exchange rate changes	37,271	(31,656)
Cash at beginning of period	3,113,934	2,392,871
Cash at end of period	$5,863,843	$2,183,463
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$3,950	$6,307

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-41

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN

Femto Technologies Inc. (formerly known as BYND Cannasoft Enterprises Inc.) (the “Company” or “Femto”) is a Canadian company which was amalgamated under the Business Corporations Act (British Columbia) on March 29, 2021. The Company’s registered address is 2264 East 11th Avenue, Vancouver, Canada.

The Company currently operates only in Israel and through its subsidiaries (i) develops, markets and sells a proprietary client relationship management software known as “Benefit CRM” and its new Cannabis CRM platform, and (ii) is developing the Sensera device (formerly the EZ-G device), a unique, patent pending device that, combined with proprietary software (provisional application), regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organs, and (iii) manages the construction, licensing and operation of a cannabis farm and indoor cannabis growing facility.

On March 29, 2021, the Company completed the business combination transactions with BYND – Beyond Solutions Ltd. (“BYND”). As a result of the business combination transactions, BYND became a wholly owned subsidiary of the Company. This transaction is accounted for as a reverse asset acquisition of the Company by BYND (“RTO”).

On March 29, 2021, BYND completed the share exchange agreement with B.Y.B.Y. As a result of the share exchange agreement, BYND holds 74% ownership interest in B.Y.B.Y. One of the former shareholders holds the remaining 26% ownership interest in B.Y.B.Y. in trust for BYND, for the purpose to comply with Israeli Cannabis Laws regarding the ownership of medical cannabis license rights This transaction was accounted for as asset acquisition according to IFRS 2 Share-based Payment.

On September 22, 2022, the Company and the former shareholder of Zigi Carmel Initiatives and Investments Ltd. (“ZC”) entered into a share exchange agreement, whereby the Company would acquire 100% ownership interest in ZC from the former shareholder in exchange for 7,920,000 subordinate voting shares (2,452 subordinate voting shares post reverse splits) of the Company. The share exchange agreement was executed and fully completed on September 22, 2022.

As of March 14, 2024, the Company’s subordinate voting shares no longer were listed on the Canadian Securities Exchange following a voluntary delisting.

On July 22, 2024, the Company’s name has been changed to Femto Technologies Inc.

Reverse stock splits

On March 15, 2024, the Company announced a one (1) for one hundred ninety (190) reverse stock split of its outstanding subordinate voting shares that became effective on March 22, 2024.

On August 16, 2024, the Company announced a one (1) for seventeen (17) reverse stock split of its outstanding subordinate voting shares that became effective on August 26, 2024.

All shares, stock options, share purchase warrants, RSU’s and per share information in these consolidated financial statements have been restated to reflect the reverse stock splits on a retroactive basis.

F-42

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN (continued)

War in Israel

On October 7, 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Following the attack, Israel’s government declared war against Hamas.

Other terrorist organizations such as the Hezbollah in Lebanon on Israel’s northern border have launched rocket attacks on Israel in support of Hamas. The military campaign against Hamas and other terrorist organizations is ongoing and could escalate in the future into a larger regional conflict. There is no certainty as to the duration, severity, results or implications of the war on the State of Israel generally or on the Company.

While many of Israeli civilians were draft to reserve duty, the company’s headquarter activity located in Israel remain unharmed. With regards to company’s source of income, during the first month of the war, a few credit card companies reported on a sharp decrease in transactions in Israel. Despite that, the company has not experienced any material impact on its revenues, mainly due the fact that most of the company’s revenue is generated from large institutions.

As of the date of these financial statements, the end of the war is unknown.

These condensed interim consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. These financial statements do not reflect the adjustments to the carrying values of assets and liabilities, the reported revenues and expenses, and the statement of financial position classifications used, that would be necessary if the Company were unable to realize its assets and settle its liabilities as a going concern in the normal course of operations. Such adjustments could be material.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS

a. Basis of presentation and statement of compliance

These condensed interim consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Issues Committee (“IFRIC”) applicable to the preparation of interim financial statements, including International Accounting Standard (“IAS”) 34 Interim Financial Reporting.

The notes presented in these condensed consolidated interim financial statements include only significant events and transactions occurring since the Company’s last fiscal year end and they do not include all of the information required in the Company’s most recent annual consolidated financial statements. Except as noted below, these condensed consolidated interim financial statements follow the same accounting policies and methods of application as the Company’s annual financial statements and should be read in conjunction with the Company’s annual financial statements for the year ended December 31, 2023, which were prepared in accordance with IFRS as issued by IASB. There have been no significant changes in judgement or estimates from those disclosed in the consolidated financial statements for the year ended December 31, 2023.

F-43

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

b. Basis of Consolidation

The condensed consolidated interim financial statements incorporate the financial statements of the Company and of its wholly owned subsidiaries, BYND, Zigi Carmel and B.Y.B.Y.. B.Y.B.Y is owned directly through BYND and 24% of the shares of B.Y.B.Y. are held by a a related party in trust for the Company for the purpose to comply with Israeli Cannabis Laws regarding the ownership of medical cannabis license rights.

A subsidiary is an entity over which the Company has control, directly or indirectly, where control is defined as the power to govern the financial and operating policies of an enterprise so as to obtain benefits from its activities. A subsidiary is consolidated from the date upon which control is acquired by the Company and all intercompany transactions and balances have been eliminated on consolidation.

c. Basis of Measurement

The condensed consolidated interim financial statements were prepared based on the historical costs, except for financial instruments classified as fair value through profit and loss (“FVTPL”) and assets or liabilities for employee benefits, which are stated at their fair value. In addition, these financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

d. Currency of Operation and Currency of Presentation

The condensed consolidated interim financial statements are presented in Canadian dollars. The functional currency of the Company is Canadian dollars, and the functional currency of its subsidiaries is the New Israeli Shekel (“NIS”). NIS represents the main economic environment in which the subsidiaries operate.

e. Significant estimates and assumptions

The preparation of these condensed consolidated interim financial statements in accordance with IFRS requires the Company to use judgment in applying its accounting policies and make estimates and assumptions about reported amounts at the date of the financial statements and in the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Income taxes

Provisions for income taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these income tax provisions at the end of each reporting period. However, it is possible that at some future date an additional liability could result from audits by tax authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made. Deferred tax assets are recognized when it is determined that the company is likely to recognize their recovery from the generation of taxable income.

F-44

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

e.	Significant estimates and assumptions (continued)

Useful lives of property and equipment

Estimates of the useful lives of property and equipment are based on the period over which the assets are expected to be available for use. The estimated useful lives are reviewed annually and are updated if expectations differ from previous estimates due to physical wear and tear, technical or commercial obsolescence, and legal or other limits on the use of the relevant assets. In addition, the estimation of the useful lives of the relevant assets may be based on internal technical evaluation and experience with similar assets. It is possible, however, that future results of operations could be materially affected by changes in the estimates brought about by changes in the factors mentioned above. The amounts and timing of recorded expenses for any period would be affected by changes in these factors and circumstances. A reduction in the estimated useful lives of the equipment would increase the recorded expenses and decrease the non-current assets.

Other Significant Judgments

The preparation of financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:

●	the assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
●	the classification of financial instruments;
●	the assessment of revenue recognition using the five-step approach under IFRS 15 and the collectability of amounts receivable; and
●	the determination of the functional currency of the company.

NOTE 3 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIALS STATEMENT

As a result of the findings based on the Company’s ongoing reviews, the Company, in consultation with the Board of Directors, determined that the previously issued Consolidated Balance Sheet presented in the 20-F filed on April 27, 2023, for the year ended December 31, 2022 had a clerical error in relation to software development costs that should be part of intangible assets and not included in capital work in progress, and they would make the necessary accounting corrections and restate such financial statement.

This error correction resulted in a decrease to property and equipment of $987,006 at December 31, 2022 and an increase to intangible assets of $987,006 at December 31, 2022.

F-45

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 4 – ACQUISITIONS

Acquisition of Zigi Carmel

On September 22, 2022, the Company and the former shareholder of Zigi Carmel Initiatives and Investments Ltd. (“ZC”) entered into a share exchange agreement, whereby the Company would acquire 100% ownership interest in ZC from the former shareholder in exchange for 7,920,000 subordinate voting shares (2,452 subordinate voting shares post reverse splits) of BYND. The share exchange agreement was executed and fully completed on September 22, 2022.

The acquisition of ZC has been accounted for as asset acquisition according to IFRS 2 Share-based Payment as the acquired assets and liabilities do not constitute a business under IFRS 3 Business Combinations. The transaction price of the acquisition was measured according to the fair value of the subordinate voting shares given in consideration for the assets and liabilities assumed from the acquisition, with equity increased by the corresponding amount equal to the total fair value of the subordinate voting shares given. As a result, the acquisition was recorded with the consideration as detailed in the table below:

Consideration transferred:	$
Value allocated to shares issued 7,920,000 shares (2,452 shares post reverse splits) at $5.40 per share		42,768,000

Fair value of assets and liabilities acquired:
Investments		137,811
Intangible asset – patents pending		42,768,000
Shareholder loan		(137,811)
		42,768,000

The intangible asset acquired in the acquisition of ZC is attributed to 2 patents pending for a therapeutic device (the “Sensera” device) owned by ZC. The company has determined that the patents pending shall not be amortized until they are approved and then will be amortized over the course of their life.

NOTE 5 – ACCOUNTS RECEIVABLES

	September 30, 2024	December 31, 2023
Trade receivables	$109,401	$119,094
Income tax advances	32,856	52,003
Interest receivable	51,718	17,494
Due from shareholders	840	843
	$194,815	$189,434

F-46

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 6 – INTANGIBLE ASSETS

The Company’s intangible assets relate to the proprietary Cannabis CRM software the Company is Developing, Patent applications for the Sensera device (Note 4) as well as the primary growing license for medical cannabis in Israel. The Additions for the Software include cost of wages of the software developers for the time they spend on developing the Cannabis CRM software.

The additions for the Patents include the fair value attributed to the Patents upon the acquisition of ZC as well as transaction and other costs in the amount of $193,382.

The Company considered indicators of impairment at December 31, 2023 and at September 30, 2024. The Company recorded impairment loss during the year ended December 31, 2023 for the license, the software and the patent applications. The Company recorded impairment loss during the period ended September 30, 2024 for the patent applications. The impairment for the software and the license was done mainly because of recent medical cannabis legislation changes in Israel that have materially affected the value of these assets.

The impairment for the Patent applications was done because of updated forecasts for the revenue the Company anticipates generating from these patent applications.

Cost	Software*	License	Patent applications and technological know how	Total

Balance, January 1, 2023	$2,350,473	$850,000	$42,961,382	$46,161,855
Additions	366,325	-	-	366,325
Impairments	(2,525,459)	(850,000)	(9,498,279)	(12,873,738)
Translation differences	(110,101)	-	-	(110,101)

Balance, December 31, 2023	81,238	-	33,463,103	33,544,341
Additions	-	-	-	-
Impairments	-		-	(5,601,167)
Translation differences	-	-	(5,601,167)	-
Balance, September 30, 2024	$81,238	$-	27,861,936	$27,943,174

Accumulated depreciation

Balance, January 1, 2023	$-	$-	$-	$-
Depreciation	81,406	-	-	81,406
Translation differences	(168)	-	-	(168)
Balance, December 31, 2023	81,238	-	-	81,238
Depreciation	-	-	-	$-
Balance, September 30, 2024	$81,238	$-	$-	$81,238

Net book value
At December 31, 2023	$-	$-	$33,463,103	$33,463,103
At September 30, 2024	$-	$-	$27,861,936	$27,861,936

*	Reclassified software development costs from Capital Work in Progress (Note 7) to Intangible Assets – Software (See Note 3)

F-47

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 7 – PROPERTY AND EQUIPMENT

	Computers & Equipment	Vehicles	Furniture & Equipment	Capital Work In Progress*	Total

Cost
Balance, January 1, 2023	$29,019	$181,052	$33,310	$279,025	$522,406
Additions	6,664	-	1,039	704	8,407
Impairments	-	-	-	(268,743)	(268,743)
Translation differences	(1,519)	(9,419)	(1,735)	(10,986)	(23,659)
Balance, December 31, 2023	34,164	171,633	32,614	-	238,411
Additions	-	-	-	-	-
Disposals	-	-	-	-	-
Translation differences	(50)	(276)	(52)	-	(378)
Balance, September 30, 2024	$34,114	$171,357	$32,562	$-	$238,033

Accumulated depreciation
Balance as of January 1, 2023	$27,588	$169,535	$30,168	-	$227,291
Depreciation	2,172	9,377	1,897	-	13,446
Translation differences	(1,439)	(8,839)	(1,573)	-	(11,851)
Balance, December 31, 2023	28,321	170,073	30,492	-	228,886
Depreciation	2,407	1,570	437	-	4,414
Translation differences	(52)	(286)	(53)	-	(391)
Balance, September 30, 2024	$30,676	$171,357	$30,876	-	$232,909

Net book value
At December 31, 2023	$5,843	$1,560	$2,122	$-	$9,525
At September 30, 2024	$3,438	$-	$1,686	$-	$5,124

*	Reclassified software development costs from Capital Work in Progress to Intangible Assets (Note 6) – Software (See Note 3)

During the nine months ended September 30, 2024, depreciation of $891 (2023 - $1,095) related to computer and equipment is included in cost of revenue.

As of December 31, 2023 the Company’s Capital work in progress relates to the ongoing investment in the future medical cannabis cultivation facility in Moshav Kochav Michael, Israel which includes permits and design.

The Company considered indicators of impairment at December 31, 2023. The Company recorded impairment loss during the year ended December 31, 2023 for the capital work in progress.

The impairment for the capital work in progress was done mainly because of recent medical cannabis legislation changes in Israel that have materially affected the value of this asset.

F-48

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 8 – TRADE PAYABLES AND ACCRUED LIABILITIES

	September 30, 2024	December 31, 2023
Trades payables	$306,389	$157,705
VAT, income and dividend taxes payable	6,840	28,027
Salaries payable	39,443	72,783
	$352,672	$258,515

NOTE 9– RELATED PARTY TRANSACTIONS BALANCES

Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of members of the Company’s Board of Directors and corporate officers. The remuneration of directors and key management personnel, not including normal employee compensation, made during the nine months ended September 30, 2024 and the nine months ended September 30, 2023 is set out below:

	September 30, 2024	September 30, 2023
salary (cost of sales)	288,111	169,905
consulting (research and development)	92,095	-
salary (intangible asset – software)	-	138,667
consulting (professional fees)	122,915	164,568
salary (general and administrative expenses)	1,237,919	476,037
Share based payments	2,858,303	-
	$4,599,343	$949,177

As at September 30, 2024, $840 was owed from shareholders of the company (December 31, 2023– $843). Amounts owed were recorded in amounts receivable are non-interest bearing and unsecured.

As at September 30, 2024, $247,625 was owed to directors of the Company (December 31, 2023– $450,048). Amounts due were recorded in current liabilities are non-interest bearing and unsecured.

NOTE 10 – LONG TERM LOAN

During the year ended December 31, 2020, the Company secured a term loan with a principal amount of $184,352 (NIS 500,000) from an Israeli bank. The loan bears interest at the rate of 3.14% per annum and matures on September 18, 2025. The loan is subject to 48 monthly payments commencing October 18, 2021. $9,218 (NIS 25,000) was deposited in the bank as security for the loan.

F-49

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 10 – LONG TERM LOAN (continued)

The activities of the long term loan during the nine month ended September 30, 2024 are as follows:

	September 30, 2024	December 31, 2023
Balance, opening	$85,107	$135,971
Repayments	(35,245)	(43,350)
Interest expense, accrued	3,950	3,333
Translation difference	(3,926)	(8,847)
Balance, ending	49,886	85,107
Less:
Long term loan – current portion	49,886	46,680
Long term loan	$-	$38,427

The undiscounted repayments for each of the next two years and in the aggregate are:

Year ended	Amount
December 31, 2024	$12,097
December 31, 2025	37,789
$49,886

NOTE 11 – DERIVATIVE WARRANTS LIABILITIES

a.	On December 21, 2023, the Company issued 2,884,616 warrants (183,414 warrants at an exercise price of US $8.1782 post reverse splits) in connection with its December 2023 Registered direct public offering (“December 2023 Warrants”). The warrant includes a cashless exercise provision and repricing adjustments for offerings at a price lower than the existing exercise price of the warrants, stock splits, reclassifications, subdivisions, and other similar transactions and also the exercise price of the warrant is not denominated in the functional currency of the Company, therefore, these warrants were recorded at their fair value as a derivative liability at the time of the grant and revalued at the end of each reporting period.

On March 27, 2024, following the March 2024 Public offering, which included the offering of subordinate voting shares at a price lower than the exercise price of the December 2023 Warrants, the exercise price of the December 2023 Warrants was reduced to US $1.3643, and each December 2023 Warrant became convertible into 72.42 subordinate voting shares of the Company.

On August 27, 2024, following the 1:17 reverse stock split, the exercise price of the December 2023 Warrants was reduced to $8.1782, and each December 2023 warrant became convertible into 31.7 subordinate voting shares of the Company.

b.	On March 14, 2024, the Company issued 134,166,665 Series A Warrants (41,538 A warrants post reverse splits) and 268,333,330 Series B Warrants (83,075 B warrants post reverse splits) in connection with its March 2024 public offering (“March 2024 A Warrants and B Warrants”). The warrants include a cashless exercise provision and repricing adjustments for offerings at a price lower than the existing exercise price of the warrants, stock splits, reclassifications, subdivisions, and other similar transactions and also the exercise price of the warrant is not denominated in the functional currency of the Company, therefore, these warrants were recorded at their fair value as a derivative liability at the time of the grant and revalued at the end of each reporting period.

F-50

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 11 – DERIVATIVE WARRANTS LIABILITIES (continued)

On March 27, 2024, following the 1:190 reverse stock split, the exercise price of the March 2024 A Warrants and B Warrants was reduced to $1.3643, and each B warrant became convertible into 14.21 subordinate voting shares of the Company.

On August 27, 2024, following the 1:17 reverse stock split, the exercise price of the March 2024 A Warrants and B Warrants was reduced to $8.1782, and each B warrant became convertible into 31.7 subordinate voting shares of the Company.

c.	During the period ended September 30, 2024, the Company recorded a loss on the revaluation of the total derivative liabilities of $21,887,227, in the consolidated statements of Operations and Comprehensive Loss.

d.	The Company engaged an outside valuation company to calculate the fair value of the derivative warrants based on the Monte Carlo simulation model with the following assumptions:

September 30, 2024
Share Price	US $ 8.0143
Exercise Price	US $ 8.1782
Expected life	1.96- 4.45 years
Risk-free interest rate	3.57%
Dividend yield	0.00%
Expected volatility	80%
Early exercise threshold	US $ 12.2673

The following table presents the changes in the warrant liability during the period:

Balance as of December 31, 2023	$958,146
Issuance of March 2024 warrants	35,921,315
Changes in fair value of warrants	(6,583,542)

Balance as of September 30, 2024	$30,295,919

F-51

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 12 – EMPLOYEE BENEFITS

The severance pay liability constitutes a defined benefit plan and was calculated using actuarial assumptions. In measuring the present value of the defined benefit obligation and the current service costs the projected unit credit method was used.

Plan assets (liability)

Information on the Company’s defined benefit pension plans and other defined benefit plans, in aggregate, is summarized as follows:

	September 30, 2024	December 31, 2023
Defined benefit plan liabilities	$(98,868)	$(91,533)
Less: fair value of plan assets or asset ceiling	-	-
	$(98,868)	$(91,533)

Changes in the present value of the defined benefit plan liability

The following are the continuities of the fair value of plan assets and the present value of the defined benefit plan obligations:

	September 30, 2024	December 31, 2023
Balance, opening	$(91,533)	$(86,016)
Recognized in profit this year:
Interest costs	(3,494)	(4,638)
Current service cost	(4,414)	(5,860)
Recognized in other comprehensive profit:
Actuary loss for change of assumptions	365	485
Translation differences	208	4,496
Balance, ending	$(98,868)	$(91,533)

The actual amount paid may vary from the estimate based on actuarial valuations being completed, investment performance, volatility in discount rates, regulatory requirements and other factors.

Major assumptions in determining the defined benefit plan liability

The principal actuarial assumptions used in calculating the Company’s defined benefit plan obligations and net defined benefit plan cost for the year were as follows (expressed as weighted averages):

	September 30, 2024	December 31, 2023
Capitalization rate	3.15%	3.15%
Salary growth rate	0%	0%
Retirement rate	5%	5%

F-52

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 13 – SHARE CAPITAL

Authorized

Unlimited number of subordinate voting shares without par value.

75,000 Enhanced voting preference shares (4,412 post reverse split) without par value. Each Enhanced voting preference share carries the right to 50 votes.

Issued

As at September 30, 2024, 655,369 subordinate voting shares and 4,412 enhanced voting preference shares were issued and outstanding.

During the nine months ended September 30, 2024

On January 4, 2024, the Company issued 17,915 subordinate voting shares (6 subordinate voting shares post reverse splits) to two directors following the vesting of RSU’s with a fair value of $2.99, for a compensation amount of $53,568.

On January 10, 2024, the Company granted 410,000 RSUs (127 RSUs post reverse split) to five directors of the Company, the RSUs will vest over 4 months and a day.

On January 16, 2024, the Company granted 60,000 RSUs (19 RSUs post reverse split) to a consultant of the Company, the RSUs will vest over 4 months and a day.

On February 5, 2024, the Company granted 39,753 RSUs (12 RSUs post reverse split) to a consultant of the Company, the RSUs will vest over 4 months and a day.

On March 5, 2024, the Company granted 60,083 RSUs (19 RSUs post reverse split) to a consultant of the Company, the RSUs will vest over 4 months and a day.

On March 14, 2024 the Company announced the closing of an underwritten public offering with gross proceeds to the Company of approximately US$7.0 million, before deducting underwriting discounts and other estimated expenses paid by the Company. The offering was for sale of 116,666,667 units (36,120 units post reverse split), each consisting of one subordinate voting share or pre-funded warrant, one series A warrants and two series B warrants. The offering price was US$0.06 per unit.

On April 5, 2024, the Company issued 95 subordinate voting shares (6 subordinate voting shares post reverse split) to two directors following the vesting of RSU’s with a fair value of $2.99 for a compensation amount of $53,568.

On April 5, 2024, the Company granted 1,180,000 RSUs (69,412 RSUs post reverse split) to directors and consultants of the Company, the RSUs vested immediately, and 1,180,000 subordinate voting shares (69,412 subordinate voting shares post reverse split) were issued on April 8, 2024 with a fair value of $1.39 for a compensation amount of $1,645,287.

On April 9, 2024, the Company granted 100,000 RSUs (5,882 RSUs post reverse split) to a consultant of the Company, the RSUs vested immediately, and 100,000 subordinate voting shares (5,882 subordinate voting shares post reverse split) were issued with a fair value of $1.44 for a compensation amount of $143,927.

F-53

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 13 – SHARE CAPITAL (continued)

On May 27, 2024, pursuant to a Settlement Agreement Dated May 27, 2024 (the “Settlement Agreement”), the Company issued 450,000 subordinate voting shares (26,471 subordinate voting shares post reverse split) (valued at US$400,500) in settlement of a dispute with the co-owner of a farm following the Company’s decision to suspend the construction of a cannabis farm on that property. Under the Settlement Agreement, the shares are to be held in escrow by the Company until the earlier of (a) the third anniversary of the Settlement Agreement, or (b) the date on which the Company’s board of directors resolves not to construct the cannabis farm. The number of shares to be released is subject to adjustment in the event that the market price of the Company’s subordinate voting shares is lower than US$15.13 per share on the date of release.

On June 14, 2024, the Company issued 1,238,525 subordinate voting shares (72,854 subordinate voting shares post reverse split) to three directors following the vesting of RSU’s with a fair value of $0.97, for a compensation amount of $1,205,315.

On June 19, 2024, the Company issued 23,543 subordinate voting shares (1,385 subordinate voting shares post reverse split) to directors and consultants of the Company following the vesting of RSU’s with a fair value of $0.96, for a compensation amount of $22,657.

On July 16, 2024, the Company issued 28,000 subordinate voting shares (1,647 subordinate voting shares post reverse split) to a consultant following the vesting of RSU’s.

On September 20, 2024, the Company issued 75,000 enhanced voting preference shares (4,412 enhanced voting preference shares post reverse split) to its Chief Executive Officer. This new class of shares (enhanced voting preference shares) was created and the shares issued as approved by the Company’s shareholders on August 1, 2024.

As of September 30, 2024, the Company issued 614,109 subordinate voting shares (36,124 subordinate voting shares post reverse split ) following the closing of the underwritten public offering on March 14, 2024 as well as 7,020,384 subordinate voting shares (412,964 subordinate voting shares post reverse split ) following the cashless exercise of A warrants , 172,766 subordinate voting shares (10,163 subordinate voting shares post reverse split ) following the exercise of B warrants at an exercise price of US$1.3643 per subordinate voting share and 5,299 subordinate voting shares following the exercise of B warrants at an exercise price of US$8.1782 per subordinate voting share.

During the nine months ended September 30, 2023

On January 3, 2023, the Company issued 6,727 subordinate voting shares (2 subordinate voting shares post reverse splits) to two directors following the vesting of RSU’s.

On April 4, 2023, the Company issued 6,727 subordinate voting shares (2 subordinate voting shares post reverse splits) to two directors following the vesting of RSU’s.

On April 27, 2023, the Company granted 43,847 RSU’s (14 RSU’s post reverse splits) to two directors, the RSUs will vest over one year.

On July 4, 2023, the Company issued 10,961 subordinate voting shares (3 subordinate voting shares post reverse splits) to two directors following the vesting of RSU’s.

On July 19, 2023 the Company issued 1,733,334 subordinate voting shares (537 subordinate voting shares post reverse splits) at a price of US$1.50 per share following the closing of an underwritten public offering with gross proceeds to the Company of approximately US$2.6 million, before deducting underwriting discounts and other estimated expenses paid by the Company.

F-54

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 13 – SHARE CAPITAL (continued)

On August 8, 2023, the Company granted 27,819 RSU’s (9 RSU’s post reverse splits) to two directors, the RSUs will vest over one year.

Stock options

The Company has a stock option plan to grant incentive stock options to directors, officers, employees and consultants. Under the plan, the aggregate number of subordinate voting shares that may be subject to option at any one time may not exceed 10% of the issued subordinate voting shares of the Company as of that date, including options granted prior to the adoption of the plan. The exercise price of these options is not less than the Company’s closing market price on the day prior to the grant of the options less the applicable discount permitted by the CSE. Options granted may not exceed a term of five years.

A summary of the stock options outstanding for the nine months ended September 30, 2024 are summarized as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding at January 1, 2023	190	4,554.3
Granted during the period	31	6,847.6
Exercised during the period	-	-

Outstanding at December 31, 2023	221	$4,877.3
Granted during the period	201	1,711.9
Cancelled during the period	(376)	3,451

Outstanding at September 30, 2024	46	2,648.6
Exercisable at September 30, 2024	46	$2,648.6

Additional information regarding stock options outstanding as of September 30, 2024, is as follows:

Outstanding		Exercisable
Number of stock options	Weighted average remaining contractual life (years)	Weighted Average Exercise Price	Number of stock options	Weighted Average Exercise Price

46	1.50	$2,648.6	46	$2,648.6

46	1.50	$2,648.6	46	$2,648.6

F-55

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 13 – SHARE CAPITAL (continued)

Details of the fair value of options granted and the assumptions used in the Black-Scholes option pricing model are as follows:

	2024	2023
Weighted average fair value of options granted	$0.57	$1.61
Risk-free interest rate	3.4%	3.76%
Estimated life (in years)	5	5
Expected volatility	108.75%	100.64%
Expected dividend yield	0%	0%

On January 10, 2024, the Company cancelled 565,000 stock options (175 stock options post reverse splits) that were previously granted to 4 directors of the Company.

On January 16, 2024, the Company granted 650,000 stock options (201 stock options post reverse splits) to a consultant of the Company, the stock options vest as follows: 150,000 on the date of the grant (46 post reverse splits) and 100,000 every month thereafter (31 post reverse splits) every month thereafter. On June 30, 2024 the Company cancelled the 650,000 stock options (201 stock options post reverse splits) that were previously granted to that consultant.

NOTE 14 – REVENUE AND DEFERRED REVENUE

	September 30, 2024	September 30, 2023
Software development	$592,016	$584,037
Software license	148,193	201,562
Software supports	30,321	38,464
Cloud hosting	37,659	41,237
Others	8,344	8,440
	$816,533	$873,740

The Company recognized revenues from contracts with customers in accordance with the following timing under IFRS 15:

	September 30, 2024	September 30, 2023
Revenue recognized over time	$668,340	$672,178
Revenue recognized at a point of time	148,193	201,562
	$816,533	$873,740

Deferred revenue represents contract liabilities for customer payments received related to services yet to be provided subsequent to the reporting date. Significant changes in deferred revenue are as follows:

	September 30, 2024	December 31, 2023
Deferred revenue, beginning	$131,794	$219,068
Customer payments received attributable to contract liabilities for unearned revenue	22,715	158,711
Revenue recognized from fulfilling contract liabilities	131,699	245,985
Deferred revenue, ending	$22,810	$131,794

F-56

FEMTO TECHNOLOGIES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in Canadian dollars)

(Unaudited)

NOTE 14 – REVENUE AND DEFERRED REVENUE (continued)

The Company derives significant revenues from one customer, which exceeds 10% of total revenues. Revenues earned from that customer were 72% of total revenues for the period ended September 30, 2024 (Nine months ended September 30, 2023 – 82%)

NOTE 15 – COST OF REVENUE

Cost of revenue incurred are comprised of the following:

	September 30, 2024	September 30, 2023
Salaries and benefits	$565,206	$385,072
Subcontractors	136,690	-
Software and other	28,265	32,306
Depreciation	891	1,095
	$731,052	$418,473

NOTE 16 – SUBSEQUENT EVENTS

On October 21, 2024, the Company effected a one (1) for seventeen (17) reverse stock split of its outstanding enhanced voting preference shares.

All enhanced voting preference shares information in these consolidated financial statements have been restated to reflect the reverse stock split on a retroactive basis.

F-57

FEMTO TECHNOLOGIES INC.

PRELIMINARY PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees.

Indemnification

Our articles of association provide that we may indemnify our directors, former directors, officers or former officers, any other person and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we may, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each of our directors and officers is deemed to have contracted with us on terms of the indemnity contained in our articles of association. In addition, the Registrant may indemnify any other person in accordance with the BCBCA.

We also have entered and intend to enter into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our articles of association. These agreements, among other things, to provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by such persons in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our articles of association and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the limitation of liability and indemnification provisions of our articles of association of incorporation, our articles of association and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which will be filed as an exhibit to this registration statement to which this prospectus forms a part.

The limitation of liability and indemnification provisions in our articles of association may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Subordinate Voting Shares being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 7. Recent Sales of Unregistered Securities.

Set forth below are all of the sales of our securities since our incorporation in March 2021, which were not registered under the Securities Act. We believe that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

On March 29, 2021, as part of the reverse takeover, we issued 18,015,883 Subordinate Voting shares (5,578 subordinate voting shares post reverse splits) to the former shareholders of BYND Israel in exchange for all of the issued and outstanding shares of BYND Israel.

On May 5, 2021, we announced that we completed a non-brokered private placement financing wherein wet raised C$522,410 through the issuance of 435,337 Subordinate Voting shares (135 subordinate voting shares post reverse splits) at a price of C$1.20 per share.

On July 5, 2021, we announced that we completed a non-brokered private placement financing wherein we raised C$1,840,000 through the issuance of 2,000,000 Subordinate Voting shares (619 subordinate voting shares post reverse splits) at a price of C$0.92 per share.

II-1

On August 16, 2021, 5,000 stock options were exercised to Subordinate Voting shares (2 subordinate voting shares post reverse splits) and on September 21, 2021, 55,000 stock options were exercised to Subordinate Voting shares (17 subordinate voting shares post reverse splits) for a total proceeds of C$49,200.

On October 4, 2021, we completed two non-brokered private placements financing wherein we raised C$2,500,000 through the issuance of 2,403,846 Subordinate Voting shares (744 subordinate voting shares post reverse splits) at a price of C$1.04 per share as well as 400,000 non-transferable share purchase warrants at an exercise price of C$1.30 per common share.

In connection with the second financing, we raised C$189,834 through the issuance of 94,917 Subordinate Voting shares (29 subordinate voting shares post reverse splits) at a price of C$2.00 per share.

On October 14, 2021, we completed a non-brokered private placement financing wherein we raised C$400,000 through the issuance of 200,000 Subordinate Voting shares (62 subordinate voting shares post reverse splits) at a price of C$2.00 per share.

On January 13, 2022, we completed a non-brokered private placement financing wherein we raised C$122,950 through the issuance of 40,983 Subordinate Voting shares (13 subordinate voting shares post reverse splits) at a price of C$3.00 per share.

On May 3, 2022, 150,000 stock options were exercised to Subordinate Voting shares (46 subordinate voting shares post reverse splits) for total proceeds of C$123,000.

On July 4, 2022 we issued 6,727 Subordinate Voting shares (2 subordinate voting shares post reverse splits) following the vesting of RSU’s.

On September 20, 2022 140,000 stock options were exercised to Subordinate Voting shares (43 subordinate voting shares post reverse splits) for a total proceeds of C$114,800.

On September 22, 2022, as part of the acquisition of Zigi Carmel, we issued 7,920,000 Subordinate Voting shares (2,452 subordinate voting shares post reverse splits) to the former shareholder of Zigi Carmel in exchange for all of the issued and outstanding shares of Zigi Carmel.

On October 3, 2022, we issued 6,727 Subordinate Voting shares (2 subordinate voting shares post reverse splits) to two directors following the vesting of RSU’s.

On October 5, 2022, we completed a non-brokered private placement financing wherein we raised C$616,570 through the issuance of 142,395 Subordinate Voting shares (44 subordinate voting shares post reverse splits) at a price of C$4.33 per share.

On January 3, 2023, we issued 6,727 Subordinate Voting shares (2 subordinate voting shares post reverse splits) to two directors following the vesting of RSU’s.

On April 3, 2023, we issued 6,727 Subordinate Voting shares (2 subordinate voting shares post reverse splits) to two directors following the vesting of RSU’s

On July 4, 2023, we issued 10,961 Subordinate Voting shares (3 subordinate voting shares post reverse splits) to two directors following the vesting of RSU’s.

On October 23, 2023, we issued 24,869 Subordinate Voting shares (8 subordinate voting shares post reverse splits) to two directors following the vesting of RSU’s.

On January 4, 2024, we issued 17,915 Subordinate Voting shares (6 subordinate voting shares post reverse splits) to two directors following the vesting of RSU’s.

On April 5, 2024, the Company issued 95 subordinate voting shares (6 subordinate voting shares post reverse split) to two directors following the vesting of RSU’s.

On April 5, 2024, the Company granted 1,180,000 RSUs (69,412 RSUs post reverse split) to directors and consultants of the Company, the RSUs vested immediately, and 1,180,000 subordinate voting shares (69,412 subordinate voting shares post reverse split) were issued on April 8, 2024.

On April 9, 2024, the Company granted 100,000 RSUs (5,882 RSUs post reverse split) to a consultant of the Company, the RSUs vested immediately, and 100,000 subordinate voting shares (5,882 subordinate voting shares post reverse split) were issued.

II-2

On May 27, 2024, pursuant to a Settlement Agreement Dated May 27, 2024 (the “Settlement Agreement”), the Company issued 450,000 subordinate voting shares (26,471 subordinate voting shares post reverse split) (valued at US$400,500) in settlement of a dispute with the co-owner of a farm following the Company’s decision to suspend the construction of a cannabis farm on that property. Under the Settlement Agreement, the shares are to be held in escrow by the Company until the earlier of (a) the third anniversary of the Settlement Agreement, or (b) the date on which the Company’s board of directors resolves not to construct the cannabis farm. The number of shares to be released is subject to adjustment in the event that the market price of the Company’s subordinate voting shares is lower than US$15.13 per share on the date of release.

On June 14, 2024, the Company issued 1,238,525 subordinate voting shares (72,854 subordinate voting shares post reverse split) to three directors following the vesting of RSU’s.

On June 19, 2024, the Company issued 23,543 subordinate voting shares (1,385 subordinate voting shares post reverse split) to directors and consultants of the Company following the vesting of RSU’s.

On July 16, 2024, the Company issued 28,000 subordinate voting shares (1,647 subordinate voting shares post reverse split) to a consultant following the vesting of RSU’s.

On September 20, 2024, the Company issued 75,000 enhanced voting preference shares (4,412 enhanced voting preference shares post reverse split) to its Chief Executive Officer. This new class of shares (enhanced voting preference shares) was created and the shares issued as approved by the Company’s shareholders on August 1, 2024.

On February 7, 2025, the Company issued 188,000 subordinate voting shares to directors and consultants of the Company following the vesting of RSU’s.

On February 28, 2025, the Company completed the sale of approximately $17 million of Common Shares and pre-funded and investor warrants at a price of $4.17 per Common Unit. The offering (the “Private Placement”) consisted of the sale of Common Units (or Pre-Funded Units), each consisting of (i) one Common Share or Pre-Funded Warrant, (ii) one Series A Warrant to purchase one Common Share per warrant (the “Series A Warrants”) and (iii) one Series B Warrant to purchase one Common Share per warrant (the “Series B Warrants”). The offering price per Common Unit was $4.17 (or $4.16999 for each Pre-Funded Unit, which is equal to the offering price per Common Unit sold in the offering minus an exercise price of $0.00001 per Pre-Funded Warrant). The Pre-Funded Warrants are immediately exercisable. The initial exercise price of each Series A Warrant is $5.21 per Common Share. The Series A Warrants are exercisable immediately and expire 60 months after the Release Date (as defined in the Purchase Agreement) and may be exercised on a cashless basis if there is not then an effective registration covering the resale of the Common Shares underlying the Series A Warrants. The number of securities issuable under the Series A Warrant is subject to adjustment as described in the Series A Warrant. The initial exercise price of each Series B Warrant is $12.51 per Common Share. They also include an alternative cashless exercise option, allowing the holder to exercise the Series B Warrant at any time and receive three Common Shares for each Common Share then underlying the Series B Warrant without additional consideration. The Series B Warrants are exercisable immediately and expire 30 months after the Release Date. The number of securities issuable under the Series B Warrant is subject to adjustment as described in the Series B Warrant. Aegis Capital Corp. (“Aegis”) acted as sole placement agent in connection with the offering. Pursuant to the terms of the Placement Agreement, Aegis agreed to use its best efforts to arrange for the sale of the securities in the offering. As compensation to the placement agent, the Company paid the placement agent placement commission equal to 15.0% of the aggregate gross proceeds from the offering. Aegis will also receive a fee of 10.0% of the proceeds from the cash exercise of any warrants currently outstanding or issued in the Placement, payable on exercise. In addition, the Company agreed to reimburse Aegis for certain out-of-pocket expenses, including reasonable legal fees and disbursements for its counsel.

Also, on February 26, 2025, the Company entered into an exchange agreement (the “Exchange Agreement”) with certain holders of tranches of warrants to purchase Common Shares previously issued by the Company in March 2024 and December 2023 (collectively, the “Old Warrants”). Under the Exchange Agreement, such holders agreed to exchange with the Company some of the outstanding Old Warrants for 2,503,726 new warrants (the “Exchange Warrants”) to purchase Common Shares, substantially similar to the Series B Warrants issued in the Private Placement. If the exercise price of the Exchange Warrants are adjusted to the floor of $0.76, up to 123,142,329 Warrant Shares would be issuance upon the exercise of the Exchange Warrants. As a result of the Exchange Agreement, Old Warrants that were exchanged were cancelled as of that date.

On September 20, 2024, the Company issued 75,000 Enhanced Voting Preference Shares (4,412 Enhanced Voting Preference Shares post reverse split) (the “Preference Shares”) to its Chief Executive Officer. The Preference Shares carry 50 votes per share but are without dividend rights.

None of the securities mentioned above were registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits. See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement (1)

2.1	Certificate of Amalgamation (2)

2.2	Business Combination Agreement (2)

2.3	First Amendment to Business Combination Agreement (2)

2.4	Second Amendment to Business Combination Agreement (2)

3.1	Notice of Articles of the Company (2)

3.2	Amended and Restated Articles of the Company (3)

3.3	Amended and Restated Articles of the Company

4.1	Form of March 2024 Series A Warrant (1)

4.2	Form of March 2024 Series B Warrant (1)

4.3	Form of March 2024 Pre-funded Warrant (1)

4.4	Form of Series A Warrant to Purchase Common Shares (4)

4.5	Form of Series B Warrant to Purchase Common Shares (4)

4.6	Form of PIPE Pre-funded Warrant to Purchase Common Shares (4)

5.1	Opinion of Owen Bird Law Corporation

10.1	Consulting Agreement dated June 29, 2021, by and between the Company and Yiftah Ben Yaackov (2)

10.4	License Assignment dated November 24, 2019, between Dalia Bzizinsky and B.Y.B.Y Investments and Promotions Ltd. (2)

10.5	Lease dated May 1, 2020, between Dalia Bzizinsky and Cannasoft Pharma Ltd. (2)

10.6	Trust Declaration dated as of October 1, 2020 (2)

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10.8	Escrow Agreement dated March 29, 2021 among the Company, Computershare Investor Services and certain stockholders (2)

10.10	Stock Option Plan (5)

10.12	Share Purchase Agreement dated September 18, 2022, by and between the Company and Carmel Zigdon (6)

10.13	Shareholders Rights Plan dated January 24, 2024, by and between the Company and Computershare Investor Services Inc. (7)

10.14	Form of Exchange Agreement (4)

10.15	Form of Securities Purchase Agreement (4)

10.16	Form of Registration Rights Agreement (4)

10.17	Form of Placement Agent Agreement (4)

16.1	Letter from Dale Matheson Carr -Hilton Labonte LLP (2)

16.2	Letter from BF Borgers CPA PC (8)

16.3	Letter from Reliant CPA PC (8)

21	List of subsidiaries of BYND Cannasoft Enterprises Inc. (5)

23.1	Consent of Reliant CPA PC.

99.1	Authorization for Dealing in Controlled Substances Issued by the Ministry of Health dated October 12, 2020 (2)

99.2	Cultivation Farm license (5)

99.3	License to deal with a Controlled Substance without Contact Issued by the Ministry of Health, Israeli Medical Cannabis Agency dated February 5, 2023 (6)

107	Filing Fee Table

(1)	Incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form F-1 filed March 7, 2024
(2)	Incorporated by reference to the Company’s Form 20-F/A filed on May 18, 2022.
(3)	Incorporated by reference to the Company’s Form 6-K filed on February 12, 2024
(4)	Incorporated by reference to the Company’s Form 6-K filed on February 28, 2025
(5)	Incorporated by reference to the Company’s Registration Statement on Form F-1 filed February 28, 2024
(6)	Incorporated by reference to the Company’s Annual Report on Form 20-F filed on April 27, 2023
(7)	Incorporated by reference to the Company’s Form 6-K filed on January 24, 2023
(8)	Incorporated by reference to the Company’s Form 6-K filed on January 17, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in British Columbia, Canada on this 12th day of March 2025.

FEMTO TECHNOLOGIES INC.

By:	/s/ Yftah Ben Yaackov
Yftah Ben Yaackov, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yftah Ben Yaackov	Chief Executive Officer	March 12, 2025
Yftah Ben Yaackov	(Principal Executive Officer)

/s/ Gabi Kabazo	Chief Financial Officer and Director	March 12, 2025
Gabi Kabazo	(Principal Financial and Accounting Officer)

/s/ Marcel (Moti) Maram	Director	March 12, 2025
Marcel (Moti) Maram

/s/ Avner Tal	Director	March 12, 2025
Avner Tal

/s/ Stefania Szabo	Director	March 12, 2025
Stefania Szabo

/s/ Harold Wolkin	Director	March 12, 2025
Harold Wolkin

/s/ Niv Shirazi	Director	March 12, 2025
Niv Shirazi

/s/ Carmel Zigdon	Director	March 12, 2025
Carmel Zigdon

/s/ Mor Bzizinsky	Director	March 12, 2025
Mor Bzizinsky

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Registration Statement on Form F-1 to be signed by the undersigned, thereunto duly authorized, on March 12, 2025.

Puglisi & Associates

Authorized U.S. Representative

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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